Exhibit 10.1

HANDLEMAN COMPANY

AND CERTAIN BORROWING SUBSIDIARIES

CREDIT AGREEMENT

dated as of November 22, 2005

THE BANKS NAMED HEREIN

LASALLE BANK MIDWEST NATIONAL ASSOCIATION, as Agent

KEYBANK NATIONAL ASSOCIATION, as a Co-Syndication Agent

COMERICA BANK, as a Co-Syndication Agent

US BANK, N.A., as a Co-Syndication Agent

and

NATIONAL CITY BANK OF THE MIDWEST, as Documentation Agent

I.	DEFINITIONS

	1.1	Certain Definitions	1
	1.2	Other Definitions; Rules of Construction	14

II.	THE COMMITMENTS, THE SWINGLINE FACILITY AND THE ADVANCES		15

	2.1	Commitment of the Banks and the Swingline Facility	15
	2.2	Minimum Amounts; Limitation on Number of Borrowings	17
	2.3	Effect on Commitments	18
	2.4	Termination and Reduction of Commitments	18
	2.5	Fees	18
	2.6	Disbursement of Advances	19
	2.7	Conditions for First Disbursement	21
	2.8	Further Conditions for Disbursement	23
	2.9	Subsequent Elections as to Borrowings	23
	2.10	Limitation of Requests and Elections	24

III.	PAYMENTS AND PREPAYMENTS		25

	3.1	Principal Payments	25
	3.2	Interest Payments	26
	3.3	Letter of Credit Reimbursement Payments	27
	3.4	Payment Method	29
	3.5	No Setoff or Deduction	30
	3.6	Payment on Non-Business Day; Payment Computations	30
	3.7	Additional Costs	30
	3.8	Illegality and Impossibility	32
	3.9	Indemnification	32
	3.10	Tax Documents	33
	3.11	Applicable Lending Office	33
	3.12	Substitution of Bank	34

IV.	REPRESENTATIONS AND WARRANTIES		35

	4.1	Corporate Existence and Power	35
	4.2	Corporate Authority	35
	4.3	Binding Effect	35
	4.4	Subsidiaries	34
	4.5	Litigation	35
	4.6	Financial Condition	35
	4.7	Use of Loans	35
	4.8	Consents, Etc.	35
	4.9	Taxes	36
	4.10	Title to Properties	36
	4.11	ERISA	36
	4.12	Environmental and Safety Matters	36

i

	4.13	Borrowing Base		38
	4.14	Investment Company Act		38
	4.15	Public Utility Holding Company Act		38
	4.16	Solvency, etc.		38
	4.17	Intellectual Property		38
	4.18	Burdensome Obligations		38
	4.19	Labor Matters		39
	4.20	No Default		39
	4.21	Related Transactions		39

V.	COVENANTS			40

	5.1	Affirmative Covenants		40

		(a)	Preservation of Corporate Existence, Etc.	40
		(b)	Compliance with Laws, Etc.	40
		(c)	Maintenance of Properties; Insurance	40
		(d)	Reporting Requirements	41
		(e)	Accounting; Access to Records, Books, Etc.	42
		(f)	Guaranties	42
		(g)	Further Assurances	42

	5.2	Negative Covenants		43

		(a)	Debt Service Coverage Ratio	43
		(b)	Leverage Ratio	43
		(c)	Net Worth	43
		(d)	Borrowing Base	43
		(e)	Liens	43
		(f)	Merger; Etc.	44
		(g)	Disposition of Assets, Etc.	44
		(h)	Acquisitions	45
		(i)	Nature of Business	45
		(j)	Investments, Loans and Advances	45
		(k)	Limitations on Restrictive Agreements	46
		(l)	Payments and Modification of Debt	46
		(m)	Additional Covenants	47
		(n)	Indebtedness and Contingent Liabilities	47
		(o)	Transactions with Affiliates	48
		(p)	Dividends, Redemptions and Other Distributions	48

VI.	DEFAULT			48

	6.1	Events of Default		48
	6.2	Remedies		51

VII.	THE AGENT AND THE BANKS			51

	7.1	Appointment and Authorization		51
	7.2	Agent and Affiliates		52

	7.3	Delegation of Duties	52
	7.4	Exculpation of Agent	52
	7.5	Reliance by Agent	52
	7.6	Notice of Default	53
	7.7	Credit Decision	53
	7.8	Indemnification	54
	7.9	Agent in Individual Capacity	54
	7.10	Successor Agent	54
	7.11	Collateral Matters	55
	7.12	Agent May File proofs of Claim	55
	7.13	Other Agents; Arrangers and Managers	55
	7.14	Sharing of Payments	56

VIII.	GUARANTY		57

	8.1	Guarantee of Obligations	57
	8.2	Nature of Guaranty	57
	8.3	Waivers and Other Agreements	57
	8.4	Obligations Absolute	58
	8.5	No Investigation by Banks or Agent	58
	8.6	Indemnity	58
	8.7	Subordination, Subrogation, Etc.	59

IX.	MISCELLANEOUS		59

	9.1	Amendments, Etc.	59
	9.2	Notices	60
	9.3	No Waiver By Conduct; Remedies Cumulative	60
	9.4	Reliance on and Survival of Various Provisions	60
	9.5	Expenses	61
	9.6	Successors and Assigns	62
	9.7	Counterparts	64
	9.8	Governing Law; Consent to Jurisdiction	64
	9.9	Table of Contents and Headings	65
	9.10	Construction of Certain Provisions	65
	9.11	Integration and Severability	65
	9.12	Independence of Covenants	65
	9.13	Interest Rate Limitation	65
	9.14	Margin Stock	65
	9.15	Joint Obligations; Contribution Rights; Savings Clause	65
	9.16	Confidentiality	67
	9.17	Waiver of Jury Trial	67
	9.18	Customer Identification – USA Patriot Act Notice	67

EXHIBITS

	Exhibit A	Guaranty
	Exhibit B	Revolving Credit Note
	Exhibit C	Swingline Note
	Exhibit D	Request for Advance
	Exhibit E	Opinion of Counsel
	Exhibit F	Request for Continuation or Conversion of Revolving Credit Loan
	Exhibit G	Assignment and Acceptance

SCHEDULES

	Schedule 1	Commitments
	Schedule 4.4	Subsidiaries
	Schedule 4.5	Litigation
	Schedule 4.12	Environmental Matters
	Schedule 5.2(e)	Liens
	Schedule 5.2(j)	Investments
	Schedule 5.2(n)	Indebtedness

Execution Copy

THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of November 22, 2005 (as amended or modified from time to time, this “Agreement”), is by and among HANDLEMAN COMPANY, a Michigan corporation (the “Company”), each of the Subsidiaries of the Company designated in Section 1.1 as a Borrowing Subsidiary (individually, a “Borrowing Subsidiary” and, collectively, the “Borrowing Subsidiaries”) (the Company and the Borrowing Subsidiaries may each be referred to as a “Borrower” and, collectively, as the “Borrowers”), the lenders party hereto from time to time, (the “Banks” and individually, a “Bank”), LASALLE BANK MIDWEST NATIONAL ASSOCIATION, formerly known as Standard Federal Bank, N.A., as administrative agent for the Banks (in such capacity, the “Agent”), KEYBANK NATIONAL ASSOCIATION, as a co-syndication agent (in such capacity, a “Co-Syndication Agent”), COMERICA BANK, as co-syndication agent (in such capacity, a “Co-Syndication Agent”), US BANK, N.A., as a co-syndication agent (in such capacity, a “Co-Syndication Agent”) and NATIONAL CITY BANK OF THE MIDWEST, as documentation agent (in such capacity, the “Documentation Agent”).

INTRODUCTION

A. The Borrowers, the Banks and the Agent are parties to a Credit Agreement dated as of August 8, 2001, as amended (the “Existing Credit Agreement”).

B. The Company has requested that the Banks and the Agent amend and restate the Existing Credit Agreement as herein provided, and the Banks and the Agent are willing to amend and restate the Existing Credit Agreement strictly in accordance with the terms and conditions set forth herein.

In consideration of the premises and of the mutual agreements herein contained, the parties hereto agree that the Existing Credit Agreement shall be amended and restated as follows:

ARTICLE I.

DEFINITIONS

1.1 Certain Definitions. As used herein the following terms shall have the following respective meanings:

“Acquisition” shall mean any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Company or any of its Subsidiaries (i) acquires any going business or all, substantially all or any substantial portion of the assets of any Person or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the Capital Stock of any Person.

“Adjusted EBITDA” of any person shall mean, for any period, the Adjusted Net Income of such person for such period plus, without duplication (a) Net Interest Expense, (b) to the extent deducted in the computation of such Net Income, federal, state and local income taxes and other equivalent taxes, including the Michigan single business tax, and (c) to the extent deducted in the computation of such Net

Income, depreciation and amortization expense, including without limitation recoupment of license expense, all as determined in accordance with Generally Accepted Accounting Principles.

“Adjusted Net Income” of any person shall mean, for any period, the Net Income of such Person for such period excluding, to the extent included in determining such Net Income, each of the following, without duplication: (i) gains or non-cash losses from the sale, exchange, transfer or other disposition of property or assets not in the ordinary course of business and related tax effects in accordance with Generally Accepted Accounting Principles, (ii) any other extraordinary or non-recurring gains or other income not from the continuing operation of such person and related tax effects in accordance with Generally Accepted Accounting Principles and (iii) the income of any Subsidiary of such person to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted and the income attributable to any minority interests.

“Advance” shall mean any Loan and any Letter of Credit Advance.

“Affiliate” when used with respect to any person shall mean any other person which, directly or indirectly, controls or is controlled by or is under common control with such person. For purposes of this definition “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), with respect to any person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

“Applicable Lending Office” shall mean, with respect to any Advance made by any Bank or with respect to such Bank’s Commitment, the office or branch of such Bank or of any Affiliate of such Bank located at the address specified as the applicable lending office or branch for such Bank set forth next to the name of such Bank in the signature pages hereof or any other office or Affiliate of such Bank or of any Affiliate of such Bank hereafter selected and notified to the Company and the Agent by such Bank.

“Applicable Margin” shall mean, with respect to any Application Period, the per annum rate set forth below based upon the Leverage Ratio for the Determination Period, provided that as of the Effective Date the Applicable Margin for Eurocurrency Rate Loans and Letter of Credit fees under Section 2.5(b)(i) is 1.450%, the Applicable Margin for Floating Rate Loans is 0.250% and the Applicable Margin for facility fees under Section 2.5(a) is 0.300%:

Leverage Ratio	Facility Fees under Section 2.5(a)	Floating Rate Loans	Eurocurrency Rate Loans and Letter of Credit Fee Under Section 2.5(b)(i)
< 0.50	0.175%	0.000%	0.575%

≥ 0.50 but < 1.00	0.200%	0.000%	0.800%

≥ 1.00 but < 1.50	0.225%	0.000%	1.025%

≥ 1.50 but < 2.00	0.250%	0.000%	1.250%

≥ 2.00 but < 2.50	0.300%	0.250%	1.450%

≥ 2.50	0.350%	0.500%	1.650%

“Application Period” shall mean a period commencing with and including the 60th day after the end of the most recently completed fiscal quarter of the Company to and including the 59th day after the end of the next following fiscal quarter of the Company or the next succeeding Business Day.

“Assignment and Acceptance” is defined in Section 9.6(d).

“Bank Obligations” shall mean all indebtedness, obligations and liabilities, whether now owing or hereafter arising, direct, indirect, contingent or otherwise, of the Borrowers to the Agent or any Bank pursuant to the Loan Documents.

“Borrowing” shall mean the aggregation of Advances made to any Borrower, or continuations and conversions of such Advances, made pursuant to Article II on a single date and for a single Interest Period. A Borrowing may be referred to for purposes of this Agreement by reference to the type of Loan comprising the relating Borrowing, e.g., a “Floating Rate Borrowing” if such Loans are Floating Rate Loans or a “Eurocurrency Rate Borrowing” if such Loans are Eurocurrency Rate Loans.

“Borrowing Base” shall mean, as of any date, the sum of (a) 80% of the net accounts receivable of the Company, each Foreign Subsidiary which is a Guarantor and organized under the laws of the United Kingdom or Canada and each Domestic Subsidiary which are not subject to any Lien as of such date other than Liens permitted by Section 5.2(e)(i) or (ii), less the amount of any Priority Liens on such net accounts receivable, and (b) 100% of the cash and cash equivalents of the Company, each Foreign Subsidiary which is a Guarantor and organized under the laws of the United Kingdom or Canada and each Domestic Subsidiary which are not subject to any Lien as of such date other than Liens permitted by Section 5.2(e)(i) or (ii), less the amount of any Priority Liens on such cash and cash equivalents, all as determined on a consolidated basis in accordance with Generally Accepted Accounting Principles; provided that the aggregate amount included in the Borrowing Base with respect to the net accounts receivable and cash and cash equivalents of any Foreign Subsidiary which is a Guarantor shall not exceed the amount of the Guaranty of such Foreign Subsidiary if such Guaranty is limited in amount.

“Borrowing Subsidiary” shall mean any Subsidiary of the Company or any other person upon request by the Company to the Agent for designation of such Subsidiary or person as a “Borrowing Subsidiary” hereunder so long as (a) the Required Banks consent to such designation, (b) the Company guarantees the obligations of such new Borrowing Subsidiary pursuant to the terms of Article VIII hereof and each Guarantor guarantees the obligations of such new Borrowing Subsidiary pursuant to a Guaranty, (c) such new Borrowing Subsidiary delivers all corporate or organizational documents, legal opinions and authorizing resolutions reasonably requested by the Agent, and (d) the Borrowers and such new Borrowing Subsidiary shall execute a joinder agreement in form acceptable to the Agent adding such new Borrowing Subsidiary as a party to this Agreement and take such other actions reasonably requested by Agent.

“British Pounds Sterling” or “£” shall mean the lawful currency of the United Kingdom.

“Business Day” shall mean a day other than a Saturday, Sunday or other day on which (a) the Agent is not open to the public for carrying on substantially all of its banking functions or (b) if such reference relates to the date for payment or purchase of any amount denominated in any currency other than Dollars, banks are not generally open to the public for carrying on substantially all of their banking functions in the principal financial center of the country issuing such currency.

“Canadian Borrower” shall mean Handleman Company of Canada Limited, or such other Subsidiary Borrower which is organized under the laws of Canada or any political subdivision thereof and is approved by the Agent.

“Canadian Dollars” or “CDN$” shall mean the lawful currency of Canada.

“Canadian Prime Rate” shall mean the greater of (a) the Swingline Canadian Bank’s cost of funds (as determined by the Swingline Canadian Bank in accordance with its customary practice), plus 1.50% and (b) on any day a fluctuating rate per annum equal to the rate of interest designated by the Swingline Canadian Bank from time to time as its “Canadian Prime Rate”; provided that in no event shall the Canadian Prime Rate be less than the market bid rate determined by the Swingline Canadian Bank as the average of the bid rates for 30 day Canadian dollar bankers’ acceptances that appear on the Reuters Screen CDOR Page at 10:00 a.m. (Toronto time) on the applicable day plus one and one half percent (1.50%) per annum. The Canadian Prime Rate is not necessarily the lowest rate of interest charged by the Swingline Canadian Bank in connection with extensions of credit. Changes in the rate of interest on Canadian Prime Rate Loans shall take effect simultaneously with each change in the Canadian Prime Rate. The applicable Canadian Prime Rate shall be determined by the Swingline Canadian Bank in its sole judgment, and such determination shall be conclusive absent manifest error.

“Canadian Statutory Claims” means Liens or statutory right or claim on any assets of a Foreign Subsidiary which is organized under the laws of Canada or any of its political subdivisions in favor of a Canadian governmental authority securing amounts due and payable for, without intending to be limiting, vacation pay, worker’s compensation, unemployment insurance, pension plan contributions, employee or non-resident withholding tax source deductions, unremitted sales taxes, realty taxes (including utility charges and business taxes which are collectible like realty taxes), customs duties or similar statutory obligations under Canadian law.

“Capital Lease” of any person shall mean any lease which, in accordance with Generally Accepted Accounting Principles, is or should be capitalized on the books of such person.

“Capital Stock” shall mean (i) in the case of any corporation, all capital stock and any securities exchangeable for or convertible into capital stock and any warrants, rights or other options to purchase or otherwise acquire capital stock or such securities or any other form of equity securities, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder.

“Commitment” shall mean, with respect to each Bank, the commitment of each such Bank to make Revolving Credit Loans and to participate in Letter of Credit Advances and Swingline Loans made through the Agent pursuant to Section 2.1, in amounts not exceeding in aggregate principal amount outstanding at any time the respective commitment amount for each such Bank set forth for such Bank on Schedule 1 hereto or otherwise established pursuant to Section 9.1 or 9.6, as such amounts may be reduced from time to time pursuant to Section 2.4.

“Consolidated” or “consolidated” shall mean, when used with reference to any financial term in this Agreement, the aggregate for two or more persons of the amounts signified by such term for all such persons determined on a consolidated basis in accordance with Generally Accepted Accounting Principles.

“Contingent Liabilities” of any person shall mean, as of any date, all obligations of such person or of others for which such person is contingently liable, as obligor, guarantor, surety or in any other capacity, or in respect of which obligations such person assures a creditor against loss or agrees to take any action to prevent any such loss (other than endorsements of negotiable instruments for collection in the ordinary course of business), including without limitation all reimbursement obligations of such person in respect of any letters of credit, surety bonds or similar obligations and all obligations of such person to advance funds to, or to purchase assets, property or services from, any other person in order to maintain the financial condition of such other person.

“Crave” shall mean Crave Entertainment Group, Inc., a California corporation.

“Crave Acquisition Agreement” shall mean the Securities Purchase Agreement dated October 18, 2005, among the Company and the shareholders, option holders and warrant holders of Crave.

“Debt Service Coverage Ratio” shall mean, as of any date, the ratio of (a) the consolidated Adjusted EBITDA for the Company and its Subsidiaries, less capital expenditures, license advances and acquired rights, as calculated on a consolidated basis for the four most recently ended consecutive fiscal quarters of the Company, to (b) the sum of the consolidated Net Interest Expense of the Company and its Subsidiaries, as calculated on a consolidated basis for the same four fiscal quarters, plus the current maturities of all Indebtedness of the Company and its Subsidiaries as of such date.

“Default” shall mean any of the events or conditions described in Section 6.1 which might become an Event of Default with notice or lapse of time or both.

“Defaulting Bank” shall mean any Bank that fails to make available to the Agent such Bank’s Loans required to be made hereunder or shall have not made a payment required to be made to the Agent hereunder. Once a Bank becomes a Defaulting Bank, such Bank shall continue as a Defaulting Bank until such time as such Defaulting Bank makes available to the Agent the amount of such Defaulting Bank’s Loans and all other amounts required to be paid to the Agent pursuant to this Agreement.

“Determination Date” shall mean, with respect to any Application Period, the last day of the Determination Period for such Application Period.

“Determination Period” shall mean, with respect to any Application Period, the period of four consecutive fiscal quarters of the Company ending with the fiscal quarter ending immediately preceding such Application Period.

“Disqualified Stock” shall mean any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part prior to a date one year after the Termination Date.

“Dollars” and “$” shall mean the lawful money of the United States of America.

“Domestic Subsidiary” shall mean each present and future Subsidiary of the Company which is not a Foreign Subsidiary.

“Effective Date” shall mean the effective date specified in the final paragraph of this Agreement.

“Environmental Laws” at any date shall mean all provisions of law, statute, ordinances, rules, regulations, judgments, writs, injunctions, decrees, orders, awards and standards which are applicable to any Borrower or any Subsidiary and promulgated by the government of the United States of America or any foreign government or by any state, province, municipality or other political subdivision thereof or therein or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning the protection of, or regulating the discharge of substances into, the environment.

“Equivalent” of an amount of one currency (the “first currency”) denominated in another currency (the “second currency”), as of any date of determination, shall mean the amount of the second currency which could be purchased with the amount of the first currency at the spot or other relevant rate of exchange quoted by the Agent at approximately 11:00 a.m. on such date.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations thereunder.

“ERISA Affiliate” shall mean, with respect to any person, any trade or business (whether or not incorporated) which, together with such person or any Subsidiary of such person, would be treated as a single employer under Section 414 of the Code.

“Euro” and/or “EUR” shall mean the Euro referred to in Council Regulation (EC) No. 1103/97 dated June 17, 1997 passed by the Council of the European Union, or, if different, the then lawful currency of the member states of the European Union that participate in the third stage of Economic and Monetary Union.

“Eurocurrency Base Rate” applicable to any Interest Period shall mean, the rate per annum obtained by dividing (a) the per annum rate of interest at which deposits in the Permitted Currency in which such Eurocurrency Rate Loan is to be denominated for such Interest Period and in an aggregate amount comparable to the amount of the related Eurocurrency Rate Loan to be made by the Agent in its capacity as a Bank hereunder are offered to the Agent by other prime banks in the applicable interbank market selected by the Agent in its reasonable discretion, at approximately 11:00 a.m. London time, on the second

Eurocurrency Business Day prior to the first day of such Interest Period, as displayed in the Bloomberg Financial Markets system (or other authoritative source selected by the Agent in its sole discretion) or, if the Bloomberg Financial Markets system or another authoritative source is not available, as the Eurocurrency Base Rate is otherwise determined by the Agent in its sole and absolute discretion, by (b) a number determined by subtracting from 1.00 the then stated maximum reserve percentage for determining reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D), such rate to remain fixed for such Interest Period; plus, in each case, all other applicable costs, expenses and reserves (including without limitation the cost of compliance with any existing requirements of the Bank of England Act of 1998 and/or Bank of England and/or the Financial Services Authority to place non-interest bearing or special deposits with the Bank of England and/or pay fees to the Financial Services Authority in connection with advances denominated in British Pounds Sterling) for any Eurocurrency Advance denominated in any Optional Currency; such sum to be rounded up, if necessary, to the nearest whole multiple of one one-hundredth of one percent (1/100 of 1%). The Agent’s determination of the Eurocurrency Base Rate shall be conclusive, absent manifest error.

“Eurocurrency Business Day” shall mean, with respect to any Eurocurrency Rate Loan, a day which is both a Business Day and a day on which dealings in Dollar deposits or the relevant Permitted Currency are carried out in the relevant interbank market.

“Eurocurrency Rate” shall mean, with respect to any Eurocurrency Rate Loan for any Interest Period or portion thereof, the per annum rate that is equal to the sum of (a) the Applicable Margin, plus (b) the Eurocurrency Base Rate; which Eurocurrency Rate shall change simultaneously with any change in such Applicable Margin.

“Eurocurrency Rate Loan” shall mean any Loan which bears interest at the Eurocurrency Rate.

“Event of Default” shall mean any of the events or conditions described in Section 6.1.

“Existing Credit Agreement” is defined in the introduction to this Agreement.

“Federal Funds Rate” shall mean the per annum rate that is equal to the per annum rate established and announced by the Agent from time to time as the opening federal funds rate paid or payable by the Agent in its regional federal funds market for overnight borrowings from other banks; as conclusively determined by the Agent, absent manifest error, such rate to be rounded up, if necessary, to the nearest whole multiple of one one-hundredth of one percent (1/100 of 1%), which Federal Funds Rate shall change simultaneously with any change in such announced rates.

“Financial Officer” shall mean any of the chief financial officer, vice president – controller, treasurer or assistant treasurer of the Company.

“Floating Rate” shall mean the per annum rate equal to the sum of (a) the Applicable Margin plus (b) for Loans other than Swingline Canadian Loans, the greater of (i) the Prime Rate in effect from time to time, and (ii) the sum of one-half of one percent (1/2 of 1%) per annum plus the Federal Funds Rate in effect from time to time and, for Swingline Canadian Loans, the Canadian Prime Rate; which

Floating Rate shall change simultaneously with any change in such Applicable Margin, Prime Rate, Federal Funds Rate or Canadian Prime Rate, as the case may be.

“Floating Rate Loan” shall mean any Revolving Credit Loan which bears interest at the Floating Rate.

“Foreign Subsidiary” shall mean each Subsidiary organized under the laws of a jurisdiction outside of the United States of America.

“Generally Accepted Accounting Principles” shall mean generally accepted accounting principles (as adopted in the United States) in effect from time to time and applied on a basis consistent with that reflected in the financial statements referred to in Section 4.6.

“Guaranties” shall mean the guaranty entered into by the Company for the benefit of the Agent and the Banks pursuant to Article VIII of this Agreement and guaranties entered into by each of the Guarantors for the benefit of the Agent and the Banks pursuant to Section 5.1(f) in substantially the form of Exhibit A hereto, as amended or modified from time to time, together with any joinders thereto and any other guaranty executed at any time by any Guarantor, in each case in form and substance acceptable to the Agent and the Required Banks. The Agent is authorized to execute any of the foregoing on behalf of the Banks.

“Guarantor” shall mean each present and future Subsidiary of the Company required to execute a Guaranty under Section 5.1(f) or otherwise entering into a Guaranty from time to time and the Company (as a Guarantor under Article VIII hereof); provided that, notwithstanding anything herein to the contrary, only Domestic Subsidiaries which are Guarantors shall be considered Guarantors for purposes of Article V of this Agreement and the interpretation of all the covenants and other terms and provisions of Article V of this Agreement, provided further that the foregoing shall not limit the obligations of any Guarantor under its Guaranty.

“Hedging Agreement” shall mean any interest rate, currency or commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.

“Hedging Obligation” shall mean, with respect to any Person, any liability of such Person under any Hedging Agreement. The amount of any Person’s obligation in respect of any Hedging Obligation shall be deemed to be the obligation that would be reflected in the financial statements of such Person in accordance with Generally Accepted Accounting Principles.

“Indebtedness” of any person shall mean, as of any date, (a) all obligations of such person for borrowed money and similar obligations, (b) all obligations of such person as lessee under any Capital Lease, (c) the unpaid purchase price for goods, property or services acquired by such person, except for accounts payable arising in the ordinary course of business, (d) all obligations of such person to purchase goods, property or services where payment therefor is required regardless of whether delivery of such goods or property or the performance of such services is ever made or tendered (generally referred to as “take or pay contracts”), other than obligations incurred in the ordinary course of business, (e) all obligations of such person in respect of any interest rate or currency swap, rate cap or other similar transaction (valued in an amount equal to the highest termination payment, if any, that would be payable by such person upon termination for any reason on the date of determination), and (f) all obligations of others similar in character to those described in clauses (a) through (e) of this definition for which such person is contingently liable, as obligor, guarantor, surety or in any other capacity, or in respect of which obligations such person assures a creditor against loss or agrees to take any action to prevent any such loss (other than endorsements of negotiable instruments for collection in the ordinary course of business), including without limitation all reimbursement obligations of such person in respect of letters of credit, surety bonds or similar obligations and all obligations of such person to advance funds to, or to purchase assets, property or services from, any other person in order to maintain the financial condition of such other person. Notwithstanding the foregoing, clause (f) shall not include (i) obligations or guarantees owing or guaranteed by any Subsidiary or the Company to or for the benefit of any other Subsidiary or the Company, or (ii) Unfunded Benefit Liabilities.

“Interest Payment Date” shall mean (a) with respect to any Eurocurrency Rate Loan, the last day of each Interest Period with respect to such Eurocurrency Rate Loan and, in the case of any Interest Period exceeding three months, those days that occur during such Interest Period at intervals of three months after the first day of such Interest Period, and (b) in all other cases, the last Business Day of each month occurring after the date hereof, commencing with the first such Business Day occurring after the date of this Agreement.

“Interest Period” shall mean, with respect to any Eurocurrency Rate Loan, the period commencing on the day such Eurocurrency Rate Loan is made or converted to a Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter, as any Borrower may elect under Section 2.6 or 2.9, and each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the date one, two, three or six months thereafter, as any Borrower may elect under Section 2.6 or 2.9, provided, however, that (a) any Interest Period which commences on the last Eurocurrency Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Eurocurrency Business Day of the appropriate subsequent calendar month, (b) each Interest Period which would otherwise end on a day which is not a Eurocurrency Business Day shall end on the next succeeding Eurocurrency Business Day or, if such next succeeding Eurocurrency Business Day falls in the next succeeding calendar month, on the next preceding Eurocurrency Business Day, and (c) no Interest Period which would end after the Termination Date shall be permitted.

“LaSalle” shall mean LaSalle Bank Midwest National Association, a national banking association.

“Letter of Credit” shall mean a standby letter of credit, having a stated expiry date not later than twelve months after the date of issuance (provided that any such letter of credit may provide for the renewal thereof for additional twelve month periods with the consent of the Agent) and in any event not later than the twenty fifth Business Day before the Termination Date, issued by the Agent on behalf of the Banks for the account of any Borrower under an application and related documentation acceptable to the Agent requiring, among other things, immediate reimbursement by such Borrower to the Agent in respect of all drafts or other demands for payment honored thereunder and all expenses paid or incurred by the Agent relative thereto.

“Letter of Credit Advance” shall mean any issuance of a Letter of Credit under Section 2.6 made pursuant to Section 2.1 in which each Bank acquires a pro rata risk participation pursuant to Section 2.6(d).

“Letter of Credit Documents” shall have the meaning ascribed thereto in Section 3.3(b).

“Leverage Ratio” shall mean, as of any date, the ratio of (a) Total Debt as of such date to (b) the consolidated Adjusted EBITDA of the Company and its Subsidiaries for the four most recently ended consecutive fiscal quarters of the Company.

“Lien” shall mean any pledge, assignment, deed of trust, hypothecation, mortgage, security interest, conditional sale or title retaining contract, financing statement filing, or any other type of lien, charge, encumbrance or other similar claim or right.

“Loan” shall mean any Revolving Credit Loan or Swingline Loan, as the context may require.

“Loan Documents” shall mean this Agreement, the Notes, the Letter of Credit Documents, the Guaranties and any other agreement, instrument, certificate or document executed at any time in connection with this Agreement.

“Loan Parties” shall mean each Borrower and Guarantor.

“Margin Stock” shall mean “margin stock” as defined in Regulations U or X or “marginable OTC stock” or “foreign margin stock” within the meaning of Regulation T or X.

“Material Adverse Change” shall mean any event, development or circumstance that has had or would be reasonably likely to have a material adverse effect on (a) the business, assets, property, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole or (b) the validity or enforceability of any Loan Document or the rights and remedies of the Agent and the Banks thereunder.

“Material Subsidiary” shall mean, at any date of determination, any Subsidiary of the Company that, together with its Subsidiaries, (a) for the most recent fiscal quarter of the Company or the most recent four consecutive fiscal quarters of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Subsidiaries or (b) as of the end of the most recently ended fiscal quarter of the Company, was the owner of more than 10% of the consolidated assets of the Company and its Subsidiaries.

“Multiemployer Plan” shall mean any “multiemployer plan” as defined in Section 4001(a)(3) of ERISA or Section 414(f) of the Code.

“Net Cash Proceeds” shall mean, in connection with any sale of assets, the cash proceeds received by the Company from such sale and any cash received in respect of any non-cash proceeds from such sale, but only as and when received, in all cases net of all attorneys’ fees, accountants’ fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such sale (other than any Lien in favor of the Agent for the benefit of the Agent and the Banks) and other fees incurred in connection therewith, net of all Indebtedness and other liabilities and obligations incurred by the Company or any of its Subsidiaries, other than any such liabilities and obligations which are incurred in the ordinary course of business and not in excess of fair market value, in connection with such sale and net of taxes and other liabilities paid or reasonably estimated to be payable as a result thereof.

“Net Income” of any person shall mean, for any period, the net income (or loss) of such person for such period taken as a single accounting period, determined in accordance with Generally Accepted Accounting Principles.

“Net Interest Expense” of any person shall mean, for any period, all interest paid or payable by such person during such period, minus any interest income for such period.

“Net Worth” of any person shall mean, as of any date, the amount of any preferred stock, paid in capital and similar equity accounts plus (or minus in the case of a deficit) the capital surplus and retained earnings of such person and the amount of any foreign currency translation adjustment account shown as a capital account of such person.

“Notes” shall mean the Revolving Credit Notes and the Swingline Note; “Note” shall mean any Revolving Credit Note or the Swingline Note.

“Obligations” shall mean all obligations (monetary (including post-petition interest, allowed or not) or otherwise) of any Loan Party under this Agreement and any other Loan Document including attorney fees and costs and any reimbursement obligations of each Loan Party in respect of Letters of Credit, all Hedging Obligations permitted hereunder which are owed to any Bank or its Affiliate or Agent, all in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

“Optional Currency” shall mean any currency which is freely transferable and convertible into Dollars and acceptable to all the Banks; provided, that, subject to the terms of this Agreement (including without limitation Sections 3.5 and 3.8), (a) Euros and British Pounds Sterling (so long as Euros and British Pounds Sterling are freely available, freely transferable and freely convertible into Dollars) shall be deemed acceptable to the Banks and (b) with respect to any Swingline Canadian Loans, Canadian Dollars (so long as Canadian Dollars are freely available, freely transferable and freely convertible into Dollars) or any other currency acceptable to the Agent that is freely available, freely transferable and freely convertible into Dollars and agreed to by the Swingline Canadian Bank.

“Original Dollar Amount” shall mean, with respect to any Loan, the Equivalent in Dollars of the original principal amount of such Loan specified in the related request therefor given by any Borrower pursuant to Section 2.6(a) as such amount is reduced by payments of principal made in respect of such Loan in Dollars (or the Equivalent in Dollars of the amount thereof in the case of a payment made in the Optional Currency in which such Loan is denominated) and (b) as such amount is adjusted pursuant to Section 3.1(e).

“Overdue Rate” shall mean (a) in respect of principal of Floating Rate Loans, a rate per annum that is equal to the sum of two percent (2%) per annum plus the Floating Rate, (b) in respect of principal of Eurocurrency Rate Loans, a rate per annum that is equal to the sum of two percent (2%) per annum plus the per annum rate in effect thereon until the end of the then current Interest Period for such Loan and, thereafter, a rate per annum that is equal to the sum of two percent (2%) per annum plus the Floating Rate (or, in the case of any Eurocurrency Rate Loan denominated in any Optional Currency, the per annum rate equivalent to the Prime Rate for such currency as determined by the Agent), and (c) in respect of other amounts payable by any Borrower hereunder (other than interest), a per annum rate that is equal to the sum of two percent (2%) per annum plus the Floating Rate.

“PBGC” shall mean the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

“Permitted Currency” shall mean Dollars and any Optional Currency.

“Permitted Liens” shall mean Liens permitted by Section 5.2(e) hereof.

“Person” or “person” shall include an individual, a corporation, a limited liability company, an association, a partnership, a trust or estate, a joint stock company, an unincorporated organization, a joint venture, a trade or business (whether or not incorporated), a government (foreign or domestic) and any agency or political subdivision thereof, or any other entity.

“Plan” shall mean, with respect to any person, any pension plan (other than a Multiemployer Plan), in the case of persons existing pursuant to the laws of the United States or any political subdivision thereof, subject to Title IV of ERISA or to the minimum funding standards of Section 412 of the Code which has been established or maintained by such person, any Subsidiary of such person or any ERISA Affiliate, or by any other person if such person, any Subsidiary of such person or any ERISA Affiliate could have liability with respect to such pension plan.

“Prime Rate” shall mean the per annum rate announced by the Agent from time to time as its “prime rate” (it being acknowledged that such announced rate may not necessarily be the lowest rate charged by the Agent to any of its customers), which Prime Rate shall change simultaneously with any change in such announced rate.

“Priority Liens” shall mean any Liens on any assets of any Person permitted by Section 5.2(e)(i) or (ii) if such Lien would rank pari passu with or have priority over a consensual Lien granted by such Person on such assets.

“Prohibited Transaction” shall mean any non-exempt transaction involving any Plan which is proscribed by Section 406 of ERISA or Section 4975 of the Code.

“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors.

“Regulation T” shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors.

“Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors.

“Regulation X” shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors.

“Related Agreements” shall mean the Crave Acquisition Agreement and all agreements and documents executed and delivered in connection therewith.

“Related Transactions” shall mean the acquisition of all Capital Stock of Crave by the Company and all other transactions contemplated by the Related Agreements.

“Reportable Event” shall mean a reportable event as described in Section 4043(b) of ERISA including those events as to which the thirty (30) day notice period is waived under Part 2615 of the regulations promulgated by the PBGC under ERISA.

“Required Banks” shall mean Banks holding 51% or more of the aggregate principal amount of the Advances then outstanding (or 51% or more of the Commitments if no Advances are then outstanding).

“Revolving Credit Advance” shall mean any Revolving Credit Loan and any Letter of Credit Advance.

“Revolving Credit Loan” shall mean any borrowing under Section 2.6 evidenced by the Revolving Credit Notes and made pursuant to Section 2.1.

“Revolving Credit Note” shall mean any promissory note of the Borrowers evidencing the Revolving Credit Loans, in substantially the form annexed hereto as Exhibit B, as amended or modified from time to time and together with any promissory note or notes issued in exchange or replacement therefor.

“Same Day Funds” shall mean (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in any Optional Currency, same day or other funds as may be determined by the Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in such Optional Currency.

“Senior Debt” shall mean the sum, without duplication, of all Advances and all other consolidated unsecured Indebtedness of the Company and its Subsidiaries, exclusive of any interest rate or currency swap, rate cap or other similar transaction. All reimbursement obligations, guarantees and other Contingent Liabilities constituting Senior Debt shall be valued at the maximum amount possible for such liability.

“Subsidiary” of any person shall mean any other person (whether now existing or hereafter organized or acquired) in which (other than directors’ qualifying shares required by law) at least a majority of the securities or other ownership interests of each class having ordinary voting power or analogous right (other than securities or other ownership interests which have such power or right only by reason of the happening of a contingency), at the time as of which any determination is being made, are owned, beneficially and of record, by such person or by one or more of the other Subsidiaries of such person or by any combination thereof. Unless otherwise specified, reference to “Subsidiary” shall mean a Subsidiary of the Company.

“Swingline Canadian Bank” shall mean ABN AMRO Bank N.V., Canada Branch (an Affiliate of the Agent) or any other Applicable Lending Office of the Agent designated by it from time to time hereunder in writing to the Agent, in its capacity as the Swingline Bank for making Swingline Canadian Loans.

“Swingline Canadian Loan” shall mean a Swingline Loan denominated in Canadian Dollars or a Swingline Loan otherwise made to a Canadian Borrower.

“Swingline Bank” shall mean each of LaSalle, in its capacity as lender of Swingline Loans hereunder, and the Swingline Canadian Bank, and their respective successors in such capacity. Each Swingline Bank may, in its discretion, arrange for one or more Swingline Loans to be made by Applicable Lending Offices of such Swingline Bank, in which case the term “Swingline Bank” shall include any such Applicable Lending Office with respect to Swingline Loans made by such Applicable Lending Office. References herein to the Swingline Bank shall be deemed references to the Swingline Bank that made the relevant Swingline Loan.

“Swingline Loan” shall mean any loan to a Borrower evidenced by a Swingline Note and made by a Swingline Bank pursuant to Section 2.1(b).

“Swingline Note” shall mean any promissory note of a Borrower evidencing the Swingline Loans in substantially the form of Exhibit C hereto, as amended or modified from time to time and together with any promissory note or notes issued in exchange or replacement therefor.

“Termination Date” shall mean the earlier to occur of (a) November __, 2010 and (b) the date on which the Commitments shall be terminated pursuant to Section 2.4 or 6.2.

“Total Debt” shall mean, as of any date, all Indebtedness of the Company and its Subsidiaries, determined on a consolidated basis in accordance with Generally Accepted Accounting Principles. All reimbursement obligations, guarantees and other Contingent Liabilities constituting Total Debt shall be valued at the maximum amount possible for such liability.

“United Kingdom” shall mean the United Kingdom of Great Britain and Northern Ireland.

“Unfunded Benefit Liabilities” shall mean, with respect to any Plan as of any date, the amount of the unfunded benefit liabilities determined in accordance with Section 4001(a)(18) of ERISA.

1.2 Other Definitions; Rules of Construction. As used herein, the terms “Agent”, “Banks”, “Company”, “Borrowing Subsidiary”, “Borrowing Subsidiaries” and “this Agreement” shall have the respective meanings ascribed thereto in the introductory paragraph of this Agreement. Such terms, together with the other terms defined in Section 1.1, shall include both the singular and the plural forms thereof and shall be construed accordingly. Use of the terms “herein”, “hereof”, and “hereunder” shall be deemed references to this Agreement in its entirety and not to the Section or clause in which such term appears. References to “Sections” and “subsections” shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided. All computations required hereunder and all financial terms used herein shall be made or construed in accordance with Generally Accepted Accounting Principles unless such principles are inconsistent with the express requirements of this Agreement; provided that, if the Borrowers notify the Agent that the Borrowers wish to amend the financial covenants in Article V and the definition of Applicable Margin, including defined terms used therein, to eliminate the effect of any change in Generally Accepted Accounting Principles in the operation of such covenants or definition (or if the Agent notifies the Borrowers that the Required Banks wish to amend Article V for such purpose), then the Borrowers’ compliance with such covenants and the determination of the Applicable Margin shall be determined on the basis of Generally Accepted Accounting Principles in effect immediately before the relevant change in Generally Accepted Accounting Principles became effective, until either such notice is withdrawn or such covenant or definition is amended in a manner satisfactory to the Borrowers and the Required Banks. Notwithstanding anything herein, in any financial statements of the Company or in Generally Accepted Accounting Principles to the contrary, for purposes of calculating and determining compliance with the financial covenants in Article V and determining the Applicable Margin, including defined terms used therein, any Acquisitions made by the Company or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the period for which such financial covenants and the Applicable Margin were calculated shall be deemed to have occurred on the first day of the relevant period for which such financial covenants and the Applicable Margin were calculated on a pro forma basis reasonably acceptable to the Agent.

ARTICLE II.

THE COMMITMENTS, THE SWINGLINE FACILITY AND THE ADVANCES

2.1 Commitments of the Banks and the Swingline Facility. (a) Each Bank agrees, for itself only, subject to the terms and conditions of this Agreement, to make Revolving Credit Loans to the Borrowers pursuant to Section 2.6 and Section 3.3 and to participate in Letter of Credit Advances to the Borrowers pursuant to Section 2.6 from time to time from and including the Effective Date to but excluding the Termination Date not to exceed an aggregate principal amount at any time outstanding the amount of its respective Commitment as of the date any such Advance is made; provided, however, that (i) the aggregate principal amount of Letter of Credit Advances outstanding at any time shall not exceed $25,000,000, (ii) the Equivalent in Dollars of the aggregate principal amount of all Advances in Optional Currencies (other than Swingline Canadian Loans) outstanding at any time shall not exceed $50,000,000, and (iii) the Equivalent in Dollars of the aggregate principal amount of all Advances outstanding at any time shall not exceed the aggregate amount of the Commitments; and the Borrowers will not be entitled to obtain any Advance if each such condition, in addition to other conditions contained herein, is not satisfied both before and after giving effect to such Advance. Notwithstanding anything herein to the contrary, Advances may only be used for necessary working capital requirements and general corporate purposes of the Borrowers, to refinance the debt described in Section 2.7(g), for acquisitions and capital expenditures by the Borrowers to the extent permitted hereunder and for dividends and stock redemptions to the extent permitted hereunder.

(b) Swingline Loans. (i) Each Borrower may request a Swingline Bank to make, and each Swingline Bank may, in its sole discretion, make Swingline Loans, to such Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date in an aggregate principal amount not to exceed at any time the lesser of (A) the Equivalent in Dollars of $20,000,000 for all Swingline Loans other than Swingline Canadian Loans and the Equivalent in Dollars of $10,000,000 for all Swingline Canadian Loans and (B) the aggregate amount of Advances that could be but is not borrowed as of such date. Any Swingline Loan may be made in any Permitted Currency agreed to by the Swingline Bank making such Swingline Loan. Each Bank’s Commitment shall be deemed utilized by an amount equal to such Bank’s pro rata share (based on such Bank’s Commitment) of each Swingline Loan for purposes of determining the amount of Advances required to be made by such Bank. Swingline Loans shall bear interest at a rate agreed to by the applicable Swingline Bank and Borrower and for such periods and subject to such other terms as may be agreed to by the applicable Swingline Bank and Borrower, provided that Swingline Loans shall bear interest at the Floating Rate at any time the Swingline Loans are refunded by Floating Rate Loans or the Banks are required to purchase participations therein under Section 2.1(b)(iii). Notwithstanding the foregoing or anything else herein to the contrary, (x) the Swingline Canadian Bank may only make Swingline Canadian Loans and shall not make any other Swingline Loans, and any other Swingline Bank may not make Swingline Canadian Loans and (y) the Canadian Borrower may only obtain Swingline Canadian Loans and may not obtain any other Loans, and no Borrower other than the Canadian Borrower may borrow Swingline Canadian Loans. Within the limits set forth above, so long as the a Swingline Bank, in its sole discretion, elects to make Swingline Loans requested of it, the Borrowers may borrow and reborrow under this Section 2.1(b)(i).

(ii) Each Swingline Bank may at any time in its sole and absolute discretion require that any Swingline Loan to any Borrower be refunded by a Floating Rate Borrowing from the Banks, and upon written notice thereof by a Swingline Bank to the Banks and such Borrower, such Borrower shall be deemed to have requested a Floating Rate Borrowing in an amount equal to the amount of such Swingline Loan, and such Floating Rate Borrowing shall be made to refund such Swingline Loan. Each such Bank shall be absolutely and unconditionally obligated to fund its pro rata share (based on such Bank’s Commitment) of such Floating Rate Borrowing or, if applicable, purchase a participating interest in the Swingline Loans pursuant to Section 2.1(b)(iii) and such obligation shall not be affected by any circumstance, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right which such Bank has or may have against any Swingline Bank, Company or any of its Subsidiaries or anyone else for any reason whatsoever; (B) the occurrence or continuance of a Default or an Event of Default, subject to Section 2.1(b)(iii); (C) any adverse change in the condition (financial or otherwise) of the Company or any of its Subsidiaries; (D) any breach of this Agreement or any other agreement by any other Bank, any Borrower or any Guarantor; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing (including without limitation the Company’s failure to satisfy any conditions contained in Article II or any other provision of this Agreement).

(iii) If Floating Rate Loans may not be made by the Banks as described in Section 2.1(b)(ii) due to any Event of Default pursuant to Section 6.1(i) or if the Banks are otherwise legally prohibited from making Floating Rate Loans or in the case of a Swingline Canadian Loan, then effective on the date each such Floating Rate Loan would otherwise have been made, each Bank severally agrees that it shall unconditionally and irrevocably, without regard to the occurrence of any Default or Event of Default or any other circumstances, in lieu of deemed disbursement of Loans, to the extent of such Bank’s Commitment, purchase a participating interest in the Swingline Loans by paying its participation percentage thereof. Each such Bank will immediately transfer to the applicable

Swingline Bank, in Same Day Funds, the amount of its participation. After such payment to the applicable Swingline Bank, each Bank shall share on a pro rata basis (calculated by reference to its Commitment) in any interest which accrues thereon and in all repayments thereof. If and to the extent that any such Bank shall not have so made the amount of such participating interest available to the applicable Swingline Bank, such Bank and applicable Borrower severally agree to pay to the applicable Swingline Bank forthwith on demand such amount together with interest thereon, for each day from the date of demand by the applicable Swingline Bank until the date such amount is paid to the applicable Swingline Bank, at (A) in the case of a Borrower, the interest rate specified above and (B) in the case of such Bank, the Federal Funds Rate for the first five days after the date of demand by the applicable Swingline Bank and thereafter at the interest rate specified above. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the applicable Borrower of any default in the payment thereof and the applicable Borrower shall reimburse each Bank for any amounts that may be due under Section 3.5, 3.7, 3.9 or any other term of this Agreement.

(iv) A Borrower shall give the applicable Swingline Bank notice of its request for each Swingline Loan in such form requested by such Swingline Bank and by such time as required by such Swingline Bank. Subject to the terms and conditions of this Agreement, the proceeds of each such requested Swingline Loan shall be made available to the Borrower requesting such Loan by depositing the proceeds thereof, in Same Day Funds, in an account maintained and designated by such Borrower at such Swingline Bank or in such other place specified by such Swingline Bank.

(v) The Agent shall determine the procedures to be followed by the Swingline Banks to ensure that the Equivalent in Dollars of the aggregate principal amount of the Swingline Loans does not exceed the amounts permitted by Section 2.2(b)(i) at the time any Swingline Loan is made and to ensure that the amount of Advances made does not exceed the amounts permitted by Section 2.1(a), and each Swingline Bank and the other parties hereto agrees to abide by such procedures. If the Swingline Loans at any time exceed any of the amounts permitted by Section 2.1(a) or 2.2(b)(i), the relevant Borrower or Borrowers shall promptly prepay the relevant Swingline Loans by the amount of such excess.

(c) Amendment and Restatement. This Agreement amends and restates the Existing Credit Agreement as of the Effective Date. All Advances and Letters of Credit outstanding under the Existing Credit Agreement shall constitute Advances and Letters of Credit under this Agreement and all fees and other obligations accrued under the Existing Credit Agreement will continue to accrue and be paid under this Agreement under the terms of this Agreement. The Advances and other obligations pursuant hereto are issued in exchange and replacement for the Advances and other obligations under the Existing Credit Agreement, shall not be a novation or satisfaction thereof and shall be entitled to the same collateral with the same priority. The Banks acknowledge and agree that such transfers of rights and interests under the Loan Documents shall take place among the Banks as of the Effective Date to give effect to Commitments set forth on the signature pages hereof.

2.2 Minimum Amounts; Limitation on Number of Borrowings. Except for (a) Borrowings and conversions thereof which exhaust the entire remaining amount of the Commitments, and (b) conversions or payments required pursuant to Section 3.1 or Section 3.8, each Revolving Credit Loan and each continuation or conversion pursuant to Section 2.9 and each prepayment thereof shall be in a minimum amount of $1,000,000 and in integral multiples of $100,000 in the case of Floating Rate Loans, shall be in the minimum amount of $100,000 in the case of Letter of Credit Advances and shall be in the minimum amount of $5,000,000 and in integral multiples of $1,000,000 (or the approximate Equivalent thereof in any applicable Optional Currency) in the case of Eurocurrency Rate Loans or such lesser amount agreed to by the Agent. Notwithstanding anything herein to the contrary, (i) the Borrowers shall not be permitted to request (x) that any Revolving Credit Loan be denominated in any currency other than a Permitted Currency or (y) that any Revolving Credit Loan other than a Eurocurrency Rate Loan be denominated in a currency other than Dollars and (ii) no more than ten Interest Periods will be allowed to exist at any time with respect to all Eurocurrency Rate Loans outstanding hereunder.

2.3 Effect on Commitments. Notwithstanding anything in this Agreement to the contrary, the sum of the aggregate principal amount of all Revolving Credit Loans plus all Letter of Credit Advances (being the maximum amount available to be drawn under the related Letters of Credit plus the amount of any draws under Letters of Credit that have not been reimbursed) and all Swingline Loans shall not at any time exceed the aggregate amount of the Commitments of all Banks.

2.4 Termination and Reduction of Commitments. (a) The aggregate Commitments shall reduce (and each Commitment shall reduce on a pro rata basis) automatically by (i) $10,000,000 on the second anniversary of the Effective Date, (ii) $20,000,000 on the third anniversary of the Effective Date, and (iii) $20,000,000 (for an aggregate mandatory reduction of $50,000,000 for all three such reductions) on the fourth anniversary of the Effective Date.

(b) The Company shall have the right to terminate or reduce the Commitments at any time and from time to time at its option, provided that (i) the Company shall give five days’ prior written notice of such termination or reduction to the Agent specifying the amount and effective date thereof, (ii) each partial reduction of the Commitments shall be in a minimum amount of $10,000,000 and in an integral multiple thereof and shall reduce the Commitments of all of the Banks proportionately in accordance with the respective Commitment amounts for each such Bank, (iii) no such termination or reduction shall be permitted with respect to any portion of the Commitments as to which a request for a Borrowing pursuant to Section 2.6 is then pending and (iv) the Commitments may not be terminated if any Advances are then outstanding and may not be reduced below the principal amount of Advances then outstanding. The Commitments or any portion thereof terminated or reduced pursuant to this Section 2.4(a), whether optional or mandatory, may not be reinstated. The Borrowers shall immediately prepay the Loans to the extent they exceed the reduced aggregate Commitments pursuant hereto, and any reduction hereunder shall reduce the Commitment amount of each Bank proportionately in accordance with the respective Commitment amounts for each such Bank.

2.5 Fees. (a) The Borrowers agree to pay to the Banks a facility fee on the amount of the Commitments, whether used or unused, for the period from the Effective Date to but excluding the Termination Date, at a rate equal to the Applicable Margin. Accrued facility fees shall be payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the last Business Day of December, 2005, and on the Termination Date.

(b) On or before the date of issuance of any Letter of Credit, the Borrowers agree (i) to pay to the Banks a fee at a rate equal to the Applicable Margin per annum, of the maximum amount available to be drawn from time to time under such Letter of Credit for the period from and including the date of issuance of such Letter of Credit to and including the stated expiry date of such Letter of Credit, which fees shall be payable annually in advance (with the first such annual payment payable on the date of issuance of such Letter of Credit and each twelve months thereafter if such Letter of Credit is renewed)

based upon the Applicable Margin at the time each such payment is made, and (ii) to pay an additional fee to the Agent for its own account computed at the rate of 0.125% per annum of such maximum amount for such period. If such Letter of Credit does not remain outstanding through its stated expiry date, the Banks will refund a pro rata portion of any such fees to the extent paid in advance for the period cancelled. The Borrowers further agree to pay to the Agent, on demand, such other customary administrative fees, charges and expenses of the Agent in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

(c) The Borrowers agree to pay to the Agent an agency fee for its services as Agent under this Agreement in such amounts as may from time to time be agreed upon by the Borrowers and the Agent.

2.6 Disbursement of Advances. (a) Any Borrower shall give the Agent notice of its request for each Advance (excluding Swingline Loans) in substantially the form of Exhibit D hereto not later than 10:00 a.m. Detroit time (i) three Eurocurrency Business Days prior to the date such Advance is requested to be made if such Borrowing is to be made as a Eurocurrency Rate Loan denominated in Dollars and five Eurocurrency Business Days prior to the date such Advance is requested to be made if such Borrowing is to be made as a Eurocurrency Rate Loan denominated in any Optional Currency and (ii) five Business Days prior to the date any Letter of Credit Advance is requested to be made and (iii) on the date such Revolving Credit Loan is requested to be made in all other cases, which notice shall specify whether a Eurocurrency Rate Loan, Floating Rate Loan or a Letter of Credit Advance is requested and, in the case of each requested Eurocurrency Rate Loan, the Interest Period to be initially applicable to such Loan and the Permitted Currency in which such Loan or Letter of Credit Advance is to be denominated. The Agent, on the same day any such notice is given, shall provide notice of each such requested Revolving Credit Loan (excluding Swingline Loans) to each Bank. Subject to the terms and conditions of this Agreement, the proceeds of each such requested Revolving Credit Loan shall be made available to the Borrower requesting such Loan by depositing the proceeds thereof, in Same Day Funds, in the case of any Revolving Credit Loan denominated in Dollars in an account maintained and designated by such Borrower at the principal office of the Agent, and, in all other cases, in an account maintained and designated by such Borrower at a bank acceptable to the Agent in the principal financial center of the country issuing the Optional Currency in which such Loan is denominated or in such other place specified by the Agent or such other office acceptable to the Agent. Subject to the terms and conditions of this Agreement, the Agent shall, on the date any Letter of Credit Advance is requested to be made, issue the related Letter of Credit on behalf of the Banks for the account of the Borrower requesting such Letter of Credit. If legally permissible, the Agent agrees to use ABN AMRO Bank N.V., Canada Branch as its Applicable Lending Office for issuing Letters of Credit for the account of the Canadian Borrower. Notwithstanding anything herein to the contrary, the Agent may decline to issue any requested Letter of Credit on the basis that the beneficiary, the purpose of issuance or the terms or the conditions of drawing are unacceptable to it based upon any legal or ethical concerns in its reasonable discretion.

(b) Each Bank, on the date any Revolving Credit Loan is requested to be made, shall make its pro rata share of such Revolving Credit Loan available in Same Day Funds for disbursement to the Borrower requesting such Loan pursuant to the terms and conditions of this Agreement, in the case of any Revolving Credit Loan denominated in Dollars, at the principal office of the Agent and, in all other cases, to the account of the Agent at its designated Applicable Lending Office for such Loan or at such other place specified by the Agent. Unless the Agent shall have received written notice from any Bank prior to the date such Revolving Credit Loan is requested to be made under this Section 2.6 that such Bank will not make available to the Agent such Bank’s pro rata portion of such Loan, the Agent may assume that such Bank has made such portion available to the Agent on the date such Loan is requested to be made in accordance with this Section 2.6. If and to the extent such Bank shall not have so made such pro rata portion available to the Agent, the Agent may (but shall not be obligated to) make such amount available to such Borrower, and such Bank agrees to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date such amount is made available to such Borrower by the Agent until the date such amount is repaid to the Agent, at a rate per annum equal to the Federal Funds Rate (or, in the case of any Eurocurrency Rate Loan denominated in any Optional Currency, the per annum rate equivalent to the Federal Funds Rate for such currency as determined by the Agent) then in effect for the first five days after the date of demand by the Agent and thereafter at the interest rate applicable to such Loan. If such Bank shall pay such amount to the Agent together with interest, such amount so paid shall constitute a Revolving Credit Loan by such Bank as part of the related Borrowing for purposes of this Agreement. The failure of any Bank to make its pro rata portion of any such Borrowing available to the Agent shall not relieve any other Bank of its obligation to make available its pro rata portion of such Loan on the date such Loan is requested to be made, but no Bank shall be responsible for failure of any other Bank to make such pro rata portion available to the Agent on the date of any such Loan.

(c) All Revolving Credit Loans shall be evidenced by the Revolving Credit Notes and all Swingline Loans shall be evidenced by the Swingline Note, and all such Loans shall be due and payable and bear interest as provided in Article III. Each Bank is hereby authorized by the Borrowers to record on the schedule attached to the Notes, or in its books and records, the date, amount and type of each Loan and the duration of the related Interest Period (if applicable), the amount of each payment or prepayment of principal thereon, and the other information provided for on such schedule, which schedule or books and records, as the case may be, shall constitute prima facie evidence of the information so recorded, provided, however, that failure of any Bank to record, or any error in recording, any such information shall not relieve the Borrowers of their obligation to repay the outstanding principal amount of the Loans, all accrued interest thereon and other amounts payable with respect thereto in accordance with the terms of the Notes and this Agreement. Subject to the terms and conditions of this Agreement, each Borrower may borrow Revolving Credit Loans and Swingline Loans under this Section 2.6 and under Section 3.3, prepay Revolving Credit Loans and Swingline Loans pursuant to Section 3.1 and reborrow Revolving Credit Loans and Swingline Loans under this Section 2.6 and under Section 3.3.

(d) Nothing in this Agreement shall be construed to require or authorize any Bank to issue any Letter of Credit, it being recognized that the Agent has the sole obligation under this Agreement to issue Letters of Credit on behalf of the Banks, and the Commitment of each Bank with respect to Letter of Credit Advances is expressly conditioned upon the Agent’s performance of such obligations. Upon such issuance by the Agent, each Bank shall automatically acquire a pro rata risk participation interest in such Letter of Credit Advance based on the amount of its respective Commitment. If the Agent shall honor a draft or other demand for payment presented or made under any Letter of Credit, the Agent shall provide notice thereof to each Bank on the date such draft or demand is honored unless a Borrower shall have satisfied its reimbursement obligation under Section 3.3 by payment to the Agent on such date. Each Bank, on such date, shall make its pro rata share of the amount paid by the Agent available in Same Day Funds at the principal office of the Agent for the account of the Agent. If and to the extent such Bank shall not have made such pro rata portion available to the Agent, such Bank and the Borrowers severally agree to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date such amount was paid by the Agent until such amount is so made available to the Agent at a per annum rate equal to (i) in the case of the Borrowers, the interest rate then applicable to Floating Rate Loans and (ii) in the case of such Bank, the Federal Funds Rate for the first five days after the date of demand by the Agent and thereafter at the interest rate then applicable to Floating Rate Loans. If such Bank shall pay such amount to the Agent together with such interest, such amount so paid shall constitute a Revolving Credit Loan by such Bank as part of the Revolving Credit Borrowing disbursed in respect of the reimbursement obligation of the Company under Section 3.3 for purposes of this Agreement. The failure of any Bank to make its pro rata portion of any such amount paid by the Agent available to the Agent shall not relieve any other Bank of its obligation to make available its pro rata portion of such amount, but no Bank shall be responsible for failure of any other Bank to make such pro rata portion available to the Agent.

2.7 Conditions for First Disbursement. The obligation of each Bank to make its first Advance hereunder is subject to receipt by each Bank and the Agent of the following documents and completion of the following matters, in form and substance reasonably satisfactory to each Bank and the Agent; provided, however, that, subject to the other terms and conditions of this Agreement, the Banks shall be obligated to make Advances to the Company upon receipt of the following documents and completion of the following matters with respect to the Company and the Banks shall be obligated to make Advances to each other Borrower upon delivery of such documents and completion of all such matters with respect to such Borrower:

(a) Charter Documents. Certificates of recent date of the appropriate authority or official of each Borrower’s and Guarantor’s respective jurisdiction of incorporation or organization listing all charter documents of each Borrower and Guarantor, on file in that office and certifying as to the good standing and corporate existence of each Borrower and Guarantor, together with copies of such charter documents of each Borrower and Guarantor, certified as of a recent date by such authority or official and certified as true and correct as of the Effective Date by a duly authorized officer of each Borrower and Guarantor, respectively;

(b) By-Laws and Corporate Authorizations. Copies of the by-laws of each Borrower and Guarantor together with all authorizing resolutions and evidence of other corporate action taken by each Borrower and Guarantor to authorize the execution, delivery and performance by each Borrower and Guarantor of the Loan Documents to which it is a party and the consummation by each Borrower and Guarantor of the transactions contemplated hereby, certified as true and correct as of the Effective Date by a duly authorized officer of each Borrower and Guarantor, respectively;

(c) Incumbency Certificate. Certificates of incumbency of each Borrower and Guarantor containing, and attesting to the genuineness of, the signatures of those officers authorized to act on behalf of such Borrower and Guarantor in connection with the Loan Documents and the consummation by such Borrower and Guarantor of the transactions contemplated hereby, certified as true and correct as of the Effective Date by a duly authorized officer of each Borrower and Guarantor;

(d) Notes and Guaranties. The Notes duly executed on behalf of the Borrowers and the Guaranty duly executed on behalf of the Guarantors;

(e) Legal Opinion. The favorable written opinion of counsels for the Borrowers and the Guarantors (other than any Guarantors that are Foreign Subsidiaries) addressing the opinions in the form of Exhibit E attached hereto and a favorable written opinion of such counsels for any Borrower or Guarantor that is a Foreign Subsidiary as may be required by the Agent;

(f) Consents, Approvals, Etc. Copies of all governmental and nongovernmental consents, approvals, authorizations, declarations, registrations or filings, if any, required on the part of any Borrower or Guarantor in connection with the execution, delivery and performance of the Loan Documents, the Related Transactions or any other transactions contemplated hereby or as a condition to the legality, validity or enforceability of the Loan Documents, certified as true and correct and in full force and effect as of the Effective Date by a duly authorized officer of each Borrower or Guarantor, or, if none is required, a certificate of such officer to that effect;

(g) Fees. The Company shall have paid the Agent and the Banks all fees owing as of the Effective Date;

(h) Financial Statements. The Agent shall have received three year projected income statements, balance sheets and cash flow statements giving effect to the Related Transaction and such other financial statements as required by the Agent, in each case in form and substance satisfactory to the Agent and the Banks;

(i) Solvency Certificate. A solvency and compliance certificate, in form and substance satisfactory to the Agent, duly executed on behalf of the Borrowers;

(j) Closing Certificate, Consents and Permits. A certificate executed by an officer of the Company on behalf of the Company certifying (i) the matters set forth in Section 2.8 as of the Effective Date and (ii) the occurrence of the closing of the Related Transactions and that such closing has been consummated in accordance with the terms of the Related Agreements without waiver of any material condition thereof and as to such other matters in connection therewith requested by the Agent; together with evidence that (x) all necessary governmental, regulatory, creditor, shareholder, partner and other material consents, approvals and exemptions required to be obtained by the Company in connection with the Related Transactions have been duly obtained and are in full force and effect and (y) all material permits necessary for the operation of any business(es) acquired in connection with the Related Transactions have been obtained;

(k) Search Results; Lien Terminations. Certified copies of Uniform Commercial Code and Personal Property Security Act search reports dated a date reasonably near to the Effective Date, listing all effective financing statements which name any Loan Party or Crave or any of its Subsidiaries (under their present names and any previous names) as debtors, together with (i) copies of such financing statements, (b) payoff letters evidencing repayment in full of all Indebtedness to be repaid, the termination of all agreements relating thereto and the release of all Liens granted in connection therewith, with Uniform Commercial Code or other appropriate termination statements and documents effective to evidence the foregoing and (c) such other Uniform Commercial Code termination statements as the Agent may reasonably request;

(l) Pro Forma and Due Diligence. A consolidated pro forma balance sheet of the Company as at July 30, 2005, adjusted to give effect to the consummation of the Related Transactions and the financings contemplated hereby as if such transactions had occurred on such date, consistent in all material respects with the sources and uses of cash as previously described to the Bank and the forecasts previously provided to the Banks and the completion of such due diligence with respect to Crave and its Subsidiaries and the Related Transactions, all of which shall be satisfactory to the Banks;

(m) Crave Financials. The Agent shall have received (i) audited consolidated financial statements for Crave and its Subsidiaries for the fiscal years ending 2002, 2003 and 2004 and the Company and its Subsidiaries for the fiscal years ending 2003, 2004 and 2005 and (ii) unaudited interim consolidated financial statements for Crave, the Company and its Subsidiaries for the most recent quarterly period ended after the latest fiscal year referred to in clause (i) above and for the monthly period after the most recent quarterly period referred to above (including year to date and prior year comparisons);

(n) Related Agreements. The Agent shall have received all Related Agreements and shall be satisfied with the form, structure and terms of the Related Transactions and the legal and regulatory aspects of the Related Transactions and all other legal (including tax implications), financial and regulatory matters relating to the Related Transactions; and

(o) Miscellaneous. The Agent shall have received such other agreements and documents and satisfied such other conditions as may be reasonably requested by the Agent, including without limitation a USA Patriot Act Certificate and the Agent’s reasonable satisfaction with the insurance program maintained by the Company and its Subsidiaries and the payment of all fees and expenses due to the Agent.

2.8 Further Conditions for Disbursement. The obligation of each Bank to make any Advance (including its first Advance), or any continuation or conversion under Section 2.9, is further subject to the satisfaction of the following conditions precedent:

(a) The representations and warranties contained in Article IV hereof and in any other Loan Document shall be true and correct in all material respects on and as of the date such Advance is made, continued or converted (both before and after such Advance is made, continued or converted) as if such representations and warranties were made on and as of such date;

(b) No Event of Default and no Default shall exist or shall have occurred and be continuing on the date such Advance is made, continued or converted (whether before or after such Advance is made, continued or converted); and

(c) In the case of any Letter of Credit Advance, the Borrower requesting such Letter of Credit Advance shall have delivered to the Agent an application for the related Letter of Credit and other related documentation requested by and acceptable to the Agent appropriately completed and duly executed on behalf of such Borrower.

Each Borrower shall be deemed to have made a representation and warranty to the Banks at the time of the making of, and the continuation or conversion of, each Advance to the effects set forth in clauses (a) and (b) of this Section 2.8. For purposes of this Section 2.8, the representations and warranties contained in Section 4.6 hereof shall be deemed made with respect to the most recent financial statements delivered pursuant to Section 5.1(d)(iii).

2.9 Subsequent Elections as to Borrowings. Any Borrower may elect (a) to continue a Eurocurrency Rate Borrowing of one type, or a portion thereof, as a Eurocurrency Rate Borrowing of the then existing type, or (b) may elect to convert a Eurocurrency Rate Borrowing, or a portion thereof, to a Borrowing of another type or (c) elect to convert a Floating Rate Borrowing, or a portion thereof, to a Eurocurrency Rate Borrowing, in each case by giving notice thereof to the Agent in substantially the form of Exhibit F hereto not later than 10:00 a.m. Detroit time (i) three Eurocurrency Business Days prior to the date any such continuation of or conversion to a Eurocurrency Rate Borrowing denominated in Dollars is to be effective, (ii) five Eurocurrency Business Days prior to the date any such continuation of or conversion to a Eurocurrency Rate Borrowing denominated in any Optional Currency is to be effective and (iii) the date such continuation or conversion is to be effective in all other cases, provided that an outstanding Eurocurrency Rate Borrowing may only be converted on the last day of the then current Interest Period with respect to such Borrowing, and provided, further, if a continuation of a Borrowing as, or a conversion of a Borrowing to, a Eurocurrency Rate Borrowing is requested, such notice shall also specify the Interest Period to be applicable thereto upon such continuation or conversion and provided, further, that Loans may not be converted from one Permitted Currency to a different Permitted Currency. The Agent, on the day any such notice is given, shall provide notice of such election to the Banks. If any Borrower shall not timely deliver such a notice with respect to any outstanding Eurocurrency Rate Borrowing, the Borrower shall be deemed to have elected to convert such Eurocurrency Rate Borrowing to a Floating Rate Borrowing on the last day of the then current Interest Period with respect to such Borrowing, provided that such Loans owing in any Optional Currency shall not be automatically converted but shall be due and payable at the end of the relevant Interest Period.

2.10 Limitation of Requests and Elections. Notwithstanding any other provision of this Agreement to the contrary, if, upon receiving a request for a Eurocurrency Rate Borrowing pursuant to Section 2.6, or a request for a continuation of a Eurocurrency Rate Borrowing as a Eurocurrency Rate Borrowing of the then existing type, or a request for conversion of a Eurocurrency Rate Borrowing of one type to a Eurocurrency Rate Borrowing of another type, or a request for a conversion of a Floating Rate Borrowing to a Eurocurrency Rate Borrowing pursuant to Section 2.9, (a) in the case of any Eurocurrency Rate Borrowing, deposits in the relevant Permitted Currency for periods comparable to the Interest Period elected by the Borrower are not available to any Bank in the relevant interbank or secondary market and such Bank has provided to the Agent and the Borrowers a certificate prepared in good faith to that effect, or (b) any Bank reasonably determines that the Eurocurrency Base Rate will not adequately and fairly reflect the cost to such Bank of making, funding or maintaining the related Eurocurrency Rate Loan and such Bank has provided to the Agent and the Borrowers a certificate prepared in good faith to that effect, or (c) by reason of national or international financial, political or economic conditions or by reason of any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect, or the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank with any directive of such authority (whether or not having the force of law), including without limitation exchange controls, it is impracticable, unlawful or impossible for any Bank (i) to make or fund the relevant Eurocurrency Rate Borrowing or (ii) to continue such Eurocurrency Rate Borrowing as a Eurocurrency Rate Borrowing of the then existing type or (iii) to convert a Loan to such a Eurocurrency Rate Loan, and such Bank has provided to the Agent and the Borrowers a certificate prepared in good faith to that effect, then the Borrowers shall not be entitled, so long as such circumstances continue, to request a Eurocurrency Rate Borrowing of the affected type pursuant to Section 2.6 or a continuation of or conversion to a Eurocurrency Rate Borrowing of the affected type pursuant to Section 2.9. In the event that such circumstances no longer exist, the Banks shall again honor requests, subject to this Agreement, for Eurocurrency Rate Borrowings of the affected type pursuant to Section 2.6, and requests for continuations of and conversions to Eurocurrency Rate Borrowings of the affected type pursuant to Section 2.9.

ARTICLE III.

PAYMENTS AND PREPAYMENTS

3.1 Principal Payments. (a) Unless earlier payment is required under this Agreement, the Borrowers shall pay to the Banks on the Termination Date the entire outstanding principal amount of the Advances.

(b) In addition to all other payments required hereunder, as of the last Business Day of each month, as of the date of any mandatory reduction in the Commitments under Section 2.4(a) or any other reduction in the Commitments and as of any other date requested by the Agent, if the Equivalent in Dollars of the outstanding principal amount of all Advances exceeds the aggregate amount of the Commitments, the Borrowers shall prepay the Advances, in such order as determined by the Borrowers, in an amount such that the Equivalent in Dollars of the outstanding principal amount of all Advances does not exceed the aggregate amount of the Commitments as of such date, together with all amounts owing to the Banks under Section 3.9 in connection therewith, if any.

(c) In addition to all other payments required hereunder, as of the last Business Day of each month and as of any other date requested by the Agent, if the Equivalent in Dollars of the outstanding principal amount of all Advances in Optional Currencies (other than Swingline Canadian Loans) exceeds $50,000,000, the Borrowers shall prepay the Advances, in such order as determined by the Borrowers, in an amount such that the Equivalent in Dollars of the outstanding principal amount of all Advances in Optional Currencies (other than Swingline Canadian Loans) does not exceed $50,000,000 as of such date, together with all amounts owing to the Banks under Section 3.9 in connection therewith, if any.

(d) In addition to all other payments required hereunder, as of the last Business Day of each month and as of any other date requested by the Agent, if the Equivalent in Dollars of the outstanding principal amount of all Swingline Canadian Loans exceeds $10,000,000, the Canadian Borrower shall prepay the Swingline Canadian Loans in an amount such that the Equivalent in Dollars of the outstanding principal amount of all Swingline Canadian Loans does not exceed $10,000,000 as of such date, together with all amounts owing to the Banks under Section 3.9 in connection therewith, if any.

(e) In addition to all other payments required hereunder, as of the last Business Day of each month and as of any other date requested by the Agent, if the Equivalent in Dollars of the outstanding principal amount of all Swingline Loans (other than Swingline Canadian Loans) exceeds $20,000,000, the Borrowers shall prepay the Swingline Loans in an amount such that the Equivalent in Dollars of the outstanding principal amount of all Swingline Loans (other than Swingline Canadian Loans) does not exceed $20,000,000 as of such date, together with all amounts owing to the Banks under Section 3.9 in connection therewith, if any.

(f) The Borrowers may at any time and from time to time prepay all or a portion of the Loans without premium or penalty, provided that (i) a Borrower may not prepay any portion of any Loan as to which an election for continuation of or conversion to a Eurocurrency Rate Loan is pending pursuant to Section 2.9, (ii) a Borrower may not prepay any portion of a Swingline Loan as to a fixed rate is payable for a certain period of time prior to end of such time period, (iii) unless a Borrower pays all amounts required pursuant to Section 3.9, any Eurocurrency Rate Loan may only be prepaid on the last day of the then current Interest Period with respect to such Loan and (iv) such prepayment shall only be permitted if a Borrower shall have given not less than one Business Days’ notice thereof with respect to prepayment of Floating Rate Loans and three Eurocurrency Business Days’ notice thereof with respect to prepayment of Eurocurrency Rate Loan, such notice specifying the Loan or portion thereof to be so prepaid and shall have paid to the Banks, together with such prepayment of principal, all accrued interest to the date of payment on such Loan or portion thereof so prepaid and all amounts owing to the Banks under Section 3.9 in connection with such prepayment. Upon the giving of such notice, the aggregate principal amount of such Loan or portion thereof so specified in such notice, together with such accrued interest and other amounts, shall become due and payable on the specified date.

(g) If, pursuant to Section 2.9, a Loan, or portion thereof, is continued, such Loan or portion thereof shall be repaid on the last day of the related Interest Period in the Permitted Currency in which such Loan is then denominated and the Agent shall readvance to the Company the same amount of such Permitted Currency as has been so repaid. For purposes of effecting the repayment required by this Section 3.1(e), the Agent shall apply the proceeds of such readvance toward the repayment of such Loan or portion thereof on the last day of the related Interest Period. On the last day of such Interest Period, the Original Dollar Amount of such Loan or portion thereof shall be adjusted to the amount in Dollars resulting from the conversion of the amount of such Permitted Currency so readvanced to Dollars determined as of the second Business Day preceding such day. On the date of each such continuation, if the Equivalent in Dollars on such date of all Advances, including the Advances being continued, exceeds the aggregate amount of the Commitments of the Banks, the Borrowers shall prepay the Advances, in such order as determined by the Borrowers, in an amount such that the Equivalent in Dollars of the outstanding principal amount of all Advances does not exceed the aggregate amount of the Commitments as of such date, together with all amounts owing to the Banks under Section 3.9 in connection therewith, if any.

3.2 Interest Payments. The Borrowers shall pay interest to the Banks on the unpaid principal amount of each Loan, for the period commencing on the date such Loan is made until such Loan is paid in full, on each Interest Payment Date and at maturity (whether at stated maturity, by acceleration or otherwise), and thereafter on demand, at the following rates per annum:

(a) With respect to Revolving Credit Loans:

(i) During such periods that such Loan is a Floating Rate Loan, the Floating Rate.

(ii) During such periods that such Loan is a Eurocurrency Rate Loan, the Eurocurrency Rate applicable to such Loan for each related Interest Period.

(b) With respect to Swingline Loans, the rate agreed to by the applicable Swingline Bank and Borrower, provided that, if any Swingline Loan is refunded by Floating Rate Loans or the Banks are required to purchase participations therein under Section 2.1(b)(iii), such Swingline Loan shall bear interest at the greater of the Floating Rate or the rate otherwise applicable to such Swingline Loan.

Notwithstanding the foregoing paragraphs (a) and (b), the Borrowers shall pay interest on demand at the Overdue Rate on the outstanding principal amount of any Loan and any other amount payable by the Borrowers hereunder (other than interest) on and after an Event of Default.

For the purposes of the Interest Act (Canada) hereunder (i) whenever interest payable pursuant to this Agreement is calculated with respect to any monetary obligation relating to Loans to the Canadian Borrower on the basis of a period other than a calendar year (the “Calculation Period”), each rate of interest determined pursuant to such calculation expressed as an annual rate is equivalent to such rate as so determined, multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by the number of days in the Calculation Period; (ii) the principle of deemed reinvestment of interest with respect to any monetary obligation relating to Loans in Canadian Dollars shall not apply to any interest calculation under this Agreement, and (iii) the rates of interest with respect to any monetary obligation relating to Loans to the Canadian Borrower stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

3.3 Letter of Credit Reimbursement Payments. (a)(i) The Borrowers agree to pay to the Banks, on the day on which the Agent shall honor a draft or other demand for payment presented or made under any Letter of Credit, an amount equal to the amount paid by the Agent in respect of such draft or other demand under such Letter of Credit and all expenses paid or incurred by the Agent relative thereto. Unless a Borrower shall have made such payment to the Banks on such day, upon each such payment by the Agent, the Agent shall be deemed to have disbursed to the Borrower for whose benefit the Letter of Credit was issued, and such Borrower shall be deemed to have elected to satisfy its reimbursement obligation by, a Revolving Credit Loan bearing interest at the Floating Rate for the account of the Banks in an amount equal to the amount so paid by the Agent in respect of such draft or other demand under such Letter of Credit. Such Revolving Credit Loan shall be disbursed notwithstanding any failure to satisfy any conditions for disbursement of any Loan set forth in Article II hereof and, to the extent of the Revolving Credit Loan so disbursed, the reimbursement obligation of the Borrowers under this Section 3.3 shall be deemed satisfied; provided, however, that nothing in this Section 3.3 shall be deemed to constitute a waiver of any Default or Event of Default caused by the failure to the conditions for disbursement or otherwise.

(ii) If, for any reason (including without limitation as a result of the occurrence of an Event of Default with respect to any Borrower pursuant to Section 6.1(i)), Floating Rate Loans may not be made by the Banks as described in Section 3.3(a)(i), then (A) the Borrowers agree that each reimbursement amount not paid pursuant to the first sentence of Section 3.3(a)(i) shall bear interest, payable on demand by the Agent, at the interest rate then applicable to Floating Rate Loans, and (B) effective on the date each such Floating Rate Loan would otherwise have been made, each Bank severally agrees that it shall unconditionally and irrevocably, without regard to the occurrence of any Default or Event of Default, in lieu of deemed disbursement of loans, to the extent of such Bank’s Commitment, purchase a participating interest in each reimbursement amount. Each Bank will immediately transfer to the Agent, in Same Day Funds, the amount of its participation. Each Bank shall share on a pro rata basis (calculated by reference to its Commitment) in any interest which accrues thereon and in all repayments thereof. If and to the extent that any Bank shall not have so made the amount of such participating interest available to the Agent, such Bank and the Borrowers severally agree to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Agent until the date such amount is paid to the Agent, at (x) in the case of the Borrowers, the interest rate then applicable to Floating Rate Loans and (y) in the case of such Bank, the Federal Funds Rate for the first five days after the date of demand by the Agent and thereafter at the interest rate then applicable to Floating Rate Loans.

(b) The reimbursement obligation of the Borrowers under this Section 3.3 shall be absolute, unconditional and irrevocable and shall remain in full force and effect until all obligations of the Borrowers to the Banks hereunder shall have been satisfied, and such obligations of the Borrowers shall not be affected, modified or impaired upon the happening of any event, including without limitation, any of the following, whether or not with notice to, or the consent of, the Borrowers:

(i) Any lack of validity or enforceability of any Letter of Credit or any documentation relating to any Letter of Credit or to any transaction related in any way to such Letter of Credit (the “Letter of Credit Documents”);

(ii) Any amendment, modification, waiver, consent, or any substitution, exchange or release of or failure to perfect any interest in collateral or security, with respect to any of the Letter of Credit Documents;

(iii) The existence of any claim, setoff, defense or other right which any Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), the Agent or any Bank or any other person or entity, whether in connection with any of the Letter of Credit Documents, the transactions contemplated herein or therein or any unrelated transactions;

(iv) Any draft or other statement or document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(v) Payment by the Agent to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of the Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit;

(vi) Any failure, omission, delay or lack on the part of the Agent or any Bank or any party to any of the Letter of Credit Documents to enforce, assert or exercise any right, power or remedy conferred upon the Agent, any Bank or any such party under this Agreement or any of the Letter of Credit Documents, or any other acts or omissions on the part of the Agent, any Bank or any such party;

(vii) Any other event or circumstance that would, in the absence of this clause, result in the release or discharge by operation of law or otherwise of any Borrower from the performance or observance of any obligation, covenant or agreement contained in this Section 3.3.

No setoff, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature which any Borrower has or may have against the beneficiary of any Letter of Credit shall be available hereunder to any Borrower against the Agent or any Bank.

Nothing in this Section 3.3 shall limit the liability, if any, of the Banks to the Borrower pursuant to Section 9.5.

(c) For purposes of this Agreement, a Letter of Credit Advance (i) shall be deemed outstanding in an amount equal to the sum of the maximum amount available to be drawn under the related Letter of Credit on or after the date of determination and on or before the stated expiry date thereof plus the amount of any draws under such Letter of Credit that have not been reimbursed as provided in Section 3.3 and (ii) shall be deemed outstanding at all times on and before such stated expiry date or such earlier date on which all amounts available to be drawn under such Letter of Credit have been fully drawn, and thereafter until all related reimbursement obligations have been paid pursuant to this Section 3.3. As provided in this Section 3.3, upon each payment made by the Agent in respect of any draft or other demand for payment under any Letter of Credit, the amount of any Letter of Credit Advance outstanding immediately prior to such payment shall be automatically reduced by the amount of each Revolving Credit Loan deemed advanced in respect of the related reimbursement obligation of the Borrower.

3.4 Payment Method. (a) All payments to be made by the Borrowers hereunder will be made to the Agent for the account of the Banks (or to the applicable Swingline Bank in the case of Swingline Loans for the account of such Swingline Bank) (i) in the case of principal and interest on any Loan, in the Permitted Currency in which such Loan is denominated and (ii) in all other cases, in the otherwise specified or relevant currency, and in all cases in immediately available, freely transferable, cleared funds not later than 1:00 p.m. at the place for payment on the date on which such payment shall become due (x) in the case of principal and interest on any Loan denominated in a Permitted Currency other than Dollars, by credit to the account of the Agent at its designated branch or correspondent bank in the country issuing the relevant Permitted Currency or in such other place specified by the Agent with respect to such Loan pursuant to Section 2.6(b), and (y) in all other cases to the Agent at the address of its principal office specified in Section 9.2. Payments received after 1:00 p.m. at the place for payment shall be deemed to be payments made prior to 1:00 p.m. at the place for payment on the next succeeding Business Day. Each Borrower hereby authorizes the Agent to charge its account with the Agent in order to cause timely payment of amounts due hereunder to be made (subject to sufficient funds being available in such account for that purpose).

(b) At the time of making each such payment, a Borrower shall, subject to the other terms and conditions of this Agreement, specify to the Agent that Borrowing or other obligation of the Borrowers hereunder to which such payment is to be applied. In the event that a Borrower fails to so specify the relevant obligation or if an Event of Default shall have occurred and be continuing, the Agent may apply such payments as it may determine in its sole discretion to obligations of the Borrowers to the Banks arising under this Agreement.

(c) On the day such payments are deemed received, the Agent shall remit to the Banks their pro rata shares of such payments in Same Day Funds, (i) in the case of payments of principal and interest on any Borrowing denominated in a Permitted Currency other than Dollars, at an account maintained and designated by each Bank at a bank in the principal financial center of the country issuing the Permitted Currency in which such Borrowing is denominated or in such other place specified by the Agent and (ii) in all other cases, to the Banks at their respective address in the United States specified for notices pursuant to Section 9.2. Such pro rata shares shall be determined with respect to each such Bank, (i) in the case of payments of principal and interest on any Borrowing, by the ratio which the outstanding principal balance of its Loan included in such Borrowing bears to the outstanding principal balance of the Loans of all of the Banks included in such Borrowing and (ii) in the case of fees paid pursuant to Section 2.5 and other amounts payable hereunder (other than the Agent’s fees payable pursuant to Section 2.5(c) and amounts payable to any Bank under Section 3.7 or 3.9) by the ratio which the Commitment of such Bank bears to the Commitments of all the Banks.

(d) This Agreement arises in the context of an international transaction, and the specification of payment in a specific currency at a specific place pursuant to this Agreement is of the essence. Such specified currency shall be the currency of account and payment under this Agreement. The obligations of the Borrowers hereunder shall not be discharged by an amount paid in any other currency or at another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid, on prompt conversion into the applicable currency and transfer to the Banks under normal banking procedure, does not yield the amount of such currency due under this Agreement. In the event that any payment, whether pursuant to a judgment or otherwise, upon conversion and transfer, does not result in payment of the amount of such currency due under this Agreement, the Banks shall have an independent cause of action against the Borrowers for the currency deficit.

(e) If for purposes of obtaining judgment in any court it becomes necessary to convert any currency due hereunder into any other currency, the Borrowers will pay such additional amount, if any, as may be necessary to ensure that the amount paid in respect of such judgment is the amount in such other currency which, when converted at the Agent’s spot rate of exchange prevailing on the date of payment, would yield the same amount of the currency due hereunder. Any amount due from the Borrowers under this Section 3.4(e) will be due as a separate debt and shall not be affected by judgment being obtained for any other sum due under or in respect of this Agreement.

3.5 No Setoff or Deduction. All payments of principal of and interest on the Loans and other amounts payable by any Borrower hereunder shall be made by such Borrower without setoff or counterclaim, and free and clear of, and without deduction or withholding for, or on account of, any present or future taxes, levies, imposts, duties, fees, assessments, or other charges of whatever nature, imposed by any governmental authority, or by any department, agency or other political subdivision or taxing authority, unless required by applicable laws. If any such taxes, levies, imposts, duties, fees, assessments, or other charges are required to be withheld from any amounts payable hereunder with respect to any Advance in any Optional Currency, the amounts so payable shall be increased to the extent necessary to yield to the payee thereof the interest or any such other amounts payable hereunder at the rates and in the amounts specified in this Agreement.

3.6 Payment on Non-Business Day; Payment Computations. Except as otherwise provided in this Agreement to the contrary, whenever any installment of principal of, or interest on, any Loan or any other amount due hereunder becomes due and payable on a day which is not a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of any installment of principal, interest shall be payable thereon at the rate per annum determined in accordance with this Agreement during such extension. Computations of interest and other amounts due under this Agreement shall be made on the basis of a year of 360 days for the actual number of days elapsed, including the first day but excluding the last day of the relevant period, except interest on Loans denominated in British Pounds Sterling or any other Optional Currency for which it is required or customary to calculate interest based on a 365-day year shall be calculated for actual days elapsed on the basis of a 365-day year.

3.7 Additional Costs. (a) In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not currently applicable to any Bank or the Agent, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank or the Agent with any directive of any such authority (whether or not having the force of law), shall (i) affect the basis of taxation of payments to any Bank or the Agent of any amounts payable by any Borrower under this Agreement (other than taxes imposed on the overall net income of the Bank or the Agent, by the jurisdiction, or by any political subdivision or taxing authority of any such jurisdiction, in which any Bank or the Agent, as the case may be, has its principal office), or (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Bank or the Agent, as the case may be, or (iii) shall impose any other condition with respect to this Agreement, the Commitments, the Notes or the Advances, and the result of any of the foregoing is to increase the cost to any Bank or the Agent, as the case may be, of making, funding or maintaining any Eurocurrency Rate Loan or to reduce the amount of any sum receivable by any Bank or the Agent, thereon, then the Borrowers shall pay to such Bank or the Agent, as the case may be, from time to time, upon request by such Bank (with a copy of such request to be provided to the Agent) or the Agent, additional amounts sufficient to compensate such Bank or the Agent, as the case may be, for such increased cost or reduced sum receivable to the extent, in the case of any Eurocurrency Rate Loan or Swingline Loan, such Bank or the Agent, as the case may be, is not compensated therefor in the computation of the interest rate applicable to such Eurocurrency Rate Loan or Swingline Loan. Each Bank or the Agent, as the case may be, seeking compensation hereunder shall deliver to the Borrowers a statement setting forth (i) such increased cost or reduced sum receivable as such Bank or the Agent, as the case may be, has calculated in good faith, (ii) a description of the event giving rise thereto, (iii) a calculation in reasonable detail of the amounts requested and (iv) a statement that such Bank or the Agent, as the case may be, has not allocated to its Commitment, Borrowings or outstanding Loans a proportionately greater amount than is attributable to each of its other credit extensions that are affected similarly by compliance by such Bank or the Agent, as the case may be, whether or not such Bank or the Agent, as the case may be, allocates any portion of such amount to such other commitments or credit extensions. Before delivery of such statement each Bank or the Agent, as the case may be, shall use reasonable efforts in accordance with its normal practices and procedures to reduce amounts payable under this Section 3.7(a). Such statement as to the amount of such increased cost or reduced sum receivable, prepared in good faith and in reasonable detail by such Bank or the Agent, as the case may be, and submitted by such Bank or the Agent, as the case may be, to the Borrowers, shall be conclusive and binding for all purposes absent manifest error in computation.

(b) In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not currently applicable to any Bank or the Agent, but applicable to banks or financial institutions generally, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank or the Agent with any directive of any such authority (whether or not having the force of law), including any risk-based capital guidelines, affects the amount of capital required or expected to be maintained by such Bank or the Agent (or any corporation controlling such Bank or the Agent) and such Bank or the Agent, as the case may be, determines that the amount of such capital is increased by or based upon the existence of such Bank’s or the Agent’s obligations hereunder and such increase has the effect of reducing the rate of return on such Bank’s or the Agent’s (or such controlling corporation’s) capital as a consequence of such obligations hereunder to a level below that which such Bank or the Agent (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank or the Agent to be material, then the Borrowers shall pay to such Bank or the Agent, as the case may be, from time to time, upon request by such Bank (with a copy of such request to be provided to the Agent) or the Agent, additional amounts sufficient to compensate such Bank or the Agent (or such controlling corporation) for any reduced rate of return which such Bank or the Agent reasonably determines to be allocable to the existence of such Bank’s or the Agent’s obligations hereunder. Each Bank or the Agent, as the case may be, seeking compensation hereunder shall deliver to the Borrowers a statement setting forth (i) such increased cost or reduced sum receivable as such Bank or the Agent, as the case may be, has calculated in good faith, (ii) a description of the event giving rise thereto, (iii) a calculation in reasonable detail of the amounts requested and (iv) a statement that such Bank or the Agent, as the case may be, has not allocated to its Commitment, Borrowings or outstanding Loans a proportionately greater amount than is attributable to each of its other credit extensions that are affected similarly by compliance by such Bank or the Agent, as the case may be, whether or not such Bank or the Agent, as the case may be, allocates any portion of such amount to such other commitments or credit extensions. Before delivery of such statement each Bank or the Agent, as the case may be, shall use reasonable efforts in accordance with its normal practices and procedures to reduce amounts payable under this Section 3.7(b). Such statement as to the amount of such compensation, prepared in good faith and in reasonable detail by such Bank or the Agent, as the case may be, and submitted by such Bank or the Agent to the Borrowers, shall be conclusive and binding for all purposes absent manifest error in computation.

3.8 Illegality and Impossibility. In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not currently applicable to any Bank, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank with any directive of such authority (whether or not having the force of law), including without limitation exchange controls, shall make it unlawful or impossible for any Bank to maintain any Eurocurrency Rate Loan or Swingline Loan under this Agreement or shall make it impracticable, unlawful or impossible for, or shall in any way limit or impair the ability of, any Borrower to make or any Bank to receive any payment under this Agreement at the place specified for payment hereunder, or to freely convert any amount paid into Dollars at market rates of exchange or to transfer any amount paid or so converted to the address of its principal office specified in Section 9.2, the Borrowers shall upon receipt of notice thereof from such Bank, repay in full the then outstanding principal amount of each Eurocurrency Rate Loan or Swingline Loan so affected, together with all accrued interest thereon to the date of payment and all amounts owing to such Bank under Section 3.9, (a) on the last day of the then current Interest Period applicable to such Loan if such Bank may lawfully continue to maintain such Loan to such day, or (b) immediately if such Bank may not continue to maintain such Loan to such day.

3.9 Indemnification. If any Borrower makes any payment of principal with respect to any Eurocurrency Rate Loan on any other date than the last day of an Interest Period applicable thereto (whether pursuant to Section 3.8 or Section 6.2 or otherwise), or if any Borrower fails to borrow any Eurocurrency Rate Loan after notice has been given to the Banks in accordance with Section 2.6, the Borrowers shall reimburse each Bank on demand for any resulting net loss or expense incurred by each such Bank after giving credit for any earnings or other quantifiable financial benefit to such Bank from such Bank’s investment or other amounts prepaid or not reborrowed, including without limitation any loss incurred in obtaining, liquidating or employing deposits from third parties, whether or not such Bank shall have funded or committed to fund such Loan. A statement as to the amount of such loss or expense, prepared in good faith and in reasonable detail by such Bank and submitted by such Bank to the Borrowers, shall be conclusive and binding for all purposes absent manifest error in computation, provided that before delivery of such statement, each Bank shall use reasonable efforts in accordance with its normal practices and procedures to reduce amounts payable under this Section. Calculation of all amounts payable to such

Bank under this Section 3.9 shall be made as though such Bank shall have actually funded or committed to fund the relevant Eurocurrency Rate Loan through the purchase of an underlying deposit in an amount equal to the amount of such Loan and having a maturity comparable to the related Interest Period; provided, however, that such Bank may fund any Eurocurrency Rate Loan in any manner it sees fit and the foregoing assumption shall be utilized only for the purpose of calculation of amounts payable under this Section 3.9.

3.10 Tax Documents. (a) At least five Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Bank, each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to each of the Company and the Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI and Form W-8 or W-9 and any additional forms necessary for claiming complete exemption from United States withholding taxes (or any successor or substitute forms), certifying in either case that such Bank is entitled to receive payments under this Agreement and the Loans without deduction or withholding of any United States federal income taxes. Each Bank which so delivers a Form W-8BEN or W-8ECI and a Form W-8 or W-9 and any additional forms necessary for claiming complete exemption from United States withholding taxes (or any successor or substitute forms) further undertakes to deliver to each of the Company and the Agent two additional copies of such forms (or any successor or substitute forms) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Company or the Agent to the extent it may lawfully do so, in each case certifying that such Bank is entitled to receive payments under this Agreement and the Loans without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the Company and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

(b) If at any time any Subsidiary Borrower is a Foreign Subsidiary organized under the laws of the United Kingdom or any political subdivision thereof, each Bank which is neither a resident of the United Kingdom nor a bank carrying on a bona fide banking business in the United Kingdom agrees to furnish, to the extent it is able to do so, on or before the date such Bank makes a Loan to any Borrower in the United Kingdom, to the Agent and the relevant Borrower evidence satisfactory to the Agent and such Borrower that such Bank has filed with the United Kingdom Inland Revenue a “Claim on Behalf of a United States Domestic Corporation to Relief from United Kingdom Income Tax on Interest and Royalties Arising in the United Kingdom” or other appropriate form or forms of exemption from withholding tax and received from the Inland Revenue authority that payments to such Bank by such Borrower hereunder may be made gross; provided that such Bank’s failure to furnish such evidence shall not relieve such Borrower of any of its obligations under this Agreement.

(c) The Swingline Canadian Bank, if it is created or organized under the laws of a jurisdiction other than Canada or a Province thereof, shall deliver to the Company and the Agent on the Effective Date (or on the date on which such Bank becomes the Swingline Canadian Bank hereunder), evidence that either (i) the Swingline Canadian Bank is an authorized foreign bank and that any payments received by the Swingline Canadian Bank under the Swingline Canadian Loans is in respect of such entity’s Canadian banking business, all for the purposes of subsection 212(13.3) of the Income Tax Act

(Canada), or (ii) the Minister of National Revenue is satisfied that payments made to the Swingline Canadian Bank hereunder are not subject to Canadian withholding taxes pursuant to Regulation 805(2) of the Income Tax Act (“Evidence of Canadian Tax Exemption”). In addition, from time to time after the Effective Date (or the date on which such Bank becomes the Swingline Canadian Bank hereunder) upon the reasonable request of the Company or the Agent, each such Bank further agrees to deliver to the Company and the Agent further Evidence of Canadian Tax Exemption, unless any change in treaty, law, regulation or official interpretation thereof prevents such Bank from duly providing same. Notwithstanding anything in this Section 3.10 to the contrary, the Canadian Borrower shall not have any obligation to pay any withholding taxes or to indemnify the Swingline Canadian Bank for any withholding taxes to the extent that such taxes result from the failure of such Bank to comply with its obligations under this paragraph.

(d) If any governmental authority of any jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered or was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason relating to such Bank’s failure to comply with the terms of this Agreement) such Bank shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including attorney costs). The obligations of the Bank under this subsection shall survive the payment of all Bank Obligations.

3.11 Applicable Lending Office. Each Bank and the Agent may make and book its Loans and, in the case of the Agent, issue Letters of Credit, at any Applicable Lending Office(s) selected by such Bank or the Agent, as the case may be, and each Bank and the Agent may change its Applicable Lending Office(s) from time to time. Each Bank may, by written notice to the Agent and the applicable Borrower, designate one or more Applicable Lending Offices which are to make and book Loans and for whose account Loan payments are to be made. The Agent, each Bank and each Swingline Bank may, by written notice to the applicable Borrower, designate one or more Applicable Lending Offices which are to make and book Loans and issue and book Letters of Credit and for whose accounts Loan payments and Letter of Credit reimbursements are to be made and through which its functions are to be performed. All terms of this Agreement shall apply to any such Applicable Lending Office(s) and the Notes shall be deemed held by each Bank and the Agent, as the case may be, for the benefit of such Applicable Lending Office.

3.12 Substitution of Bank. If (i) the obligation of any Bank to make or maintain Eurocurrency Rate Loans has been suspended pursuant to Section 3.8 when not all Banks’ obligations have been suspended, (ii) any Bank is a Defaulting Bank, or (iii) in connection with a request by the Company to obtain the consent of the Banks to a waiver, amendment or modification of any provision of this Agreement or any other Loan Document that requires the consent of all Banks, any Bank at such time has declined to agree to such request when the Required Banks have agreed to such request, the Company shall have the right, if no Default or Event of Default then exists, to replace such Bank (a “Replaced Bank”) with one or more other Banks or other lenders (collectively, the “Replacement Bank”) acceptable to the Agent, provided that (x) at the time of any replacement pursuant to this Section 3.12, the Replacement Bank shall enter into one or more Assignment and Acceptances, pursuant to which the Replacement Bank shall acquire the Commitments and outstanding Advances and other obligations of the Replaced Bank and, in connection therewith, shall pay to the Replaced Bank in respect thereof an amount equal to the sum of (A) the amount of principal of, and all accrued interest on, all outstanding Loans of the Replaced Bank, (B) the amount of all accrued, but theretofore unpaid, fees owing to the Replaced Bank under Section 2.5 and (C) the amount which would be payable by the Borrowers to the Replaced Bank pursuant to Section 3.9 if the Borrowers prepaid at the time of such replacement all of the Loans of such Replaced Bank outstanding at such time and (y) all obligations of the Borrowers then owing to the Replaced Bank (other than those specifically described in clause (x) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Bank concurrently with such replacement. Upon the execution of the respective Assignment and Acceptances, the payment of amounts referred to in clauses (x) and (y) above and, if so requested by the Replacement Bank, delivery to the Replacement Bank of the appropriate Note or Notes executed by the Borrowers, the Replacement Bank shall become a Bank hereunder and the Replaced Bank shall cease to constitute a Bank hereunder. The provisions of this Agreement (including without limitation Sections 3.7, 3.9 and 9.5) shall continue to govern the rights and obligations of a Replaced Bank with respect to any Loans made or any other actions taken by such Bank while it was a Bank. Nothing herein shall release any Defaulting Bank from any obligation it may have to the Borrowers, the Agent or any other Bank. Each Bank agrees to take such actions, at the Company’s expense, as may be reasonably necessary to effect the foregoing if it shall become a Replaced Bank.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

Each Borrower represents and warrants to the Agent and the Banks that, both before and after giving effect to the Related Transactions and each Advance:

4.1 Corporate Existence and Power. Each Borrower is a Person duly organized, validly existing and in good standing under the laws of the state or other political subdivision of its jurisdiction of incorporation or organization, as the case may be, and is duly qualified to do business, and is in good standing, in all additional jurisdictions where such qualification is necessary under applicable law, except where the failure to be so qualified would not result in a Material Adverse Change. Each Borrower has all requisite corporate power to own or lease the properties used in its business and to carry on its business as now being conducted and as proposed to be conducted, and to execute and deliver this Agreement and the Notes and to engage in the transactions contemplated by this Agreement.

4.2 Corporate Authority. The execution, delivery and performance by each Borrower of this Agreement and the Notes have been duly authorized by all necessary corporate action and are not in contravention of any material law, rule or regulation, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of the terms of such Borrower’s charter or by-laws, or of any material contract or undertaking to which the Borrower is a party or by which the Borrower or its property is bound or affected and do not result in the imposition of any Lien except for Permitted Liens.

4.3 Binding Effect. This Agreement is, and the Notes when delivered hereunder will be, legal, valid and binding obligations of each Borrower enforceable against each Borrower in accordance with their respective terms; except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to equitable defenses and to the discretion of the court before which any proceedings may be brought.

4.4 Subsidiaries. Schedule 4.4 hereto correctly sets forth the corporate name, jurisdiction of incorporation and ownership of each Subsidiary of each Borrower. Each Subsidiary and each corporation becoming a Subsidiary of any Borrower after the date hereof is and will be a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is and will be duly qualified to do business in each additional jurisdiction where such qualification is or may be necessary under applicable law, except where the failure to be so qualified would not result in a Material Adverse Change. Each Subsidiary of any Borrower has and will have all requisite corporate power to own or lease the properties used in its business and to carry on its business as now being conducted and as proposed to be conducted. All outstanding shares of capital stock of each class of each Subsidiary of any Borrower have been and will be validly issued and are and will be fully paid and nonassessable and, except as otherwise indicated in Schedule 4.4 hereto or disclosed in writing to the Agent from time to time, are and will be owned, beneficially and of record, by a Borrower or another Subsidiary of a Borrower free and clear of any Liens.

4.5 Litigation. Except as set forth in Schedule 4.5 hereto, there is no action, suit or proceeding pending or, to the best of each Borrower’s knowledge, threatened against or affecting any Borrower or any of their respective Subsidiaries before or by any court, governmental authority or arbitrator, which if adversely decided would result, either individually or collectively, in a Material Adverse Change and, to the best of the Company’s knowledge, there is no basis for any such action, suit or proceeding.

4.6 Financial Condition. The consolidated balance sheet of the Company and its Subsidiaries and the consolidated statements of income and cash flow of the Company and its Subsidiaries for the fiscal year ended April 30, 2005 and reported on by PricewaterhouseCoopers, LLP independent certified public accountants, and the consolidated balance sheet of the Company and its Subsidiaries and the consolidated statements of income and cash flow of the Company and its Subsidiaries for the fiscal quarter ended July 30, 2005 and prepared by the Company, copies of which have been furnished to the Banks, fairly present, and the financial statements of the Company and its Subsidiaries delivered pursuant to Section 5.1(d) will fairly present the consolidated financial position of the Company and its Subsidiaries as at the respective dates thereof, and the consolidated results of operations of the Company and its Subsidiaries for the respective periods indicated, all in accordance with Generally Accepted Accounting Principles consistently applied (subject, in the case of said interim statements, to year-end audit adjustments). There has been no Material Adverse Change since April 30, 2005.

4.7 Use of Loans. Each Borrower will use the proceeds of the Advances for necessary working capital requirements and general corporate purposes of the Borrowers, to refinance the debt described in Section 2.7(g), for the Acquisition of Crave and other Acquisitions and capital expenditures by the Borrowers to the extent permitted hereunder and for dividends and stock redemptions to the extent permitted hereunder. No Borrower nor any of their respective Subsidiaries extends or maintains, in the ordinary course of business, credit for the purpose, whether immediate, incidental, or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any Loan will be used for the purpose, whether immediate, incidental, or ultimate, of buying or carrying any such Margin Stock or maintaining or extending credit to others for such purpose. After applying the proceeds of each Loan, such Margin Stock will not constitute more than 25% of the value of the assets (either of any Borrower alone or of the Borrowers and their respective Subsidiaries on a consolidated basis) that are subject to any provisions of this Agreement that may cause the Loans to be deemed secured, directly or indirectly, by Margin Stock.

4.8 Consents, Etc. Except for such consents, approvals, authorizations, declarations, registrations or filings delivered by the Borrowers pursuant to Section 2.7(f), if any, each of which is in full force and effect, no consent, approval or authorization of or declaration, registration or filing with any governmental authority or any nongovernmental person, including without limitation any creditor, lessor or stockholder of any Borrower or Guarantor, is required on the part of any Borrower or Guarantor in connection with the execution, delivery and performance of the Loan Documents, or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of the Loan Documents. The Company and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective properties if failure to comply therewith could result in a Material Adverse Change.

4.9 Taxes. The Company and its Subsidiaries have filed all material tax returns (federal, state, provincial and local) required to be filed and have paid all taxes shown thereon to be due, including interest and penalties, or have established adequate financial reserves on their respective books and records for payment thereof except where the failure to file such returns, pay such taxes or establish such reserves would not result in a Material Adverse Change.

4.10 Title to Properties. Except as otherwise disclosed in the latest balance sheet delivered pursuant to this Agreement, the Company or one or more of its Subsidiaries have good and marketable fee simple title to all of the real property, and a valid and indefeasible ownership interest in all of the other properties and assets reflected in said balance sheet or subsequently acquired by the Company or any such Subsidiary material to the business or financial condition of the Company and its Subsidiaries taken as a whole, except for title defects that would not result in a Material Adverse Change. All of such properties and assets are free and clear of any Lien, except for Permitted Liens.

4.11 ERISA. The Borrowers, their respective Subsidiaries, their ERISA Affiliates and their respective Plans are in substantial compliance in all material respects with those provisions of ERISA and of the Code which are applicable with respect to any Plan. No Prohibited Transaction and no Reportable Event has occurred with respect to any such Plan which would cause an Event of Default. No Borrower, any of their respective Subsidiaries nor any of their ERISA Affiliates is an employer with respect to any Multiemployer Plan. The Borrowers, their respective Subsidiaries and their ERISA Affiliates have met the minimum funding requirements under ERISA and the Code with respect to each of their respective Plans, if any, and have not incurred any liability to the PBGC, other than premiums which are not yet due and payable. The execution, delivery and performance of this Agreement and the Notes does not constitute a Prohibited Transaction. There is no material Unfunded Benefit Liability, determined in accordance with Section 4001(a)(18) of ERISA, with respect to any Plan of any Borrower, their respective Subsidiaries or their ERISA Affiliates.

4.12 Environmental and Safety Matters. Except as disclosed on Schedule 4.12, each Borrower and each Subsidiary of each Borrower is in substantial compliance with all material federal, state, provincial and local laws, ordinances and regulations relating to safety and industrial hygiene or to the environmental condition, including without limitation all material Environmental Laws in jurisdictions in which any Borrower or any such Subsidiary owns or operates, or has owned or operated, a facility or site, or arranges or has arranged for disposal or treatment of hazardous substances, solid waste, or other wastes, accepts or has accepted for transport any hazardous substances, solid wastes or other wastes or holds or has held any interest in real property or otherwise. Except as disclosed on Schedule 4.12, no written demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by any governmental authority, private person or otherwise, arising under, relating to or in connection with any Environmental Laws is pending or, to the best of each Borrower’s knowledge, threatened against any Borrower or any such Subsidiary, any real property in which any Borrower or any such Subsidiary holds or has held an interest or any past or present operation of any Borrower or any such Subsidiary which would result in a Material Adverse Change. Neither any Borrower nor any Subsidiary of any Borrower (a) is the subject of any federal, state or provincial investigation evaluating whether any remedial action is needed to respond to a release of any toxic substances, radioactive materials, hazardous wastes or related materials into the environment, or (b) has received any notice of any toxic substances, radioactive materials, hazardous waste or related materials in, or upon any of its properties in violation of any Environmental Laws. As to such matters disclosed on Schedule 4.12, none will result in a Material Adverse Change. Except as set forth on Schedule 4.12, to the best of each Borrower’s knowledge, no release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring or has occurred on, under or to any real property in which any Borrower or any of their respective Subsidiaries holds any interest or performs any of its operations, in violation of any Environmental Law.

4.13 Borrowing Base. The Senior Debt is equal to or less than the Borrowing Base.

4.14 Investment Company Act. Neither the Company nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940.

4.15 Public Utility Holding Company Act. Neither the Company nor any Subsidiary is a “holding company”, or a “subsidiary company” of a “holding company”, or an “affiliate” of a “holding company” or of a “subsidiary company”, within the meaning of the Public Utility Holding Company Act of 1935.

4.16 Solvency, etc. On the Effective Date, and immediately prior to and after giving effect to the issuance of each Advance hereunder and the use of the proceeds thereof, (a) each Borrower’s and Guarantor’s assets will exceed its liabilities and (b) each of the Borrowers and Guarantors will be solvent, will be able to pay its debts as they mature, will own property with fair saleable value greater than the amount required to pay its debts and will have capital sufficient to carry on its business as then constituted.

4.17 Intellectual Property. The Company and each Subsidiary owns and possesses or has a license or other right to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights as are necessary for the conduct of the business of the Company and its Subsidiaries, without any infringement upon rights of others which could result in a Material Adverse Change.

4.18 Burdensome Obligations. Neither the Company nor any Subsidiary is a party to any agreement or contract or subject to any corporate or partnership restriction which could result in a Material Adverse Change.

4.19 Labor Matters. Neither the Company nor any Subsidiary is subject to any labor or collective bargaining agreement. There are no existing or threatened strikes, lockouts or other labor disputes involving the Company or any Subsidiary that singly or in the aggregate could result in a Material Adverse Change. Hours worked by and payment made to employees of the Company and its Subsidiaries are not in violation of the Fair Labor Standards Act or any other applicable law, rule or regulation dealing with such matters.

4.20 No Default. No Event of Default or Default exists or would result from the incurring by the Company of any Advances hereunder.

4.21 Related Agreements, etc. (a) The Company has heretofore furnished the Agent a true and correct copy of the Related Agreements.

(b) Each Loan Party and, to the Company’s knowledge, each other party to the Related Agreements, has duly taken all necessary corporate, partnership or other organizational action to authorize the execution, delivery and performance of the Related Agreements and the consummation of transactions contemplated thereby.

(c) The Related Transactions will comply with all applicable legal requirements, and all necessary governmental, regulatory, creditor, shareholder, partner and other material consents, approvals and exemptions required to be obtained by the Loan Parties and, to the Company’s knowledge, each other party to the Related Agreements in connection with the Related Transactions will be, prior to consummation of the Related Transactions, duly obtained and will be in full force and effect. As of the date of the Related Agreements, all applicable waiting periods with respect to the Related Transactions will have expired without any action being taken by any competent governmental authority which restrains, prevents or imposes material adverse conditions upon the consummation of the Related Transactions.

(d) The execution and delivery of the Related Agreements do not, and the consummation of the Related Transactions will not, violate any statute or regulation of the United States (including any securities law) or of any state or other applicable jurisdiction, or any order, judgment or decree of any court or governmental body binding on any Loan Party or, to the Company’s knowledge, any other party to the Related Agreements, or result in a breach of, or constitute a default under, any material agreement, indenture, instrument or other document, or any judgment, order or decree, to which any Loan Party is a party or by which any Loan Party is bound or, to the Company’s knowledge, to which any other party to the Related Agreements is a party or by which any such party is bound.

(e) No statement or representation made in the Related Agreements by any Loan Party or, to the Company’s knowledge, any other Person, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading in any material respect.

(f) Simultaneously with the first Advance hereunder, the Company will own, free and clear of all Liens other than those allowed hereunder, 100% of the Capital Stock of Crave and shall have otherwise completed the Related Transactions in accordance in all material respects with the Related Agreements and in accordance in all material respects with all laws, rules and regulations, whether foreign or domestic, and all orders or other determinations of any governmental authority. The total consideration paid or payable (including without limitation all Indebtedness assumed, guaranties or other liabilities incurred, all deferred payments and all other direct or indirect consideration) for the Crave Acquisition and the other Related Transactions will not exceed (i) $127,000,000 on or before the Effective Date, and (ii) $23,000,0000 after the Effective Date. The aggregate fees, expenses and similar amounts paid or payable by the Company of any of its Subsidiaries in connection with the Crave Acquisition and the other Related Transactions will not exceed $5,000,000. Since December 31, 2004 there has been no material adverse change in the business, property, prospects, condition (financial or otherwise) or results of operations of Crave and its Subsidiaries taken as a whole.

ARTICLE V.

COVENANTS

5.1 Affirmative Covenants. Each Borrower covenants and agrees that, until the Termination Date and thereafter until irrevocable payment in full of the Obligations, unless the Required Banks shall otherwise consent in writing, it shall, and shall cause each of its Subsidiaries to:

(a) Preservation of Corporate Existence, Etc. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except to the extent permitted by Section 5.2(f), and its qualification as a foreign corporation in good standing in each jurisdiction in which such qualification is necessary under applicable law, other than where failure to so qualify will not result in a Material Adverse Change.

(b) Compliance with Laws, Etc. Comply in all material respects with all applicable laws, rules, regulations and orders of any governmental authority, whether federal, state, local or foreign (including without limitation ERISA, the Code and Environmental Laws), in effect from time to time; and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income, revenues or property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might give rise to Liens upon such properties or any portion thereof, except to the extent that payment of any of the foregoing is then being contested in good faith by appropriate legal proceedings, and except where failure to comply would not result in a Material Adverse Change.

(c) Maintenance of Properties; Insurance. Maintain, preserve and protect all property that is material to the conduct of the business of any Borrower or any of their respective Subsidiaries and keep such property in good repair, working order and condition and from time to time make, or cause to be made all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times in accordance with customary and prudent business practices for similar businesses; and, maintain in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms and covering such risks, as is usually carried by companies engaged in similar businesses and owning similar properties similarly situated and maintain in full force and effect public liability insurance, insurance against claims for personal injury or death or property damage occurring in connection with any of its activities or any properties owned, occupied or controlled by it, in such amount as it shall reasonably deem necessary.

(d) Reporting Requirements. Furnish to the Banks and the Agent the following:

(i) Promptly and in any event within three calendar days after becoming aware of the occurrence of (A) any Event of Default or Default, (B) the commencement of any material litigation against, by or affecting any Borrower or any of their respective Subsidiaries, and any material developments therein, or (C) entering into any material contract or undertaking that is not entered into in the ordinary course of business if such contract or undertaking is publicly disclosed, a statement of a Financial Officer setting forth details of such Event of Default or Default or such litigation and the action which such Borrower or such Subsidiary, as the case may be, has taken and proposes to take with respect thereto;

(ii) As soon as available and in any event within 50 days after the end of each fiscal quarter of the Company, the consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter, and the related consolidated statements of income and cash flow for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding fiscal year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by a Financial Officer as having been prepared in accordance with Generally Accepted Accounting Principles, together with a certificate of a Financial Officer stating (A) that no Event of Default or Default has occurred and is continuing or, if an Event of Default or Default has occurred and is continuing, a statement setting forth the details thereof and the action which the Company has taken and proposes to take with respect thereto, and (B) that a computation (which computation shall accompany such certificate and shall be in reasonable detail) showing compliance with Section 5.2(a), (b), (c) and (d) hereof is in conformity with the terms of this Agreement;

(iii) As soon as available and in any event within 100 days after the end of each fiscal year of the Company, a copy of the consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and cash flow of the Company and its Subsidiaries for such fiscal year, with a customary audit report of PricewaterhouseCoopers, LLP or other independent certified public accountants selected by the Company and acceptable to the Required Banks, without qualifications unacceptable to the Required Banks, accompanied by any management letter prepared by said accountants and together with a certificate of such accountants stating (A) that they have reviewed this Agreement and stating further whether, in the course of their review of such financial statements, they have become aware of any Event of Default or Default and if an Event of Default or Default then exists and is continuing, a statement setting forth the nature and status thereof, and (B) that a computation by the Company (which computation shall accompany such certificate and shall be in reasonable detail) showing compliance with Section 5.2(a), (b), (c) and (d) hereof is in conformity with the terms of this Agreement;

(iv) Promptly after the sending or filing thereof, copies of all reports, proxy statements and financial statements which the Company sends to or files with any of their respective security holders or any securities exchange or the Securities and Exchange Commission or any successor agency thereof;

(v) As soon as available, but in any event within 60 days after the beginning of each fiscal year of the Company, a copy of the plan and forecast (including a projected consolidated balance sheet, income statement and cash flow statement) of the Company and its Subsidiaries for such fiscal year and for each fiscal year thereafter which begins on or before the Termination Date;

(vi) Promptly and in any event within 10 calendar days after receiving or becoming aware thereof (A) a copy of any notice of intent to terminate any Plan of any Borrower, their respective Subsidiaries or any ERISA Affiliate filed with the PBGC, (B) a statement of a Financial Officer setting forth the details of the occurrence of any Reportable Event with respect to any such Plan, (C) a copy of any notice that any Borrower, any of their respective Subsidiaries or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any such Plan or to appoint a trustee to administer any such Plan, or (D) a copy of any notice of failure to make a required installment or other payment within the meaning of Section 412(n) of the Code or Section 302(f) of ERISA with respect to any such Plan; and

(vii) Promptly, such other information respecting the business, properties, operations or condition, financial or otherwise, of any Borrower or any of their respective Subsidiaries as any Bank or the Agent may from time to time reasonably request.

(e) Accounting; Access to Records, Books, Etc. Maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in accordance with Generally Accepted Accounting Principles and to comply with the requirements of this Agreement and, at any reasonable time and from time to time with prior notice to the Company, permit any Bank or the Agent or any agents or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrowers and their respective Subsidiaries, and to discuss the affairs, finances and accounts of the Borrowers and their respective Subsidiaries with their respective directors, officers, employees and independent auditors, provided that representatives of the Company selected by the Company are present during any such visit or discussion, and by this provision the Company does hereby authorize such persons to discuss such affairs, finances and accounts with any Bank or the Agent subject to the above terms and conditions.

(f) Guaranties. Cause to be executed and delivered to the Banks and the Agent Guaranties of certain present and future Domestic Subsidiaries, such that at all times all Domestic Subsidiaries which are not Guarantors do not, if considered in the aggregate as a single Subsidiary, constitute a Material Subsidiary, in each case together with the other documentation relating to such Guaranty similar to that required to be delivered by or on behalf of the Borrowers under Section 2.7 (a), (b), (c), (e) and (f). Foreign Subsidiaries will also be required to be Guarantors and deliver such other documentation if a material adverse tax consequence would not result from such Foreign Subsidiary executing a Guaranty.

(g) Further Assurances. Will, and will cause each Guarantor to, execute and deliver within 30 days after request therefor by the Required Banks or the Agent, all further instruments and documents and take all further action that may be necessary or desirable, in order to give effect to, and to aid in the exercise and enforcement of the rights and remedies of the Banks and the Agent under, this Agreement, the Notes and the other Loan Documents. In addition, the Company agrees to deliver to the Agent and the Banks from time to time upon the acquisition or creation of any Subsidiary not listed in Schedule 4.4 hereto supplements to Schedule 4.4 such that such Schedule, together with such supplements, shall at all times accurately reflect the information provided for thereon.

5.2 Negative Covenants. Until the Termination Date and thereafter until irrevocable payment in full of the Obligations, each Borrower agrees that, unless the Required Banks shall otherwise consent in writing it shall not, and shall not permit any of its Subsidiaries to:

(a) Debt Service Coverage Ratio. Permit or suffer the Debt Service Coverage Ratio to be less than 1.75 to 1.0 as of the end of any fiscal quarter of the Company

(b) Leverage Ratio. Permit or suffer the Leverage Ratio to be greater than (i) 3.25 to 1.0 at any time prior to April 30, 2006, (ii) 3.00 to 1.0 at any time from and including April 30, 2006 to but excluding April 30, 2007 or (iii) 2.75 to 1.0 at any time thereafter.

(c) Net Worth. Permit or suffer consolidated Net Worth of the Company and its Subsidiaries at any time to be less than $228,524,800, plus 50% of consolidated Net Income of the Company and its Subsidiaries for each fiscal quarter of the Company ending after July 30, 2005, provided that if such consolidated Net Income is negative for any such fiscal quarter, the amount added for such fiscal quarter shall be zero and it shall not reduce the amount added for any other fiscal quarter.

(d) Borrowing Base. Permit or suffer the aggregate Senior Debt to exceed the Borrowing Base at any time.

(e) Liens. Create, incur or suffer to exist any Lien on any of the assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired, of the Company or any of its Subsidiaries, other than:

(i) Liens for taxes not delinquent or for taxes being contested in good faith by appropriate proceedings and as to which adequate financial reserves have been established on its books and records;

(ii) Liens (other than any Lien imposed by ERISA) created and maintained in the ordinary course of business which are not material in the aggregate, and which would not result in a Material Adverse Change and which constitute (A) pledges or deposits under worker’s compensation laws, unemployment insurance laws or similar legislation, (B) good faith deposits in connection with bids, tenders, contracts or leases to which the Company or any of its Subsidiaries is a party for a purpose other than borrowing money or obtaining credit, including rent security deposits, (C) liens imposed by law, such as those of carriers, warehousemen and mechanics and Canadian Statutory Claims, if payment of the obligation secured thereby is not yet past due, (D) Liens securing taxes, assessments or other governmental charges or levies not yet subject to penalties for nonpayment, and (E) pledges or deposits to secure public or statutory obligations of the Company or any of its Subsidiaries, or surety, customs or appeal bonds to which the Company or any of its Subsidiaries is a party;

(iii) Liens affecting real property which constitute minor survey exceptions or defects or irregularities in title, minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of such real property, provided that all of the foregoing, in the aggregate, do not at any time materially detract from the value of said properties or materially impair their use in the operation of the businesses of the Company and its Subsidiaries taken as a whole;

(iv) Each Lien described in Schedule 5.2(e) hereto may be suffered to exist upon the same terms as those existing on the date hereof, including extensions, renewals and replacements thereof so long as such extension, renewal or replacement does not increase the principal amount of the Indebtedness secured or extend such Lien to any other property, assets, rights or revenues;

(v) (A) any Lien in property or in rights relating thereto to secure any rights granted with respect to such property in connection with the provision of all or a part of the purchase price or cost of the construction of such property created contemporaneously with, or within 360 days after such acquisition or the completion of such construction, or (B) any Lien in property existing in such property at the time of acquisition thereof, whether or not the debt secured thereby is assumed by the Company or a Subsidiary, or (C) any Lien existing in the property of a corporation at the time such corporation is merged into or consolidated with the Company or a Subsidiary or at the time of a sale, lease, or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to the Company or a Subsidiary; provided, in the case of (A), (B) and (C), no such Liens shall exceed 100% of the fair market value of the related property and not more than one such Lien shall encumber such property at any one time;

(vi) Liens granted by any Subsidiary which is not a Guarantor in favor of the Company or any Guarantor;

(vii) The interest or title of a lessor under any lease otherwise permitted under this Agreement with respect to the property subject to such lease to the extent performance of the obligations of the Company or its Subsidiary thereunder is not delinquent; and

(viii) Other Liens on fixed assets, provided that the aggregate outstanding amount of all Indebtedness and other obligations secured by all such Liens does not exceed $15,000,000.

(f) Merger; Etc. Merge or consolidate or amalgamate with any other person or take any other action having a similar effect, provided, however, if no Event of Default or Default shall have occurred and be continuing or would result therefrom on a pro forma basis reasonably acceptable to the Agent and subject to Section 5.2(h) and the other terms of this Agreement, (i) the Company may merge or consolidate with any Person that is not a Subsidiary and is organized under the laws of, and located in, the United States of America, Canada, Mexico or any nation that is a member state of the European Union as of the date of this Agreement and each Subsidiary may merge or consolidate with any such other Person, provided, further, that in the case of any such merger or consolidation involving the Company, another Borrower or a Guarantor, as the case may be, the Company, such Borrower or such Guarantor is the surviving corporation, (ii) a Subsidiary of the Company may merge with the Company, provided that the Company shall be the surviving corporation, (iii) a Subsidiary of the Company may merge or consolidate with a Guarantor, provided that the Guarantor shall be the surviving corporation and (iv) a Subsidiary which is not a Guarantor may merge or consolidate with another wholly owned Subsidiary of the Company.

(g) Disposition of Assets; Etc. Sell, lease, license, transfer, assign or otherwise dispose of any of its business, assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether in one or a series of transactions, other than inventory sold in the ordinary course of business upon customary credit terms and sales of scrap or obsolete material or equipment, provided, however, that this Section 5.2(g) shall not prohibit any such sale, lease, license, transfer, assignment or other disposition if the aggregate book value (disregarding any write-downs of such book value other than ordinary depreciation and amortization) of all of the business, assets, rights, revenues and property disposed of in any consecutive twelve month period shall be less than 10% percent of such aggregate book value of the Consolidated total assets of the Company and its Subsidiaries as of the beginning of the twelve month period ending with the date of any such sale, lease, license, transfer, assignment or other disposition, and if immediately after such transaction, no Default or Event of Default shall exist or shall have occurred and be continuing. Notwithstanding the foregoing, each of the following shall be permitted and shall be excluded in determining the amount allowed to be sold or otherwise disposed of pursuant to the first sentence of this Section 5.2(g), (i) any Subsidiary may sell, lease, transfer or otherwise dispose of its assets to the Company or any Domestic Subsidiary, (ii) the Company may sell, lease, transfer or otherwise dispose of its assets to a Guarantor, and (iii) the Company or any Subsidiary may sell, lease, transfer or otherwise dispose of its assets in excess of the limitation set forth above so long as the proceeds of such sale are used (x) to purchase or committed to purchase other property of a similar nature of at least equivalent value within six (6) months of such sale or (y) to prepay the Advances (and to permanently reduce the Commitments by a like amount).

(h) Acquisitions. Make any Acquisition (other than the Crave Acquisition) unless each of the following conditions is satisfied: (i) the total consideration, whether cash or non-cash and including all deferred payments, Indebtedness assumed, the fair market value of Capital Stock or other non-cash consideration and other acquisition costs shall not exceed $35,000,000 for any individual Acquisition or $100,000,000 in the aggregate for all Acquisitions after the Effective Date; (ii) immediately before and after giving effect to such Acquisition, no Event of Default or Default shall exist or shall have occurred and be continuing and the representations and warranties contained in Article IV and in the other Loan Documents shall be true and correct on and as of the date thereof (both before and after such Acquisition is consummated) as if made on the date such Acquisition is consummated and giving effect to such Acquisition, (iii) at least five Business Days’ prior to the consummation of such Acquisition, the Company shall have provided to the Banks a certificate of a Financial Officer attaching pro forma computations acceptable to the Agent to demonstrate compliance with all financial covenants hereunder, and stating that such Acquisition complies with this Section 5.2(h), all laws and regulations and that any other conditions under this Agreement relating to such transaction have been satisfied, (iv) the Company shall have delivered to the Agent all acquisition documents and other agreements and documents relating to such Acquisition as requested by the Agent, (v) after giving effect to such Acquisition, the Company will be able to borrow at least $20,000,000 of additional Loans on a pro forma basis acceptable to the Agent and (vi) the Board of Directors (or similar governing body) and the management of the target of such Acquisition has approved such Acquisition.

(i) Nature of Business. Make or suffer any substantial change in the nature of its business from that engaged in on the date hereof or engage in any other businesses other than those in which it is engaged on the date hereof or which are directly related to the businesses in which it is engaged in on the date hereof.

(j) Investments, Loans and Advances. Purchase or otherwise acquire any Capital Stock of or other ownership interest in, or debt securities of or other evidences of Indebtedness of, any other person; nor acquire all or any material portion of the assets of any person; nor make any loan or advance of any of its funds or property or make any other extension of credit to, or make any investment or acquire any interest whatsoever in, any other person; nor permit any Subsidiary to do any of the foregoing; other than (i) extensions of trade credit made in the ordinary course of business on customary credit terms and commission, travel, relocation and similar advances made to officers and employees in the ordinary course of business, (ii) loans and advances to Guarantors, (iii) Acquisitions permitted pursuant to Section 5.2(h), (iv) advances in the ordinary course of business for proprietary products, (v) existing loans, advances and investments described in Schedule 5.2(j) hereto, but no increase in the amount thereof, and (vi) other investments, loans and advances in and to any Subsidiary of the Company in an aggregate amount at any time outstanding not to exceed 10% of consolidated Net Worth of the Company and its Subsidiaries. In connection with any loan or advance permitted under this Section 5.2(j), the Company acknowledges and agrees that any such loan or advance shall be evidenced by an enforceable promissory note and/or other agreements in form and substance reasonably acceptable to the Agent providing for an enforceable obligation in favor of the Company or a Guarantor to repay such loan or advance on or before the occurrence of any Event of Default hereunder, and the Company will not, and will not permit any of its Subsidiaries, to amend, waive, forgive or otherwise modify in any way any such obligation to repay any such loan or advance.

(k) Limitations on Restrictive Agreements. (i) Enter into any agreement with any person other than the Agent and the Banks pursuant hereto which prohibits or limits the ability of any Borrower to create, incur, assume or suffer to exist any Lien upon any of its assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired;

(ii) enter into, or suffer to exist, any agreement with any Person which in any way restricts or limits the ability of the Company to amend, modify, supplement or otherwise alter the terms applicable to the Bank Obligations or this Agreement; or

(iii) enter into, or suffer to exist, any agreement with any Person which in any way restricts or limits the ability of any Subsidiary to (x) pay dividends or make other distributions to the Company or prepay any Indebtedness owed to the Company or (y) transfer any of its property or assets to the Company.

(l) Payments and Modification of Debt. (i) Amend or otherwise modify any instrument or agreement under which any of the Borrowers’ or any of their Subsidiaries’ Indebtedness is issued or created or otherwise related thereto, except for any amendment which does not (A) increase the interest rate, fees or other amounts payable thereon, (B) change to any earlier dates any dates upon which any payments of principal, interest or other amounts are due thereon, (C) change any event of default or condition to an event of default with respect thereto (other than to eliminate any such existing event of default or make it more favorable to the applicable Borrower or to conform such default to a comparable Event of Default contained in this Agreement), (D) change any affirmative or negative covenant in any significant respect (other than to eliminate such covenant or make it more favorable to the applicable Borrower or to conform any such covenants to covenants contained in this Agreement or to make any financial covenants more restrictive than the financial covenants contained in this Agreement), (E) change the redemption, prepayment or defeasance provisions thereof (other than any change which would make such provisions more favorable to the applicable Borrower) or (F) make any other amendment or modification which, together with all other amendments or modifications made, would increase materially the obligations of the obligor thereunder or confer any additional rights on the holders of such Indebtedness which would be adverse to any Borrower or Guarantor or to the Agent or any

Banks, or (ii) other than the Indebtedness to the Banks and the Agent pursuant hereto, make, or permit any Subsidiary to make, any optional payment, prepayment or redemption of any of its or any of its Subsidiaries’ Indebtedness or enter into any agreement or arrangement providing for the defeasance of any of such Indebtedness, provided that any such existing Indebtedness may be refinanced and extended provided that such refinancing does not decrease the amount of or allow any payment on such Indebtedness other than those currently required, shorten the maturity of any such Indebtedness, including any installments due on such Indebtedness or impose any more restrictive covenants or defaults than imposed by such existing Indebtedness.

(m) Additional Covenants. If at any time any Borrower shall enter into or be a party to any instrument or agreement, including all such instruments or agreements in existence as of the date hereof and all such instruments or agreements entered into after the date hereof, relating to or amending any provisions applicable to any of its Indebtedness which includes covenants or defaults not substantially provided for in this Agreement or more favorable to the lender or lenders thereunder than those provided for in this Agreement, then the Borrowers shall promptly so advise the Agent and the Banks. Thereupon, if the Agent or the Required Banks shall request, upon notice to the Borrowers, the Agents and the Banks shall enter into an amendment to this Agreement or an additional agreement (as the Agent may request), providing for substantially the same covenants and defaults as those provided for in such instrument or agreement to the extent required and as may be selected by the Agents. In addition to the foregoing, any covenants or defaults in any existing agreements or other documents evidencing or relating to any Indebtedness of any Borrower not substantially provided for in this Agreement or more favorable to the holders of such Indebtedness, are hereby incorporated by reference into this Agreement to the same extent as if set forth fully herein, and no subsequent amendment, waiver or modification thereof shall affect any such covenants or defaults as incorporated herein.

(n) Indebtedness and Contingent Liabilities. Create, incur, assume or in any manner become liable in respect of or suffer to exist, any Indebtedness or Contingent Liabilities other than:

(i) the Bank Obligations;

(ii) the Indebtedness and Contingent Liabilities described on Schedule 5.2(n) hereto and refinancings thereof , but in each case no increase in the amount thereof (as such amount is reduced from time to time) and no modification of the terms thereof which are less favorable to the Company or any of its Subsidiaries or more restrictive on the Company or any of its Subsidiaries in any material manner shall be permitted;

(iii) Indebtedness of the Company or any Subsidiary owing to the Company or to any other Subsidiary to the extent permitted under Section 5.2(j); and

(iv) Guaranties by the Company of obligations of its Foreign Subsidiaries organized under the laws of the United Kingdom owing to their vendors in the ordinary course of business and not to exceed an aggregate outstanding amount equal to the Equivalent in Dollars of $65,000,000; and

(v) other Indebtedness and Contingent Liabilities not exceeding an aggregate outstanding amount equal to ten percent (10%) of the consolidated Net Worth of the Company and its Subsidiaries at any time.

(o) Transactions with Affiliates. Enter into, become a party to, or become liable in respect of, any contract or undertaking with any Affiliate (other than a Guarantor) except in the ordinary course of business and on terms not less favorable to the Company or such Subsidiary than those which could be obtained if such contract or undertaking were an arms length transaction with a person other than an Affiliate.

(p) Dividends, Redemptions and Other Distributions. Make, pay, declare or authorize any dividend, payment or other distribution in respect of any class of its Capital Stock or any dividend, payment or distribution in connection with the redemption, purchase, retirement or other acquisition, directly or indirectly, of any shares of its Capital Stock other than such dividends, payments or other distributions to the extent payable solely in shares of Capital Stock of the Company, provided, however, that the Company may make, pay, declare or authorize any of the foregoing such dividends, payments and other distributions subject to the satisfaction of each of the following conditions: (i) the aggregate amount thereof on and after the Effective Date shall not exceed the sum of $50,000,000 plus 50% of the consolidated Adjusted Net Income of the Company and its Subsidiaries, commencing with the first fiscal quarter ending after the Effective Date, (ii) immediately before and after giving effect to such dividend, payment or other distribution, no Event of Default or Default shall exist or shall have occurred and be continuing and the representations and warranties contained in Article IV and in the other Loan Documents shall be true and correct on and as of the date thereof (both before and after giving effect to such dividend, payment or other distribution) as if made on the date of such dividend, payment or other distribution, and (iii) both before and after giving effect to such dividend, payment or other distribution, the Company was and will be able to borrow at least $20,000,000 of additional Loans on a pro forma basis acceptable to the Agent. The Company will not issue any Disqualified Stock.

ARTICLE VI.

DEFAULT

6.1 Events of Default. The occurrence of any one of the following events or conditions shall be deemed an “Event of Default” hereunder unless waived by the Required Banks pursuant to Section 9.1:

(a) Nonpayment of Principal. Any Borrower shall fail to pay when due any principal of the Notes or any reimbursement obligation under Section 3.3 (whether by deemed disbursement of a Revolving Credit Loan or otherwise); or

(b) Nonpayment of Interest. Any Borrower shall fail to pay when due any interest or any fees or any other amount payable hereunder and such failure shall remain unremedied for three Business Days; or

(c) Misrepresentation. Any representation or warranty made by any Borrower or any Guarantor in Article IV hereof, any other Loan Document or any other certificate, report, financial statement or other document furnished by or on behalf of any Borrower or any Guarantor in connection with this Agreement shall prove to have been incorrect in any material respect when made or deemed made; or

(d) Certain Covenants. Any Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.1(d) or Section 5.2 hereof; or

(e) Other Defaults. Any Borrower or any Guarantor shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any other Loan Document, and any such failure shall remain unremedied for 10 calendar days after notice thereof shall have been given to such Borrower or such Guarantor, as the case may be, by the Agent; or

(f) Cross Default. Any Borrower, any Guarantor or any of their respective Subsidiaries shall fail to pay any part of the principal of, the premium, if any, or the interest on, or any other payment of money due under any of its Indebtedness (other than Indebtedness hereunder), beyond any period of grace provided with respect thereto, which individually or together with other such Indebtedness as to which any such failure exists has an aggregate outstanding principal amount in excess of $10,000,000; or if any Borrower, any Guarantor or any of their respective Subsidiaries fails to perform or observe any other term, covenant or agreement contained in any agreement, document or instrument evidencing or securing any such Indebtedness having such aggregate outstanding principal amount, or under which any such Indebtedness was issued or created, beyond any period of grace, if any, provided with respect thereto; or

(g) Judgments. One or more judgments or orders for the payment of money in an aggregate amount of $10,000,000 shall be rendered against any Borrower, any Guarantor or any of their respective Subsidiaries, or any other judgment or order (whether or not for the payment of money) shall be rendered against or shall affect any Borrower, any Guarantor or any of their respective Subsidiaries which causes or could result in a Material Adverse Change, and either (i) such judgment or order shall have remained unsatisfied or uninsured for a period of 21 days and such Borrower or such Subsidiary shall not have taken action necessary to stay enforcement thereof by reason of pending appeal or otherwise, prior to the expiration of the applicable period of limitations for taking such action or, if such action shall have been taken, a final order denying such stay shall have been rendered, or (ii) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order; or

(h) ERISA. The occurrence of a Reportable Event that results in or could result in liability of any Borrower, any Guarantor, any Subsidiary of any Borrower or their ERISA Affiliates to the PBGC or to any Plan and such Reportable Event is not corrected within thirty (30) days after the occurrence thereof; or the occurrence of any Reportable Event which could constitute grounds for termination of any Plan of any Borrower, any Guarantor, their respective Subsidiaries or their ERISA Affiliates by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer any such Plan and such Reportable Event is not corrected within thirty (30) days after the occurrence thereof; or the filing by any Borrower, any Guarantor, any Subsidiary of any Borrower or any of their ERISA Affiliates of a notice of intent to terminate a Plan or the institution of other proceedings to terminate a Plan; or any Borrower, any Guarantor, any Subsidiary of any Borrower or any of their ERISA Affiliates shall fail to pay when due any liability to the PBGC or to a Plan; or the PBGC shall have instituted proceedings to terminate, or to cause a trustee to be appointed to administer, any Plan of any Borrower, any Guarantor, their respective Subsidiaries or their ERISA Affiliates; or any person engages in a Prohibited Transaction with respect to any Plan which results in or could result in liability of any Borrower, any Guarantor, any Subsidiary of any Borrower, any of their ERISA Affiliates, any Plan of any Borrower, any Guarantor, their respective Subsidiaries or their ERISA Affiliates or fiduciary of any such Plan; or failure by any Borrower, any Guarantor, any Subsidiary of any Borrower or any of their ERISA Affiliates to make a required installment or other payment to any Plan within the meaning of Section 302(f) of ERISA or Section 412(n) of the Code that results in or could result in liability of any Borrower, any Guarantor, any Subsidiary of any Borrower or any of their ERISA Affiliates to the PBGC or any Plan; or the withdrawal of any Borrower, any Guarantor, any of their respective Subsidiaries or any of their ERISA Affiliates from a Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(9a)(2) of ERISA; or any Borrower, any Guarantor, any of their respective Subsidiaries or any of their ERISA Affiliates becomes an employer with respect to any Multiemployer Plan without the prior written consent of the Required Banks; provided, however, that this Section 6.1(h) shall apply only to events or occurrences which, when aggregated with all other events and occurrences described in this Section 6.1(h), could result in liability to the Borrowers or their respective Subsidiaries greater than $10,000,000; or

(i) Insolvency, Etc. Any Borrower, any Guarantor or any of their respective Subsidiaries shall be dissolved or liquidated (or any judgment, order or decree therefor shall be entered) other than any voluntary dissolution of a Subsidiary by the Company pursuant to which all of the assets of such Subsidiary are transferred to the Company or a Guarantor, or shall generally not pay its debts as they become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or shall institute, or there shall be instituted against any Borrower, any Guarantor or any of their respective Subsidiaries, any proceeding or case seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors or seeking the entry of an order for relief, or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its assets, rights, revenues or property, and, if such proceeding is instituted against such Borrower or such Subsidiary and is being contested by such Borrower or such Subsidiary, as the case may be, in good faith by appropriate proceedings, such proceeding shall remain undismissed or unstayed for a period of 60 days; or such Borrower or such Subsidiary shall take any action (corporate or other) to authorize or further any of the actions described above in this subsection; or

(j) Change of Control. The Company shall experience a Change of Control. For purposes of this Section 6.1(j), a “Change of Control” shall occur if during any twelve-month period (i) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13D-3 promulgated by the Securities and Exchange Commission under said Act) of 35% or more in voting power of the voting shares of the Company that were outstanding as of the date of this Agreement and (ii) a majority of the board of directors of the Company shall cease for any reason to consist of individuals who as of a date twelve months prior to any date compliance herewith is determined were directors of the Company; or

(k) Guaranties. Any Guaranty shall cease to be in full force and effect or any Guarantor (or any person by, through or on behalf of such Guarantor) shall contest in any manner the validity, binding nature or enforceability of any Guaranty; or

(l) Licenses/Contracts. Any material license or contract of the Company or any of its Subsidiaries is amended in any manner or terminated and such amendment or termination could result in a Material Adverse Change; or

(m) Material Adverse Change. The occurrence of any Material Adverse Change; or

(n) Related Transactions. Any of the Related Transactions shall be unwound, reversed or otherwise rescinded in whole or in any material part for any reason.

6.2 Remedies. (a) Upon the occurrence and during the continuance of any Event of Default, the Agent may and, upon being directed to do so by the Required Banks, shall by notice to the Company (i) terminate the Commitments or (ii) declare the outstanding principal of, and accrued interest on, the Notes and all other amounts owing under this Agreement to be immediately due and payable, or (iii) demand immediate delivery of cash collateral, and the Borrowers agree to deliver such cash collateral upon demand, in an amount equal to the maximum amount that may be available to be drawn at any time prior to the stated expiry of all outstanding Letters of Credit, or any one or more of the foregoing, whereupon the Commitments shall terminate forthwith and all such amounts, including cash collateral, shall become immediately due and payable, provided that in the case of any event or condition described in Section 6.1(i) with respect to any Borrower, the Commitments shall automatically terminate forthwith and all such amounts, including cash collateral, shall automatically become immediately due and payable without notice; in all cases without demand, presentment, protest, diligence, notice of dishonor or other formality, all of which are hereby expressly waived. Such cash collateral delivered in respect of outstanding Letters of Credit shall be deposited in a special cash collateral account to be held by the Agent as collateral security for the payment and performance of the Borrowers’ obligations under the Loan Documents to the Banks and the Agent.

(b) The Agent may and, upon being directed to do so by the Required Banks, shall, in addition to the remedies provided in Section 6.2(a), exercise and enforce any and all other rights and remedies available to it or the Banks, whether arising under this Agreement, the Notes, any other Loan Document or under applicable law, in any manner deemed appropriate by the Agent, including suit in equity, action at law, or other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Agreement, in the Notes or in any other Loan Document or in aid of the exercise of any power granted in this Agreement, the Notes or any other Loan Document.

(c) Upon the occurrence and during the continuance of any Event of Default, each Bank may at any time and from time to time exercise any of its rights of set off or bankers lien that it may possess by common law or statute without prior notice to the Borrowers, provided that each Bank may also set off against any deposit whether or not it is then matured. Each Bank agrees to promptly notify the Company after any such setoff and application, provided that the failure to give such notice shall not effect the validity of such setoff and application. The rights of such Bank under this Section 6.2(c) are in addition to other rights and remedies which such Bank may have.

ARTICLE VII.

THE AGENT AND THE BANKS

7.1 Appointment and Authorization. Each Bank hereby irrevocably (subject to Section 7.10) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duty or responsibility except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in other Loan Documents with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

7.2 Letters of Credit. The Agent shall act on behalf of the Banks (according to their pro rata shares) with respect to any Letters of Credit issued by it and the documents associated therewith. The Agent shall have all of the benefits and immunities (a) provided to the Agent in this Article VII with respect to any acts taken or omissions suffered by the Agent in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Agent”, as used in this Article VII, included the Agent with respect to such acts or omissions and (b) as additionally provided in this Agreement with respect to the Agent.

7.3 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

7.4 Exculpation of Agent. None of the Agent nor any of its directors, officers, employees or agents shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except to the extent resulting from its own gross negligence or willful misconduct in connection with its duties expressly set forth herein as determined by a final, nonappealable judgment by a court of competent jurisdiction), or (b) be responsible in any manner to any Bank or participant for any recital, statement, representation or warranty made by any Loan Party or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (or the creation, perfection or priority of any Lien or security interest therein), or for any failure of any Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Borrower or any of the Company’s Subsidiaries or Affiliates.

7.5 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice,

consent, certificate, electronic mail message, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate and, if it so requests, confirmation from the Banks of their obligation to indemnify the Agent against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon each Bank. For purposes of determining compliance with the conditions specified in Sections 2.6 and 2.7, each Bank that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Bank unless the Agent shall have received written notice from such Bank prior to the proposed Effective Date specifying its objection thereto.

7.6 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Default except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Event of Default or Default and stating that such notice is a “notice of default”. The Agent will notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Event of Default or Default as may be requested by the Required Banks in accordance with Section 13; provided that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Default as it shall deem advisable or in the best interest of the Banks.

7.7 Credit Decision. Each Bank acknowledges that the Agent has not made any representation or warranty to it, and that no act by the Agent hereafter taken, including any consent and acceptance of any assignment or review of the affairs of the Loan Parties, shall be deemed to constitute any representation or warranty by the Agent to any Bank as to any matter, including whether the Agent has disclosed material information in its possession. Each Bank represents to the Agent that it has, independently and without reliance upon the Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties, and made its own decision to enter into this Agreement and to extend credit to the Borrowers hereunder. Each Bank also represents that it will, independently and without reliance upon the Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial or other condition or creditworthiness of the Borrowers which may come into the possession of the Agent.

7.8 Indemnification. Whether or not the transactions contemplated hereby are consummated, each Bank shall indemnify upon demand the Agent and its directors, officers, employees and agents (to the extent not reimbursed by or on behalf of the Borrowers and without limiting the obligation of the Borrowers to do so), according to its applicable pro rata share, from and against any and all Indemnified Liabilities (as hereinafter defined); provided that no Bank shall be liable for any payment to any such Person of any portion of the Indemnified Liabilities to the extent determined by a final, nonappealable judgment by a court of competent jurisdiction to have resulted from the applicable Person’s own gross negligence or willful misconduct. No action taken in accordance with the directions of the Required Banks shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorney fees and costs and taxes) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section shall survive repayment of the Loans, cancellation of the Notes, expiration or termination of the Letters of Credit, any foreclosure under, or modification, release or discharge of, any or all of the Collateral Documents, termination of this Agreement and the resignation or replacement of the Agent.

7.9 Agent in Individual Capacity. LaSalle and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Loan Parties and Affiliates as though LaSalle were not the Agent hereunder and without notice to or consent of any Bank. Each Bank acknowledges that, pursuant to such activities, LaSalle or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Affiliate) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to their Loans (if any), LaSalle and its Affiliates shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though LaSalle were not the Agent, and the terms “Bank” and “Banks” include LaSalle and its Affiliates, to the extent applicable, in their individual capacities.

7.10 Successor Agent. The Agent may resign as Agent upon 30 days’ notice to the Banks. If the Agent resigns under this Agreement, the Required Banks shall, with (so long as no Event of Default exists) the consent of the Company (which shall not be unreasonably withheld or delayed), appoint from among the Banks a successor agent for the Banks. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Company, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term “Agent” shall mean such successor agent, and the retiring Agent’s appointment, powers and duties as Agent shall be terminated. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Article VII and Section 9.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Required Banks appoint a successor agent as provided for above.

7.11 Collateral Matters. The Banks irrevocably authorize the Agent, at its option and in its discretion, (a) to release any Lien, if any, granted to or held by the Agent under any Loan Document (i) upon termination of the Commitments and payment in full of all Loans and all other obligations of the Borrowers hereunder and the expiration or termination of all Letters of Credit; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; or (iii) subject to Section 9.1, if approved, authorized or ratified in writing by the Required Banks; or (b) to subordinate its interest in any collateral to any holder of a Lien on such collateral which is permitted by this Agreement (it being understood that the Agent may conclusively rely on a certificate from the Company in determining whether the debt secured by any such Lien is permitted hereby). Upon request by the Agent at any time, the Banks will confirm in writing the Agent’s authority to release, or subordinate its interest in, particular types or items of Collateral pursuant to this Section 7.11. Each Bank hereby authorizes the Agent to give blockage notices in connection with any subordinated debt at the direction of Required Banks and agrees that it will not act unilaterally to deliver such notices.

7.12 Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Banks and the Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Banks and the Agent and their respective agents and counsel and all other amounts due the Banks and the Agent the Loan Documents) allowed in such judicial proceedings; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Bank to make such payments to the Agent and, in the event that the Agent shall consent to the making of such payments directly to the Banks, to pay to the Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agent and its agents and counsel, and any other amounts due the Agent under the Loan Documents.

Nothing contained herein shall be deemed to authorize the Agent to authorize or consent to or accept or adopt on behalf of any Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Bank or to authorize the Agent to vote in respect of the claim of any Bank in any such proceeding.

7.13 Other Agents; Arrangers and Managers. None of the Banks or other Persons identified on the facing page or signature pages of this Agreement as a “Co-Syndication Agent,”

“Documentation Agent,” “co-agent,” “book manager,” “lead manager,” “arranger,” “lead arranger” or “co-arranger”, if any, shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Banks, those applicable to all Banks as such. Without limiting the foregoing, none of the Banks or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Bank. Each Bank acknowledges that it has not relied, and will not rely, on any of the Banks or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

7.14 Sharing of Payments. The Banks agree among themselves that, in the event that any Bank shall obtain payment in respect of any Advance or any other obligation owing to the Banks under this Agreement through the exercise of a right of set-off, banker’s lien, counterclaim or otherwise in excess of its ratable share of payments received by all of the Banks on account of the Advances and other obligations (or if no Advances are outstanding, ratably according to the respective amounts of the Commitments), such Bank shall promptly purchase from the other Banks participations in such Advances and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all of the Banks share such payment in accordance with such ratable shares. The Banks further agree among themselves that if payment to a Bank obtained by such Bank through the exercise of a right of set-off, banker’s lien, counterclaim or otherwise as aforesaid shall be rescinded or must otherwise be restored, each Bank which shall have shared the benefit of such payment shall, by repurchase of participations theretofore sold, return its share of that benefit to each Bank whose payment shall have been rescinded or otherwise restored. The Borrowers agree that any Bank so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including set-off, banker’s lien or counterclaim, with respect to such participation as fully as if such Bank were a holder of such Advance or other obligation in the amount of such participation. The Banks further agree among themselves that, in the event that amounts received by the Banks and the Agent hereunder are insufficient to pay all such obligations or insufficient to pay all such obligations when due, the fees and other amounts owing to the Agent in such capacity shall be paid therefrom before payment of obligations owing to the Banks under this Agreement, other than agency fees payable pursuant to Section 2.5(c) of this Agreement which shall be paid on a pro rata basis with amounts owing to the Banks. Except as otherwise expressly provided in this Agreement, if any Bank or the Agent shall fail to remit to the Agent or any other Bank an amount payable by such Bank or the Agent to the Agent or such other Bank pursuant to this Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Agent or such other Bank at a rate per annum equal to the rate at which borrowings are available to the payee in its overnight federal funds market. It is further understood and agreed among the Banks and the Agent that if the Agent or any Bank shall engage in any other transactions with any Borrower and shall have the benefit of any collateral or security therefor which does not expressly secure the obligations arising under this Agreement except by virtue of a so-called dragnet clause or comparable provision, the Agent or such Bank shall be entitled to apply any proceeds of such collateral or security first in respect of the obligations arising in connection with such other transaction before application to the obligations arising under this Agreement.

ARTICLE VIII.

GUARANTY

As an inducement to the Banks and the Agent to enter into the transactions contemplated by this Agreement, the Company agrees with the Banks and the Agent as follows:

8.1 Guarantee of Obligations. (a) The Company hereby (i) guarantees, as principal obligor and not as surety only, to the Banks the prompt payment of the principal of and any and all accrued and unpaid interest (including interest which otherwise may cease to accrue by operation of any insolvency law, rule, regulation or interpretation thereof) on the Advances and all other Obligations of the Borrowing Subsidiaries to the Banks and the Agent under this Agreement when due, whether by scheduled maturity, acceleration or otherwise, all in accordance with the terms of this Agreement and the Notes, including, without limitation, default interest, indemnification payments and all reasonable costs and expenses incurred by the Banks and the Agent in connection with enforcing any obligations of the Borrowing Subsidiaries hereunder, including without limitation the reasonable fees and disbursements of counsel, (ii) guarantees the prompt and punctual performance and observance of each and every term, covenant or agreement contained in this Agreement and the other Loan Documents to be performed or observed on the part of the Borrowing Subsidiaries and (iii) agrees to make prompt payment, on demand, of any and all reasonable costs and expenses incurred by the Banks or the Agent in connection with enforcing the obligations of the Company hereunder, including, without limitation, the reasonable fees and disbursements of counsel (all of the foregoing being collectively referred to as the “Guaranteed Obligations”).

(b) If for any reason any duty, agreement or obligation of any Borrowing Subsidiary contained in this Agreement shall not be performed or observed by any Borrowing Subsidiary as provided therein, or if any amount payable under or in connection with this Agreement shall not be paid in full when the same becomes due and payable, the Company undertakes to perform or cause to be performed promptly each of such duties, agreements and obligations and to pay forthwith each such amount to the Agent for the account of the Banks regardless of any defense or setoff or counterclaim which any Borrowing Subsidiary may have or assert, and regardless of any other condition or contingency.

8.2 Nature of Guaranty. The obligations of the Company hereunder constitute an absolute and unconditional and irrevocable guaranty of payment and not a guaranty of collection and are wholly independent of and in addition to other rights and remedies of the Banks and the Agent and are not contingent upon the pursuit by the Banks and the Agent of any such rights and remedies, such pursuit being hereby waived by the Company.

8.3 Waivers and Other Agreements. The Company hereby unconditionally (a) waives any requirement that the Banks or the Agent, upon the occurrence of an Event of Default first make demand upon, or seek to enforce remedies against any Borrowing Subsidiary before demanding payment under or seeking to enforce the obligations of the Company hereunder, (b) covenants that the obligations of the Company hereunder will not be discharged except by complete performance of all obligations of the Borrowing Subsidiary contained in this Agreement and the Notes, (c) agrees that the obligations of the Company hereunder shall remain in full force and effect without regard to, and shall not be affected or impaired, without limitation, by any invalidity, irregularity or unenforceability in whole or in part of this Agreement, the Notes or any other Loan Document, or any limitation on the liability of the Borrowing Subsidiaries thereunder, or any limitation on the method or terms of payment thereunder which may or hereafter be caused or imposed in any manner whatsoever (including, without limitation, usury laws), (d) waives diligence, presentment and protest with respect to, and any notice of default or dishonor in the payment of any amount at any time payable by the Borrowing Subsidiaries under or in connection with this Agreement, the Notes or any other Loan Document, and further waives any requirement of notice of acceptance of, or other formality relating to, the obligations of the Company hereunder and (e) agrees that the Guaranteed Obligations shall include any amounts paid by the Borrowing Subsidiaries to the Banks or the Agent which may be required to be returned to the Borrowing Subsidiaries or to its representative or to a trustee, custodian or receiver for any Borrowers.

8.4 Obligations Absolute. The obligations, covenants, agreements and duties of the Company under this Agreement shall not be released, affected or impaired by any of the following whether or not undertaken with notice to or consent of the Company: (a) an assignment or transfer, in whole or in part, of the Advances made to the Borrowing Subsidiary or of this Agreement or any Note although made without notice to or consent of the Company, or (b) any waiver by any Bank or the Agent or by any other person, of the performance or observance by any Borrowing Subsidiary of any of the agreements, covenants, terms or conditions contained in this Agreement or in the other Loan Documents, or (c) any indulgence in or the extension of the time for payment by any Borrowing Subsidiary of any amounts payable under or in connection with this Agreement or any other Loan Document, or of the time for performance by any Borrowing Subsidiary of any other Obligations or the extension or renewal thereof, or (d) the modification, amendment or waiver (whether material or otherwise) of any duty, agreement or obligation of any Borrowing Subsidiary set forth in this Agreement or any other Loan Document (the modification, amendment or waiver from time to time of this Agreement and the other Loan Documents being expressly authorized without further notice to or consent of the Company), or (e) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of any Borrowing Subsidiary or any receivership, insolvency, bankruptcy, reorganization, or other similar proceedings, affecting any Borrowing Subsidiary or any of its assets, or (f) the merger or consolidation of any Borrowing Subsidiary or the Company with any other person, or (g) the release or discharge of any Borrowing Subsidiary or the Company from the performance or observance of any agreement, covenant, term or condition contained in this Agreement or any other Loan Document, by operation of law or otherwise, or (h) any other cause whether similar or dissimilar to the foregoing which would release, affect or impair the obligations, covenants, agreements or duties of the Company hereunder.

8.5 No Investigation by Banks or Agent. The Company hereby waives unconditionally any obligation which, in the absence of such provision, the Banks or the Agent might otherwise have to investigate or to assure that there has been compliance with the law of any jurisdiction with respect to the Guaranteed Obligations recognizing that, to save both time and expense, the Company has requested that the Banks and the Agent not undertake such investigation. The Company hereby expressly confirms that the obligations of the Company hereunder shall remain in full force and effect without regard to compliance or noncompliance with any such law and irrespective of any investigation or knowledge of any Bank or the Agent of any such law.

8.6 Indemnity. As a separate, additional and continuing obligation, the Company unconditionally and irrevocably undertakes and agrees with the Banks and the Agent that, should the Guaranteed Obligations not be recoverable from the Company under Section 8.1 for any reason whatsoever (including, without limitation, by reason of any provision of this Agreement, the Notes or any other Loan Document or any other agreement or instrument executed in connection herewith being or becoming void, unenforceable, or otherwise invalid under any applicable law) then, notwithstanding any knowledge thereof by any Bank or the Agent at any time, the Company as sole, original and independent obligor, upon demand by the Agent, will make payment to the Agent for the account of the Banks and the Agent of the Guaranteed Obligations by way of a full indemnity in such currency and otherwise in such manner as is provided in this Agreement and the Notes.

8.7 Subordination, Subrogation, Etc. The Company agrees that any present or future indebtedness, obligations or liabilities of any Borrowing Subsidiary to Company shall be fully subordinate and junior in right and priority of payment to any present or future indebtedness, obligations or liabilities of the Borrowing Subsidiaries to the Banks and the Agent. The Company waives any right of subrogation to the rights of any Bank or the Agent against any Borrowing Subsidiary or any other person obligated for payment of the Guaranteed Obligations and any right of reimbursement or indemnity whatsoever arising or accruing out of any payment which the Company may make pursuant to this Agreement and the Notes, and any right of recourse to security for the debts and obligations of each Borrowing Subsidiary, unless and until the entire principal balance of and interest on the Guaranteed Obligations shall have been indefeasibly paid in full.

ARTICLE IX.

MISCELLANEOUS

9.1 Amendments, Etc. (a) No amendment, modification, termination or waiver of any provision of this Agreement nor any consent to any departure therefrom shall be effective unless the same shall be in writing and signed by the Borrowers and the Required Banks and, to the extent any rights or duties of the Agent may be affected thereby, the Agent, and, to the extent any rights or duties of any Swingline Bank may be affected thereby, such Swingline Bank, provided, however, that no such amendment, modification, termination, waiver or consent shall, without the consent of the Agent and all of the Banks, (i) authorize or permit the extension of time for, or any reduction of the amount of, any payment of the principal of, or interest on, the Notes or any Letter of Credit reimbursement obligation, or any fees or other amount payable hereunder, (ii) amend or terminate the respective Commitment of any Bank (except to the extent permitted by Section 9.1(b)) or modify the provisions of this Section regarding the taking of any action under this Section or the provisions of Section 9.10 or the definition of Required Banks, or (iii) provide for the discharge of any Guarantor, except to the extent provided in this Agreement.

(b) New lenders (“New Banks”) may become Banks hereunder and party to this Agreement and existing Banks may increase their Commitments hereunder by executing an assumption agreement and other agreements and documents in form and substance acceptable to the Company and the Agent, provided that (i) the Company and the Agent consent thereto and (ii) without the prior written consent of all of the Banks, the aggregate Commitments may not be increased by more than $30,000,000 in excess of the aggregate Commitments in effect on the Effective Date.

(c) Any Subsidiary may become a Borrower hereunder, subject to the conditions described in the definition of Borrowing Subsidiaries.

(d) Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(e) Notwithstanding anything herein to the contrary, no Defaulting Bank shall be entitled to vote (whether to consent or to withhold its consent) with respect to any amendment, modification, termination or waiver of any provision of this Agreement or any departure therefrom or any direction from the Banks to the Agent, and, for purposes of determining the Required Banks at any time when any Bank is a Defaulting Bank under this Agreement, the Commitments and Advances of such Defaulting Banks shall be disregarded.

9.2 Notices. (a) Except as otherwise provided in Section 9.2(c) hereof, all notices and other communications hereunder shall be in writing and shall be delivered or sent to the Borrowers at 500 Kirts Blvd., Troy, Michigan 48084, Attention: chief financial officer, vice president – controller, treasurer or assistant treasurer, Facsimile No. (248) 362-3656, and to the Agent and the Banks at the respective addresses and numbers for notices set forth on the signatures pages hereof, or to such other address as may be designated by any Borrower, the Agent or any Bank by notice to the other parties hereto. All notices and other communications shall be deemed to have been given at the time of actual delivery thereof to such address, or if sent by certified or registered mail, postage prepaid, to such address, on the third day after the date of mailing, or if deposited prepaid with Federal Express or other nationally recognized overnight delivery service prior to the deadline for next day delivery, on the Business Day next following such deposit, provided, however, that notices to the Agent shall not be effective until received.

(b) Notices by a Borrower to the Agent with respect to terminations or reductions of the Commitments pursuant to Section 2.4, requests for Advances pursuant to Section 2.6, requests for continuations or conversions of Loans pursuant to Section 2.9 and notices of prepayment pursuant to Section 3.1 shall be irrevocable and binding on the Borrowers.

(c) Any notice to be given by a Borrower to the Agent pursuant to Sections 2.6 or 2.9 and any notice to be given by the Agent or any Bank hereunder, may be given by telephone, and all such notices given by a Borrower must be immediately confirmed in writing in the manner provided in Section 9.2(a). Any such notice given by telephone shall be deemed effective upon receipt thereof by the party to whom such notice is to be given.

9.3 No Waiver By Conduct; Remedies Cumulative. No course of dealing on the part of the Agent or any Bank, nor any delay or failure on the part of the Agent or any Bank in exercising any right, power or privilege hereunder shall operate as a waiver of such right, power or privilege or otherwise prejudice the Agent’s or such Bank’s rights and remedies hereunder; nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right, power or privilege. No right or remedy conferred upon or reserved to the Agent or any Bank under this Agreement, the Notes or any other Loan Document is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative, except as limited by this Agreement, and in addition to every other right or remedy granted thereunder or now or hereafter existing under any applicable law. Every right and remedy granted by this Agreement, the Notes or any other Loan Document or by applicable law to the Agent or any Bank may be exercised from time to time and as often as may be deemed expedient by the Agent or any Bank and, unless contrary to the express provisions of this Agreement, the Notes or such other Loan Document, irrespective of the occurrence or continuance of any Default or Event of Default.

9.4 Reliance on and Survival of Various Provisions. All terms, covenants, agreements, representations and warranties of any Borrower or any Guarantor made herein, in any Guaranty or in any certificate, report, financial statement or other document furnished by or on behalf of any Borrower or any Guarantor in connection with this Agreement shall be deemed to be material and to have been relied upon by the Banks, notwithstanding any investigation heretofore or hereafter made by any Bank or on such Bank’s behalf, and those covenants and agreements of the Borrowers set forth in Sections 3.7, 3.9 and 9.5 hereof shall survive the repayment in full of the Advances and the termination of the Commitments.

9.5 Expenses. (a) The Borrowers agree to pay, or reimburse the Agent for the payment of, on demand, (i) the reasonable fees and expenses of counsel to the Agent, including without limitation the fees and expenses of Dickinson Wright PLLC in connection with the preparation, execution, delivery and administration of this Agreement, the Notes and the other Loan Documents and the consummation of the transactions contemplated hereby, and in connection with advising the Agent as to its rights and responsibilities with respect thereto, and in connection with any amendments, waivers or consents in connection therewith, and (ii) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing or recording of this Agreement, the Notes, the Loan Documents and the consummation of the transactions contemplated hereby, and any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes or fees, and (iii) all reasonable costs and expenses of the Agent and any Bank (including without limitation reasonable fees and expenses of counsel, including without limitation counsel who are employees of the Agent or any Bank, and whether incurred through negotiations, legal proceedings or otherwise) in connection with any Default or Event of Default or the enforcement of, or the exercise or preservation of any rights under, this Agreement, the Notes or any other Loan Document or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement and (iv) all reasonable costs and expenses of the Agent and the Banks (including reasonable fees and expenses of counsel) in connection with any action or proceeding relating to a court order, injunction or other process or decree restraining or seeking to restrain the Agent from paying any amount under, or otherwise relating in any way to, any Letter of Credit and any and all costs and expenses which any of them may incur relative to any payment under any Letter of Credit.

(b) Each Borrower hereby indemnifies and agrees to hold harmless the Banks and the Agent, and their respective officers, directors, employees and agents, harmless from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever which the Banks or the Agent or any such person may incur or which may be claimed against any of them by reason of or in connection with any Letter of Credit, and neither any Bank nor the Agent or any of their respective officers, directors, employees or agents shall be liable or responsible for: (i) the use which may be made of any Letter of Credit or for any acts or omissions of any beneficiary in connection therewith; (ii) the validity, sufficiency or genuineness of documents or of any endorsement thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (iii) payment by the Agent to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of any Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; (iv) any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit; or (v) any other event or circumstance whatsoever arising in connection with any Letter of Credit; provided, however, that the Borrowers shall not be required to indemnify the Banks and the Agent and such other persons, and the Agent shall be liable to the Borrowers to the extent, but only to the extent, of any direct, as opposed to consequential or incidental, damages suffered by the Borrowers which were caused by (A) the Agent’s wrongful dishonor of any Letter of Credit after the presentation to it by the beneficiary thereunder of a draft or other demand for payment and other documentation strictly complying with the terms and conditions of such Letter of Credit, or (B) the Agent’s payment to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of the Letter of Credit to the extent, but only to the extent, that such payment constitutes gross negligence or willful misconduct of the Agent. It is understood that in making any payment under a Letter of Credit the Agent will rely on documents presented to it under such Letter of Credit as to any and all matters set forth therein without further investigation and regardless of any notice or information to the contrary, and such reliance and payment against documents presented under a Letter of Credit substantially complying with the terms thereof shall not be deemed gross negligence or willful misconduct of the Agent in connection with such payment.

(c) Each Borrower agrees to indemnify the Agent and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an “Indemnitee”) and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee at any time in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of the Loan Documents, any actual or proposed use of proceeds of the Advances, any transactions relating to any of the foregoing, any act or omission of any Borrower or any Guarantor or any environmental liability of any Borrower or any Guarantor; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee’s own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

9.6 Successors and Assigns. (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no Borrower may, without the prior consent of the Banks, assign its rights or obligations hereunder or under the Notes and the Banks shall not be obligated to make any Loan hereunder to any entity other than the Borrowers.

(b) Any Bank may sell to any financial institution or institutions, and such financial institution or institutions may further sell, a participation interest (undivided or divided) in, the Loans and such Bank’s rights and benefits under this Agreement, the Notes and the other Loan Documents, and to the extent of that participation interest such participant or participants shall have the same rights and benefits against the Borrowers under Section 3.7, 3.9 and 6.2(c) as it or they would have had if such participant or participants were the Bank making the Loans to the Borrowers hereunder, provided, however, that (i) such Bank’s obligations under this Agreement shall remain unmodified and fully effective and enforceable against such Bank, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of its Notes for all purposes of this Agreement, (iv) the Borrowers, the Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement, and (v) such Bank shall not grant to its participant (other than a participant which is an Affiliate of that Bank) any rights to consent or withhold consent to any action taken by such Bank or the Agent under this Agreement other than action requiring the consent of all of the Banks hereunder.

(c) The Agent from time to time in its sole discretion may appoint agents for the purpose of servicing and administering this Agreement and the transactions contemplated hereby and enforcing or exercising any rights or remedies of the Agent provided under this Agreement, the Notes, the other Loan Documents or otherwise. In furtherance of such agency, the Agent may from time to time direct that the Borrowers provide notices, reports and other documents contemplated by this Agreement (or duplicates thereof) to such agent. Each Borrower hereby consents to the appointment of such agent and agrees to provide all such notices, reports and other documents and to otherwise deal with such agent acting on behalf of the Agent in the same manner as would be required if dealing with the Agent itself.

(d) Each Bank may, with the prior consent of the Company (which consent may not be unreasonably withheld and shall not be required during the continuance of any Event of Default)

and the Agent, assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Loans owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations, (ii) except in the case of an assignment of all of a Bank’s rights and obligations under this Agreement, (A) the amount of the Commitment of the assigning Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000, and in integral multiples of $1,000,000 thereafter, or such lesser amount to which the Agent and, if no Event of Default exists, Company may consent, and (B) if such assignment is not of the Bank’s entire Commitment, after giving effect to each such assignment the amount of the Commitment of the assigning Bank shall in no event be less than $10,000,000 or such lesser amount to which the Agent and, if no Event of Default exists, Company may consent, (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance in the form of Exhibit G hereto (an “Assignment and Acceptance”), together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,500, and (iv) any Bank may without the consent of the Company or the Agent assign or sell a participation interest to any Affiliate of such Bank that is a bank or financial institution all or a portion of its rights and obligations under this Agreement. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and (y) the Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Bank’s rights and obligations under this Agreement, such Bank shall cease to be a party hereto).

(e) By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.6 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Bank.

(f) The Agent shall maintain at its address designated on the signature pages hereof a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Loans owing to, each Bank from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Company, the Borrowing Subsidiaries, the Agent and the Banks may treat each person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company or any Bank at any reasonable time and from time to time upon reasonable prior notice.

(g) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an assignee, together with any Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Company. Within five Business Days after its receipt of such notice, the Borrowers, at their own expense, shall execute and deliver to the Agent in exchange for the surrendered Note or Notes a new Note to the order of such assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Bank has retained a Commitment hereunder, a new Note to the order of the assigning Bank in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit B hereto.

(h) No Borrower shall be liable for any costs or expenses of any Bank in effectuating any participation or assignment under this Section 9.6.

(i) The Banks may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.6, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrowers.

(j) Notwithstanding any other provision set forth in this Agreement, any Bank may at any time create a security interest in, or assign, all or any portion of its rights under this Agreement (including, without limitation, the Loans owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System; provided that such creation of a security interest or assignment shall not release such Bank from its obligations under this Agreement.

9.7 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

9.8 Governing Law; Consent to Jurisdiction. This Agreement is a contract made under, and shall be governed by and construed in accordance with, the law of the State of Michigan applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State. Each Borrower further agrees that any legal action or proceeding with respect to this Agreement, the Notes or any other Loan Document or the transactions contemplated hereby may be brought in any court of the State of Michigan, or in any court of the United States of

America sitting in Michigan, and each Borrower hereby irrevocably submits to and accepts generally and unconditionally the jurisdiction of those courts with respect to its person and property.

9.9 Table of Contents and Headings. The table of contents and the headings of the various subdivisions hereof are for the convenience of reference only and shall in no way modify any of the terms or provisions hereof.

9.10 Construction of Certain Provisions. If any provision of this Agreement refers to any action to be taken by any person, or which such person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such person, whether or not expressly specified in such provision.

9.11 Integration and Severability. This Agreement, the Notes and the other Loan Documents embody the entire agreement and understanding between the Borrowers and the Agent and the Banks, and supersede all prior agreements and understandings, relating to the subject matter hereof. In case any one or more of the obligations of any Borrower under this Agreement, the Notes or any other Loan Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of such Borrower and the other Borrowers shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Borrowers under this Agreement, the Notes or any other Loan Document in any other jurisdiction.

9.12 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any such covenant, the fact that it would be permitted by an exception to, or would be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or such condition exists.

9.13 Interest Rate Limitation. Notwithstanding any provisions of this Agreement, the Notes or any other Loan Document, in no event shall the amount of interest paid or agreed to be paid by any Borrower exceed an amount computed at the highest rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of this Agreement, the Notes or any other Loan Document at the time performance of such provision shall be due, shall involve exceeding the interest rate limitation validly prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligations to be fulfilled shall be reduced to an amount computed at the highest rate of interest permissible under applicable law, and if for any reason whatsoever any Bank shall ever receive as interest an amount which would be deemed unlawful under such applicable law such interest shall be automatically applied to the payment of principal of such Bank’s Advances outstanding hereunder (whether or not then due and payable) and not to the payment of interest, or shall be refunded to the Borrowers if such principal and all other obligations of the Borrowers to such Bank have been paid in full.

9.14 Margin Stock. Each Bank represents that it in good faith is not relying, either directly or indirectly, upon any Margin Stock as collateral security for the extension or maintenance by it or any credit provided for in this Agreement.

9.15 Joint Obligations; Contribution Rights; Savings Clause. (a) Notwithstanding anything to the contrary set forth herein or in any Note, the obligations of the Borrowers hereunder and under the Notes are joint, provided that Borrowers which are Foreign Subsidiaries shall not be jointly liable for any obligations of the Company or any other Borrower which is a Domestic Subsidiary if such joint obligation would result in a material adverse tax liability to such Foreign Subsidiary.

(b) If any Borrower makes a payment in respect of the Bank Obligations it shall have the rights of contribution set forth below against the other Borrowers; provided that such Borrower shall not exercise its right of contribution until all the Bank Obligations shall have been paid in full. If any Borrower makes a payment in respect of the Bank Obligations that is smaller in proportion to its Payment Share (as hereinafter defined) than such payments made by the other Borrowers are in proportion to the amounts of their respective Payment Shares, the Borrower making such proportionately smaller payment shall, when permitted by the preceding sentence, pay to the other Borrowers an amount such that the net payments made by the Borrower in respect of the Bank Obligations shall be shared among the Borrowers pro rata in proportion to their respective Payment Shares. If any Borrower receives any payment that is greater in proportion to the amount of its Payment Shares than the payments received by the other Borrowers are in proportion to the amounts of their respective Payment Shares, the Borrower receiving such proportionately greater payment shall, when permitted by the second preceding sentence, pay to the other Borrowers an amount such that the payments received by the Borrowers shall be shared among the Borrowers pro rata in proportion to their respective Payment Shares. Notwithstanding anything to the contrary contained in this paragraph or in this Agreement, no liability or obligation of any Borrower that shall accrue pursuant to this paragraph shall be paid nor shall it be deemed owed pursuant to this paragraph until all of the Bank Obligations shall be paid in full.

For purposes hereof, the “Payment Share” of each Borrower shall be the sum of (a) the aggregate proceeds of the Bank Obligations received by such Borrower (and, if received subject to a repayment obligation remaining unpaid on the Obligation Date, as hereinafter defined), plus (b) the product of (i) the aggregate Bank Obligations remaining unpaid on the date such Bank Obligations become due and payable in full, whether by stated maturity, acceleration, or otherwise (the “Obligation Date”) reduced by the amount of such Bank Obligations attributed to Borrowers pursuant to clause (a) above, times (ii) a fraction, the numerator of which is such Borrower’s Net Worth on the effective date of this Agreement (determined as of the end of the immediately preceding fiscal reporting period of the Borrower), and the denominator of which is the aggregate Net Worth of all Borrowers on such effective date.

(c) It is the intent of each Borrower, the Agent and the Banks that each Borrower’s maximum Bank Obligations shall be in, but not in excess of:

(i) in a case or proceeding commenced by or against such Borrower under the Bankruptcy Code on or within one year from the date on which any of the Bank Obligations is incurred, the maximum amount that would not otherwise cause the Bank Obligations (or any other obligations of such Borrower to the Agent and the Banks) to be avoidable or unenforceable against such Borrower under (A) Section 548 of the Bankruptcy Code or (B) any state fraudulent transfer or fraudulent conveyance act or statute applied in such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

(ii) in a case or proceeding commenced by or against such Borrower under the Bankruptcy Code subsequent to one year from the date on which any of the Bank Obligations are incurred, the maximum amount that would not otherwise cause the Bank Obligations (or any other obligations of such Borrower to the Agent and the Banks) to be avoidable or unenforceable against such

Borrower under any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code;

(iii) in a case or proceeding commenced by or against such Borrower under any law, statute or regulation other than the Bankruptcy Code (including, without limitation, any other bankruptcy, reorganization, arrangement, moratorium, readjustment of debt, dissolution, liquidation or similar debtor relief laws), the maximum amount that would not otherwise cause the Bank Obligations (or any other obligations of such Borrower to the Agent and the Banks) to be avoidable or unenforceable against such Borrower under such law, statute or regulation including, without limitation, any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding.

(d) The Borrowers acknowledge and agree that they have requested that the Banks make credit available to the Borrowers with each Borrowing Subsidiary expecting to derive benefit, directly and indirectly, from the loans and other credit extended by the Banks to the Borrowers.

9.16 Confidentiality. The Banks and the Agent shall hold all confidential information obtained pursuant to the requirements of this Agreement which has been identified as such by the Company in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure to its examiners, affiliates, outside auditors, counsel and other professional advisors in connection with this Agreement or as reasonably required by any bona fide transferee or participant in connection with the contemplated transfer of any Note or participation therein or as required or requested by any governmental agency or representative thereof or pursuant to legal process. Without limiting the foregoing, it is expressly understood that such confidential information shall not include information which, at the time of disclosure is in the public domain or, which after disclosure, becomes part of the public domain or information which is obtained by any Bank or the Agent prior to the time of disclosure and identification by the Company under this Section, or information received by any Bank or the Agent from a third party. Nothing in this Section or otherwise shall prohibit any Bank or the Agent from disclosing any confidential information to the other Banks or the Agent or render any of them liable in connection with any such disclosure.

9.17 Waiver of Jury Trial. The Banks and the Agent and each Borrower, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right any of them may have to a trial by jury in any litigation based upon or arising out of this Agreement or any related instrument or agreement or any of the transactions contemplated by this Agreement or any course of conduct, dealing, statement (whether oral or written) or actions of any of them. Neither any Bank, the Agent, nor any Borrower shall seek to consolidate, by counterclaim or otherwise, any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by any party thereto except by a written instrument executed by such party.

9.18 Customer Identification - USA Patriot Act Notice. Each Bank and LaSalle (for itself and not on behalf of any other party) hereby notifies the Loan Parties that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (the “Act”), it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow such Bank or LaSalle, as applicable, to identify the Loan Parties in accordance with the Act.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

HANDLEMAN COMPANY

By:
Title:

HANDLEMAN COMPANY OF CANADA LIMITED

By:
Title:

Address for Notices:	LASALLE BANK MIDWEST NATIONAL ASSOCIATION, as a Bank and as Agent

2600 West Big Beaver Road	By:
Troy, Michigan 48084	Title:
Attention: Lakshmi Sundaram
Facsimile No.: (248) 637-5003
Telephone No.: (248) 822-5748

Address for Notices:	ABN AMRO BANK N.V., CANADA BRANCH, as the Swingline Canadian Bank

______________________________	By:
______________________________	Title:
Attention:
Facsimile No.:
Telephone No.:

Address for Notices:	KEYBANK NATIONAL ASSOCIATION, as a Bank and as a Co-Syndication Agent

127 Public Square	By:
Mail Code: Oh-01-27-0606	Title:
Cleveland, OH 44114
Attention: J.T. Taylor
Facsimile No.: 216-689-4981
Telephone No.:216-689-3589

Address for Notices:	COMERICA BANK, as a Bank and as a Co-Syndication Agent

500 Woodward Ave., 9th Floor	By:
Detroit, Michigan 48226	Title:
Attention: Jessica M. Migliore
Facsimile No.: 313-222-8622
Telephone No.: 313-222-9452

Address for Notices:	US BANK, N.A., as a Bank and as a Co-Syndication Agent

425 Walnut Street, ML CN-WN-08	By:
Cincinnati, OH 45201	Title:
Attention: Richard Neltner
Facsimile No.: 513-632-2068
Telephone No.: 513-632-4073

Address for Notices:	NATIONAL CITY BANK OF THE MIDWEST, as a Bank and as the Documentation Agent

__________________________	By:
__________________________	Title:
Attention:
Facsimile No.:
Telephone No.:

Address for Notices:	CHARTER ONE BANK, N.A.

__________________________	By:
__________________________	Title:
Attention:
Facsimile No.:
Telephone No.:

Address for Notices:	THE HUNTINGTON NATIONAL BANK

801 W. Big Beaver Rd.	By:
Troy, MI 48084		Joseph K. Zayance
Attention: Joseph K. Zayance	Title:	Vice President
Facsimile No.: 248-244-3587
Telephone No.: 248-244-3589

Address for Notices:	FIFTH THIRD BANK

__________________________	By:
__________________________	Title:
Attention:
Facsimile No.:
Telephone No.:

EXHIBIT A

AMENDED AND RESTATED GUARANTY AGREEMENT

THIS AMENDED AND RESTATED GUARANTY AGREEMENT, dated as of November 22, 2005 (this “Guaranty”), is made by HANDLEMAN CATEGORY MANAGEMENT COMPANY, a Michigan corporation, HANDLEMAN ENTERTAINMENT RESOURCES L.L.C., a Michigan limited liability company, LIFETIME HOLDING, INC., a Michigan corporation, HANDLEMAN UK LIMITED, a company registered under the laws of England and Wales, HANDLEMAN COMPANY OF CANADA LIMITED, a corporation organized under the laws of the Province of Ontario (the foregoing are hereinafter sometimes referred to individually as a “Guarantor” and collectively as the “Guarantors”), in favor of the Banks which are parties to the Credit Agreement hereinafter defined and LASALLE BANK MIDWEST NATIONAL ASSOCIATION, formerly known as Standard Federal Bank, N.A., as administrative agent (in such capacity, the “Agent”) for such Banks under the Credit Agreement.

RECITALS

A. Handleman Company, a Michigan corporation (the “Company”) and certain borrowing subsidiaries designated thereunder from time to time (the “Borrowing Subsidiaries” and collectively with the Company, the “Borrowers”), have entered into an Amended and Restated Credit Agreement, dated as of November 22, 2005 (as amended or modified from time to time, the “Credit Agreement”), with the Banks, the Agent, KeyBank National Association, as Co-Syndication Agent, Comerica Bank, as Co-Syndication Agent, US Bank, N.A., as Co-Syndication Agent, and National City Bank of the Midwest, as Documentation Agent, pursuant to which the Banks may make Advances to the Borrowers.

B. Each of Handleman Category Management Company, Handleman Entertainment Resources LLC, Lifetime Holding, Inc., Handleman UK Limited, Handleman Company of Canada Limited (the “Existing Guarantors”), entered into a Guaranty Agreement, dated as of August 8, 2001, August 8, 2001, August 8, 2001, October 17, 2002 and October 17, 2002, respectively (the “Existing Guaranty Agreements”), in favor of the Agent and the Banks.

C. As a condition to the effectiveness of the obligations of the Banks under the Credit Agreement, each Guarantor is required to guarantee, among other things, the obligations of the Borrowers in respect of the Advances and other obligations of the Borrowers under the Operative Documents hereinafter defined. Each of the Existing Guarantors desires and has agreed to amend and restate the Existing Guaranty Agreements in their entirety as set forth herein.

D. Each Guarantor has reviewed the Credit Agreement, the Notes, and all other documents, agreements, instruments and certificates furnished by or on behalf of the Borrowers in connection therewith (all of the foregoing, as amended or modified from time to time and together with any agreements or instruments in replacement thereof, being herein collectively referred to as the “Operative Documents”), and each Guarantor has determined that it is in its interest and to its financial benefit that the parties to the Operative Documents enter into the transactions contemplated thereby.

For valuable consideration, the receipt of which is hereby acknowledged and as further consideration, and as an inducement to the Banks and the Agent to maintain the credit facilities established by the Operative Documents, each Guarantor agrees with the Banks and the Agent as follows and each of the Existing Guarantors also agrees that the Existing Guaranty Agreements shall be amended and restated as follows:

1. Guarantee of Obligations. (a) Each Guarantor hereby (i) guarantees, as principal obligor and not as surety only, to the Banks the prompt payment of the principal of and any and all accrued and unpaid interest (including interest which otherwise may cease to accrue by operation of any insolvency law, rule, regulation or interpretation thereof) on the Advances and all other obligations of the Borrowers to the Banks and the Agent under the Credit Agreement when due, whether by scheduled maturity, acceleration or otherwise, all in accordance with the terms of the Credit Agreement and the Notes, including, without limitation, default interest, indemnification payments and all reasonable costs and expenses incurred by the Banks and the Agent in connection with enforcing any obligations of the Borrowers hereunder, including without limitation the reasonable fees and disbursements of counsel, (ii) guarantees the prompt and punctual performance and observance of each and every term, covenant or agreement contained in the Credit Agreement and the Notes to be performed or observed on the part of the Borrowers and (iii) agrees to make prompt payment, on demand, of any and all reasonable costs and expenses incurred by the Banks or the Agent in connection with enforcing the obligations of each Guarantor hereunder, including, without limitation, the reasonable fees and disbursements of counsel (all of the foregoing being collectively referred to as the “Guaranteed Obligations”).

(b) If for any reason any duty, agreement or obligation of any Borrower contained in the Credit Agreement shall not be performed or observed by any Borrower as provided therein, or if any amount payable under or in connection with the Credit Agreement shall not be paid in full when the same becomes due and payable, each Guarantor undertakes to perform or cause to be performed promptly each of such duties, agreements and obligations and to pay forthwith each such amount to the Agent for the account of the Banks regardless of any defense or setoff or counterclaim which any Borrower may have or assert, and regardless of any other condition or contingency.

(c) Notwithstanding anything in this Guaranty to the contrary, the aggregate amount of the Guaranteed Obligations payable by any Guarantor organized under the laws of a jurisdiction outside of the United States of America (such Guarantors hereinafter sometimes referred to individually as a “Foreign Guarantor” and collectively as the “Foreign Guarantors”) under this Guaranty at any time shall not exceed the product of (i) the aggregate outstanding amount of the principal and accrued interest on the loans made by the Company to such Foreign Guarantor (the “Intercompany Loans”) at such time, times (ii) a fraction, the numerator of which is the aggregate principal amount of, premium, if any, and interest on the Advance at such time, and the denominator of which is the sum of the aggregate principal amount of, premium, if any, and interest on the Advances and the Senior Notes at such time. The Foreign Guarantors and the Company acknowledge and agree that they will notify the Agent of the amount of the Intercompany Loans within 15 days after the end of each month and they will not reduce the amount of the Intercompany Loans if such reduction would cause an Event of Default or a Default.

(d) The Guarantors hereby agree to make prompt payment, on demand, of any and all reasonable costs and expenses incurred by the Banks or the Agent in connection with enforcing the obligations of the Guarantors hereunder, including, without limitation, the reasonable fees and disbursements of counsel. The amounts payable under this clause (d) are in addition to the Guaranteed Obligations.

2. Nature of Guaranty. This Guaranty is an absolute and unconditional and irrevocable guaranty of payment and not a guaranty of collection and is wholly independent of and in addition to other rights and remedies of the Banks and the Agent and is not contingent upon the pursuit by the Banks and the Agent of any such rights and remedies, such pursuit being hereby waived by each Guarantor. The obligations of each Guarantor hereunder are joint and several with the obligations of every other Guarantor under the Credit Agreement.

3. Waivers and Other Agreements. Each Guarantor hereby unconditionally (a) waives any requirement that the Banks or the Agent, upon the occurrence of an Event of Default first make demand upon, or seek to enforce remedies against any Borrower before demanding payment under or seeking to

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enforce this Guaranty, (b) covenants that this Guaranty will not be discharged except by complete performance of all obligations of the Borrowers contained in the Operative Documents, (c) agrees that this Guaranty shall remain in full force and effect without regard to, and shall not be affected or impaired, without limitation, by any invalidity, irregularity or unenforceability in whole or in part of any of the Operative Documents, or any limitation on the liability of the Borrowers thereunder, or any limitation on the method or terms of payment thereunder which may or hereafter be caused or imposed in any manner whatsoever (including, without limitation, usury laws), (d) waives diligence, presentment and protest with respect to, and any notice of default or dishonor in the payment of any amount at any time payable by any Borrower under or in connection with any of the Operative Documents, and further waives any requirement of notice of acceptance of, or other formality relating to this Guaranty and (e) agrees that the Guaranteed Obligations shall include any amounts paid by any Borrower to the Banks or the Agent which may be required to be returned to any Borrower or to its representative or to a trustee, custodian or receiver for any Borrower.

4. Obligations Absolute. The obligations, covenants, agreements and duties of each Guarantor under this Guaranty shall not be released, affected or impaired by any of the following whether or not undertaken with notice to or consent of any Guarantor: (a) an assignment or transfer, in whole or in part, of the Advances or any of the Operative Documents although made without notice to or consent of any Guarantor, or (b) any waiver by any Bank or the Agent or by any other person, of the performance or observance by any Borrower of any of the agreements, covenants, terms or conditions contained in any of the Operative Documents, or (c) any indulgence in or the extension of the time for payment by any Borrower of any amounts payable under or in connection with any of the Operative Documents, or of the time for performance by any Borrower of any other obligations under or arising out of any of the Operative Documents, or the extension or renewal thereof, or (d) the modification, amendment or waiver (whether material or otherwise) of any duty, agreement or obligation of any Borrower set forth in any of the Operative Documents (the modification, amendment or waiver from time to time of the Credit Agreement or the Notes being expressly authorized without further notice to or consent of the Company), or (e) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of any Borrower or any receivership, insolvency, bankruptcy, reorganization, or other similar proceedings, affecting any Borrower or any of its assets, or (f) the merger or consolidation of any Borrower with any other person, or (g) the release of discharge of any Borrower from the performance or observance of any agreement, covenant, term or condition contained in the Credit Agreement or any Operative Document, by operation of law, or (h) any other cause whether similar or dissimilar to the foregoing which would release, affect or impair the obligations, covenants, agreements or duties of any Guarantor hereunder.

5. No Investigation by Banks or Agent. Each Guarantor hereby waives unconditionally any obligation which, in absence of such provision, the Banks or the Agent might otherwise have to investigate or to assure that there has been compliance with the law of any jurisdiction with respect to the Guaranteed Obligations recognizing that, to save both time and expense, each Guarantor has requested that the Banks and the Agent not undertake such investigation. Each Guarantor hereby expressly confirms that the obligations of each Guarantor hereunder shall remain in full force and effect without regard to compliance or noncompliance with any such law and irrespective of any investigation or knowledge of any Bank or the Agent of any such law.

6. Indemnity. As a separate, additional and continuing obligation, each Guarantor unconditionally and irrevocably undertakes and agrees with the Banks and the Agent that, should the Guaranteed Obligations not be recoverable from any Guarantor under paragraph 1 hereof for any reason whatsoever (including, without limitation, by reason of any provision of this Agreement or the Notes or any other agreement or instrument executed in connection herewith being or becoming void, unenforceable, or otherwise invalid under any applicable law) then, notwithstanding any knowledge thereof by any Bank or the Agent at any time, each Guarantor as sole, original and independent obligor, upon demand by the Agent, will make payment to the Agent for the account of the Banks and the Agent of the Guaranteed Obligations by way

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of a full indemnity in such currency and otherwise in such manner as is provided in this Agreement and the Notes.

7. No Setoff or Deduction. (a) All payments of any Guarantor hereunder shall be made by each such Guarantor without setoff or counterclaim, and free and clear of, and without deduction or withholding for, or on account of, any present or future taxes, levies, imposts, duties, fees, assessments, or other charges of whatever nature, imposed by any governmental authority, or by any department, agency or other political subdivision or taxing authority (collectively, “Taxes”).

(b) If the Agent or any Bank shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder to the Agent or any Bank:

(i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Bank or the Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

(ii) each Guarantor shall make such deductions and withholdings;

(iii) each Guarantor shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

(iv) each Guarantor shall also pay to each Bank or the Agent for the account of such Bank, Taxes in the amount that the respective Bank specifies as necessary to preserve the amount such Bank would have received if such Taxes had not been imposed.

(c) Each Guarantor agrees to indemnify and hold harmless each Bank and the Agent for the full amount of Taxes in the amount that the respective Bank or the Agent specifies as necessary to preserve the amount such Bank or the Agent would have received if such Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 5 days after the date the applicable Bank or the Agent makes written demand therefor.

(d) Within 5 days after the day of any payment by any Guarantor of Taxes, such Guarantor shall furnish to each Bank or the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Bank or the Agent.

8. Subordination, Subrogation, Etc. Each Guarantor agrees that any present or future indebtedness, obligations or liabilities of any Borrower to such Guarantor shall be fully subordinate and junior in right and priority of payment to any present or future indebtedness, obligations or liabilities of the Borrowers to the Banks and the Agent. Each Guarantor waives any right of subrogation to the rights of any Bank or the Agent against any Borrower or any other person obligated for payment of the Guaranteed Obligations and any right of reimbursement or indemnity whatsoever arising or accruing out of any payment which such Guarantor may make pursuant to this Agreement and the Notes, and any right of recourse to security for the debts and obligations of each Borrower, unless and until the entire principal balance of and interest on the Guaranteed Obligations shall have been paid in full.

9. Representations and Warranties. Each Guarantor represents and warrants that (a) the execution, delivery and performance by such Guarantor of this Guaranty are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, and do not contravene, or constitute a default under, any provision of

4

applicable law or regulation or of the articles of incorporation or other charter documents or bylaws of such Guarantor, or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Guarantor or its property; (b) this Guaranty constitutes a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to equitable defenses and to the discretion of the court for which any proceedings may be brought; and (c) as of the date hereof, each of the following is true and correct for such Guarantor: (i) the fair saleable value and the fair valuation of such Guarantor’s property is greater than the total amount of its liabilities (including contingent liabilities) and greater than the amount that would be required to pay its probable aggregate liability on its existing debts as they become absolute and matured, (ii) such Guarantor’s capital is not unreasonably small in relation to its current and/or contemplated business or other undertaken transactions, and (iii) such Guarantor does not intend to incur, or believe that it will incur, debt beyond its ability to pay such debts as they become due. Each Guarantor hereby determines and agrees that the execution, delivery and performance of this Guaranty are necessary and convenient to the conduct, promotion or attainment of the business of such Guarantor and in furtherance of the corporate purposes of such Guarantor.

10. Amendments, Etc. This Guaranty may be amended from time to time and any provision hereof may be waived in accordance with the requirements of Section 9.1 of the Credit Agreement. No such amendment or waiver of any provision of this Guaranty nor consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Required Banks or all of the Banks, as the case may be, and, to the extent any rights or duties of the Agent may be affected, the Agent, and then such amendment, waiver of consent shall be effective only in the specific instance and for the specific purpose for which given.

11. Notices. All notices, demands, requests, consents and other communications hereunder shall be in writing and made in accordance with Section 9.2 of the Credit Agreement.

12. Conduct No Waiver; Remedies Cumulative. The obligations of each Guarantor under this Guaranty are continuing obligations and a separate and independent cause of action shall arise in respect of each enforcement hereunder and default hereunder or under the Credit Agreement. No course of dealing on the part of any Bank or the Agent, nor any delay or failure on the part of any Bank or the Agent in exercising any right, power or privilege hereunder shall operate as a waiver of such right, power or privilege or otherwise prejudice the rights and remedies of the Banks and the Agent hereunder; nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right, power or privilege. No right or remedy conferred upon or reserved to the Banks or the Agent under this Guaranty is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy given hereunder or now or hereafter existing under any applicable law. Every right and remedy given by this Guaranty or by applicable law to the Banks or the Agent may be exercised from time to time and as often as may be deemed expedient by them.

13. Reliance on and Survival of Various Provisions. All terms, covenants, agreements, representations and warranties of each Guarantor made herein or in any certificate or other document delivered pursuant hereto shall be deemed to be material and to have been relied upon by the Banks and the Agent, notwithstanding any investigation heretofore or hereafter made by any Bank or the Agent or on its behalf.

14. Successors and Assign. The rights and remedies of the Banks and the Agent hereunder shall inure to the benefit of the Banks and the Agent and their respective successors and assigns, and the duties and obligations of each Guarantor hereunder shall be binding upon such Guarantor and its successors and assigns.

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15. Governing Law; Consent to Jurisdiction. This Guaranty is a contract made under, and the rights and obligations of the parties hereunder, shall be governed by and construed in accordance with, the laws of the State of Michigan applicable to contracts to be made and to be performed entirely with such State. Each Guarantor further agrees that any legal action or proceeding brought with respect to this Guaranty or the transactions contemplated hereby may be brought in any court of the State of Michigan, or any court of the United States of America sitting in Michigan, and each Guarantor hereby irrevocably submits to and accepts generally and unconditionally the jurisdiction of those courts with respect to its person and property.

16. Definitions; Headings. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement. The headings of the various subdivisions hereof are for convenience of reference only and shall in no way modify any of the terms or provisions hereof.

17. Integration; Severability; Enforceability. This Guaranty embodies the entire agreement and understanding among each Guarantor, the Banks and the Agent, and supersedes all prior agreements and understandings, relating to the subject matter hereof. If any one or more provisions of this Guaranty should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected, impaired, prejudiced or disturbed thereby. If at any time any portion of the obligations of any Guarantor under this Guaranty shall be determined by a court of competent jurisdiction to be invalid, unenforceable or avoidable, the remaining portion of the obligations of such Guarantor under this Guaranty shall not in any way be affected, impaired, prejudiced or disturbed thereby and shall remain valid and enforceable to the fullest extent permitted by applicable law. If at any time all or any portion of the obligations of any Guarantor under this Guaranty would otherwise be determined by a court of competent jurisdiction to be invalid, unenforceable or avoidable under Section 548 of the federal Bankruptcy Code or under a similar applicable law of any jurisdiction, then notwithstanding any other provisions of this Guaranty to the contrary such obligation or portion thereof of such Guarantor under this Guaranty shall be limited to the greatest of (i) the value of any quantifiable economic benefits accruing to such Guarantor as a result of this Guaranty, (ii) an amount equal to 95% of the excess on the date the relevant Guaranteed Obligations were incurred of the present fair saleable value of the assets of such Guarantor over the amount of all liabilities of such Guarantor, contingent or otherwise, and (iii) the maximum amount for which this Guaranty is determined to be enforceable.

18. Joint and Several Obligations. The obligations of the Guarantors hereunder shall be joint and several with any other future guarantor of the Guaranteed Obligations.

19. Submission To Jurisdiction; Waivers. (a) Each Guarantor hereby irrevocably and unconditionally:

(i) submits for itself and its property in any legal action or proceeding relating to this Guaranty, or for recognition and enforcement of any judgment in respect hereof, to the non-exclusive general jurisdiction of any United States federal or Michigan state court sitting in Michigan and appellate courts from any thereof;

(ii) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Guarantor at the address specified in

6

Section 19, or at such other address of which the Agent shall have been notified pursuant thereto;

(iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(v) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

20. Foreign Currency. This Guaranty arises in the context of an international transaction, and the specification of payment in any currency pursuant to the Operative Documents is of the essence. The currencies designed in the Operative Documents shall be the currency of account and payment under the Operative Documents and hereunder. The obligation of the Guarantors shall not be discharged by an amount paid in any other currency or at another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid, on prompt conversion into the applicable currency and transfer to the Agent, the Banks or their Affiliates, as the case may be, under normal banking procedure, does not yield the amount of the applicable currency due under this Guaranty. In the event that any payment, whether pursuant to a judgment or otherwise, upon conversion and transfer, does not result in payment of the amount of the applicable currency due under this Guaranty, the Agent, the Banks or their Affiliates, as the case may be, shall have an independent cause of action against the Guarantors for the applicable currency deficiency.

21. Reinstatement. This Guaranty shall remain in full force and effect and continue to be effective in the event any petition be filed by or against any Borrower or any Guarantor for liquidation or reorganization, in the event any Borrower or any Guarantor becomes insolvent or makes an assignment for the benefit of creditors or in the event a receiver or trustee be appointed for all or any significant part of the Company’s or any Guarantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Guaranteed Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by the Agent or any Bank, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Guaranteed Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

7

IN WITNESS WHEREOF, each Guarantor has caused this Agreement to be duly executed and delivered as of the day and year first above written.

HANDLEMAN CATEGORY MANAGEMENT COMPANY

By:

Title:

HANDLEMAN ENTERTAINMENT RESOURCES L.L.C.

By:

Title:

LIFETIME HOLDING, INC.

By:

Title:

HANDLEMAN UK LIMITED

By:

Title:

HANDLEMAN COMPANY OF CANADA LIMITED

By:

Title:

8

Accepted and agreed:

LASALLE BANK MIDWEST NATIONAL ASSOCIATION, as Agent

By:

Title:

9

EXHIBIT B

REVOLVING CREDIT NOTE

$	November 22, 2005

FOR VALUE RECEIVED, HANDLEMAN COMPANY, a Michigan corporation (the “Company”), hereby promises to pay to the order of                                              , a                                               (the “Bank”), at the place and currency and manner designated in the Credit Agreement referred to below and in immediately available funds, the principal sum of                                                       Dollars ($                    ) (or the Equivalent thereof in such Permitted Currencies outstanding hereunder), or such lesser amount as is recorded on the schedule attached hereto, or in the books and records of the Bank, on the Termination Date; and to pay interest on the unpaid principal balance hereof from time to time outstanding, in like money and funds, for the period from the date hereof until the Revolving Credit Loans evidenced hereby shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement referred to below.

The Bank is hereby authorized by the Company to record on the schedule attached to this Revolving Credit Note, or on its books and records, the date, currency, amount and type of each Revolving Credit Loan, the duration of the related Interest Period (if applicable), the amount of each payment or prepayment of principal thereon and the other information provided for on such schedule, which schedule or such books and records, as the case may be, shall constitute prima facie evidence of the information so recorded, provided, however, that any failure by the Bank to record any such information shall not relieve the Company of its obligation to repay the outstanding principal amount of such Revolving Credit Loans, all accrued interest thereon and any amount payable with respect thereto in accordance with the terms of this Revolving Credit Note and the Credit Agreement.

The Company and each endorser or guarantor hereof waives demand, presentment, protest, diligence, notice of dishonor and any other formality in connection with this Revolving Credit Note. Should the indebtedness evidenced by this Revolving Credit Note or any part thereof be collected in any proceeding or be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to the principal, interest and other sums due and payable hereon, all costs of collecting this Revolving Credit Note, including attorneys’ fees and expenses (including without limitation allocated costs and expenses of attorneys who are employees of the Bank).

This Revolving Credit Note evidences one or more Revolving Credit Loans made under an Amended and Restated Credit Agreement, dated as of the date hereof (as amended or modified from time to time, the “Credit Agreement”), by and among the Company, certain Borrowing Subsidiaries designated therein from time to time, the Banks (including the Bank) named therein and LaSalle Bank Midwest National Association, formerly known as Standard Federal Bank, N.A., as administrative agent for the Banks (in such capacity, the “Agent”), KeyBank National Association, as a co-syndication agent (in such capacity, a “Co-Syndication Agent”), Comerica Bank, as co-syndication agent (in such capacity, a “Co-Syndication Agent”), US Bank, N.A., as a co-syndication agent (in such capacity, a “Co-Syndication Agent”) and National City Bank of the Midwest, as documentation agent (in such capacity, the “Documentation Agent”), to which reference is hereby made for a statement of the circumstances under which this Revolving Credit Note is subject to prepayment and under which its due date may be accelerated. Capitalized terms used but not defined in this Revolving Credit Note shall have the respective meanings assigned to them in the Credit Agreement.

1

This Revolving Credit Note is made under, and shall be governed by and construed in accordance with, the laws of the State of Michigan in the same manner applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State.

HANDLEMAN COMPANY

By:

Its:

2

Schedule to Revolving Credit Note, dated

November     , 2005, made by Handleman Company

in favor of                                         .

Transaction Date	Principal Amount of Loan	Type of Loan*	Interest Rate	Interest Period (if applicable)	Principal Amount Paid, Pre- paid or Converted	Principal Balance Outstanding	Notation Made by

*	E - Eurocurrency Rate
F - Floating Rate

3

EXHIBIT C

SWINGLINE NOTE

$	November 22, 2005

FOR VALUE RECEIVED,                                         , a                                      (the “Company”), hereby promises to pay to the order of              (the “Swingline [Canadian] Bank”), at the place and currency and manner designated in the Credit Agreement referred to below and in immediately available funds, the principal sum of                                                           Dollars ($                    ) (or the equivalent thereof in such Permitted Currencies outstanding hereunder, or the equivalent thereof in such Permitted Currencies outstanding hereunder, and including the amount by which the outstanding Swingline [Canadian] Loans may exceed such amount due to exchange rate fluctuations), or such lesser amount as is recorded on the schedule attached hereto or in the books and records of the Swingline [Canadian] Bank, on the Termination Date or such earlier date as the Swingline [Canadian] Bank may require in its sole discretion; and to pay interest on the unpaid principal balance hereof from time to time outstanding, in like money and funds, for the period from the date hereof until the Swingline [Canadian] Loans evidenced hereby shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement referred to below.

The Swingline [Canadian] Bank is hereby authorized by the Company to record on the schedule attached to this Swingline Note, or on its books and records, the date and the amount of each Swingline [Canadian] Loan, the applicable interest rate and type and the duration of the related Interest Period (if applicable), the amount of each payment or prepayment of principal thereon, and the other information provided for on such schedule, which schedule or such books and records, as the case may be, shall constitute prime facie evidence of the information so recorded, provided, however, that any failure by the Swingline [Canadian] Bank to record any such notation shall not relieve the Company of its obligation to repay the outstanding principal amount of this Note, all accrued interest hereon and any amount payable with respect hereto in accordance with the terms of this Note and the Credit Agreement.

The Company and each endorser or guarantor hereof waives presentment, protest, notice of dishonor and any other formality in connection with this Note. Should the indebtedness evidenced by this Note or any part thereof be collected in any proceeding or be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to the principal, interest and other sums due and payable hereon, all costs of collection of this Note, including attorneys’ fees and expenses.

This Note evidences Swingline [Canadian] Loans made under an Amended and Restated Credit Agreement, dated as of the date hereof (as amended or modified from time to time, the “Credit Agreement”), by and among the Company, certain Borrowing Subsidiaries designated therein from time to time, the Banks named therein and LaSalle Bank Midwest National Association, formerly known as Standard Federal Bank, N.A., as administrative agent for the Banks (in such capacity, the “Agent”), KeyBank National Association, as a co-syndication agent (in such capacity, a “Co-Syndication Agent”), Comerica Bank, as co-syndication agent (in such capacity, a “Co-Syndication Agent”), US Bank, N.A., as a co-syndication agent (in such capacity, a “Co-Syndication Agent”) and National City Bank of the Midwest, as documentation agent (in such capacity, the “Documentation Agent”), to which reference is hereby made for a statement of the circumstances under which this Note is subject to prepayment and under which its due date may be accelerated. Capitalized terms used but not defined in this Note shall have the respective meanings assigned to them in the Credit Agreement.

1

This Note is made under, and shall be governed by and construed in accordance with, the laws of the State of Michigan in the same manner applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State.

By:

Its:

2

Schedule to Swingline Note dated November __, 2005

made by

in favor of

Transaction Date	Principal Amount of Loan	Applicable Interest Rate	Interest Period	Principal Amount Paid or Prepaid	Principal Balance Outstanding	Notation Made By

3

EXHIBIT D

REQUEST FOR ADVANCE

To each Bank party to

the referenced Credit Agreement

c/o LaSalle Bank Midwest National Association

formerly known as Standard Federal Bank, N.A.,

as Agent for the Banks

2600 West Big Beaver Road

Troy, Michigan 48084

Attention: Michigan Banking Division

                                                             , a                          corporation (the “Borrower”) hereby requests a [insert Revolving Credit Loan, or Letter of Credit Advance] pursuant to Section 2.6 of the Amended and Restated Credit Agreement, dated as of November __, 2005 (as amended or modified from time to time, the “Credit Agreement”), among Handleman Company, the Borrowing Subsidiaries designated from time to time, the Banks referenced therein and you, as Agent for the Banks.

[A Revolving Credit Loan is requested to be made in the amount of                  (specify amount of Dollars or, in the case of Revolving Credit Loans, the relevant Permitted Currency), to be made on                     ,              and evidenced by the Borrowers’ Revolving Credit Notes. If a Revolving Credit Loan is requested, such Loan shall be a [insert Eurocurrency Rate Loan or Floating Rate Loan] and the initial Interest Period, if such requested Loan is a Fixed Rate Loan, shall be [insert permitted Interest Period].]

[Such Letter of Credit Advance shall be made by the issuance by the Agent of its Letter of Credit for the account of the Borrower in the maximum stated amount of $                         to and for the benefit of                      with a stated expiry date of                             ,                 , and containing the further terms and conditions set forth in the attached letter of credit application to the Agent.]

In support of this request, the Borrower hereby represents and warrants to the Agent and the Banks that:

1. The representations and warranties contained in Article IV of the Credit Agreement are true and correct in all material respects on and as of the date hereof, and will be true and correct in all material respects on the date such Advance is made (both before and after such Advance is made), as if such representations and warranties were made on and as of such dates.

2. No Event of Default or Default has occurred and is continuing or will exist on the date such Advance is made and such Advance shall not cause an Event of Default or Default.

1

Acceptance of the proceeds of such Advance by the Borrower shall be deemed to be a further representation and warranty that the representations and warranties made herein are true and correct in all material respects at the time such proceeds are disbursed.

Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Credit Agreement.

By:

Its:

Dated:                                 ,

2

EXHIBIT E

[Form of Opinion of Counsel]

LaSalle Bank Midwest National Association

formerly known as Standard Federal Bank, N.A.,

as Agent, and each Bank which is a party

to the Credit Agreement (as defined below)

2600 West Big Beaver Road

Troy, Michigan 48084

Re:	Amended and Restated Credit Agreement, dated as of November __, 2005, by and among Handleman Company, the signatory Borrowing Subsidiaries and Banks thereto, and LaSalle Bank Midwest National Association formerly known as Standard Federal Bank, N.A., as Agent (the “Agreement”)

Ladies and Gentlemen:

We have acted as counsel to Handleman Company, a Michigan corporation (the “Company”) and each other Borrower and Guarantor (the “Guarantors” and collectively with the Company, the “Obligors”), in connection with the Agreement, the Notes, the Guaranties and the transactions contemplated thereby. This opinion is being delivered to you pursuant to paragraph 2.7(e) of the Agreement. Except as otherwise defined in this opinion, capitalized terms used herein shall have the meanings given to them in the Agreement.

We have examined such records, documents, certificates and other instruments and have made such investigation of fact and law as we deem necessary to render this opinion. As to various questions of fact relevant to this opinion, we have relied upon statements and certificates of officers and employees of the Company and the Subsidiaries and of public officials.

In our examination, we have assumed the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such copies.

Based on the foregoing, it is our opinion that:

1. Each Obligor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all requisite corporate power and authority to own or lease its property and to carry on its business as now conducted.

2. Each Obligor has full corporate power and authority to execute and deliver the Loan Documents to which it is a party and to engage in the transactions contemplated thereby. The execution, delivery and performance by each Obligor of the Loan Documents to which it is a party have been duly authorized by all necessary corporate action and are not in contravention of (i) the Company’s or the Guarantor’s Articles of Incorporation and Bylaws, or (ii) based solely on our actual knowledge and on a certificate of an officer of the Company and the Guarantor and

1

with no independent investigation or verification, any contract or undertaking to which the Company or the Guarantor is a party or by which the Company or the Guarantor or their respective property is bound.

3. No authorization or approval of, filing with, or notice to any governmental authority or regulatory body is required on behalf of the Company or the Guarantor to authorize, or is required in connection with the execution, delivery and performance by the Company or the Guarantor of the Loan Documents to which it is a party.

4. The Agreement, the Notes and the Guaranties to which they are a party have been duly executed and delivered and constitute the valid and legally binding obligations of each Obligor and are enforceable against each Obligor in accordance with their respective terms.

5. We have no actual knowledge of any pending or threatened action or proceeding against the Company or any of its Subsidiaries before any court, governmental agency or arbitrator which is required to be described pursuant to Item 103 of Regulation S-K (Sec. 229.103) under the Securities Exchange Act of 1934, as amended (the “Act”) in the Company’s reports filed with the Securities and Exchange Commission pursuant to the Act.

6. To our actual knowledge, no Borrower is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock within the meaning of Regulation T, U or X of the Board of Governors of the Federal Reserve System, as amended.

The foregoing opinion is subject to and qualified by the following qualifications:

A. We express no opinion concerning any laws other than federal laws of the United States and the laws of the State of Michigan.

B. Whenever we have asserted above that a matter is “to our actual knowledge,” our knowledge is limited to the actual knowledge of those attorneys in our firm who have directly participated in this engagement or who are primarily responsible for the Company and the Guarantor concerning any issue or factual information addressed herein. Additionally, with respect to factual matters not independently established by us we have relied upon certificates of officers of the Company and its Subsidiaries, which reliance we deem appropriate.

C. To the extent our opinion relates to the enforceability of any agreement or obligation, it is subject to and qualified by the following:

(1) the effect and application of bankruptcy, insolvency, reorganization, moratorium and other laws now or hereafter in effect which relate to or limit creditors’ and secured parties’ rights or remedies generally;

(2) the effect and application of general principles of equity, whether considered in a proceeding in equity or at law;

(3) limitation imposed by applicable law on the enforceability of purported waivers of rights and defenses; and

2

(4) we express no opinion as to the enforceability of (a) any provision with respect to indemnification or penalty damages that might be found violative of public policy or (b) any provision requiring the payment of interest on interest.

D. With respect to the validity and legality of the interest provisions of the Agreement and the Notes, no opinion is expressed as to the effect of the Michigan criminal usury statute (MCLA Sec. 438.41) if the applicable rate of interest on the Loans at any time exceeds the applicable rate specified in such statute (25% per annum simple interest).

E. We have made no independent investigation as to the accuracy or completeness of any of the statements set forth in the certificates of representatives of the Company or the Guarantor or other documents presented to us for our review, but we have no actual knowledge of any incorrect or misleading statement therein.

F. This opinion is given as of the date hereof, and we undertake no obligation to advise you of any changes in the matters set forth herein.

This opinion is addressed to and is for the benefit solely of the Agent and the Banks and their permissible successors, assigns and participants and may not be relied upon by any other person, firm or corporation for any purpose whatsoever and may not be published or disseminated, nor referenced, in any other document or writing without our express written consent.

Very truly yours,

HONIGMAN MILLER SCHWARTZ AND COHN

3

EXHIBIT F

REQUEST FOR CONTINUATION OR

CONVERSION OF REVOLVING CREDIT LOAN

[Date]

To each Bank party to

the referenced Credit Agreement

c/o LaSalle Bank Midwest National Association

formerly known as Standard Federal Bank, N.A.

as Agent for the Banks

2600 West Big Beaver Road

Troy, Michigan 48084

Attention: Michigan Banking Division

                                                         , a                      corporation (the “Borrower”), hereby requests that                      (specify amount of Dollars or relevant Permitted Currency) of the principal amount of the Revolving Credit Loan originally made on                     ,                     , which Revolving Credit Loan is currently a [insert type of Loan], be continued as or converted to, as the case may be, a [insert type of Loan requested] denominated in                      (specify Dollars or relevant Permitted Currency) on                     ,                     . If such Loan is requested to be converted to a Eurocurrency Rate Loan, the Borrower hereby elects an Interest Period for such Loan of [insert permitted Interest Period].

In support of this request, the Borrower hereby represents and warrants to the Agent and the Banks that:

1. The representations and warranties contained in Article IV of the Credit Agreement are true and correct in all material respects on and as of the date hereof, and will be true and correct in all material respects on the date such Loan is [continued][converted] (both before and after such Loan is [continued][converted]), as if such representations and warranties were made on and as of such dates.

2. No Event of Default or Default has occurred and is continuing or will exist on the date such [Loan][Advance] is [continued][converted] (whether before or after such Loan is [continued][converted]).

1

Acceptance of the proceeds of such [continued][converted] Loan by the Borrower shall be deemed to be a further representation and warranty that the representations and warranties made herein are true and correct in all material respects at the time of such [continuation] [conversion].

Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Amended and Restated Credit Agreement, dated as of November     , 2005 among Handleman Company, the Borrowing Subsidiaries designated therein from time to time, the Banks named therein and you as agent for the Banks.

By:

Its:

2

EXHIBIT G

ASSIGNMENT AND ACCEPTANCE

Reference is made to the Amended and Restated Credit Agreement dated as of November __, 2005 (the “Credit Agreement”) among Handleman Company, a Michigan corporation (the “Company”), certain Borrowing Subsidiaries designated therein from time to time, the Banks named therein (the “Banks”) and LaSalle Bank Midwest National Association, formerly known as Standard Federal Bank, N.A., as administrative agent for the Banks (in such capacity, the “Agent”), Key Bank National Association, as a co-syndication agent (in such capacity, a “Co-Syndication Agent”), Comerica Bank, as co-syndication agent (in such capacity, a “Co-Syndication Agent”), US Bank, N.A., as a co-syndication agent (in such capacity, a “Co-Syndication Agent”) and National City Bank of the Midwest, as documentation agent (in such capacity, the “Documentation Agent”). Terms defined in the Credit Agreement are used herein with the same meaning.

The “Assignor” and the “Assignee” referred to on Schedule 1 agree as follows:

1. The Assignor hereby sells and assigns (without recourse) to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor’s rights and obligations under the Credit Agreement as of the date hereof equal to the percentage interest specified on Schedule 1 of all outstanding rights and obligations under the Credit Agreement. After giving effect to such sale and assignment, the Assignee’s Commitments and the amounts of the Advances owing to the Assignee will be as set forth on Schedule 1.

2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or Guarantor or the performance or observance by any Borrower or Guarantor of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note or Notes, if any, held by the Assignor and requests that the Agent exchange such Note or Notes, for a new Note or Notes payable to the order of the Assignee in an amount equal to the Commitments assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Commitments retained by the Assignor under the Credit Agreement, respectively, as specified on Schedule 1.

3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.6 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Loan Documents; (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers and

1

discretion as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms of all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Bank; and (v) if the Assignee is organized under the laws of a jurisdiction outside the United States, attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee’s status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement and the Notes or such other documents as are necessary to indicate that all such payments are subject to such taxes at a rate reduced by an applicable tax treaty.

4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Assignment and Acceptance (the “Assignment Effective Date”) shall be the date of acceptance hereof by the Agent, unless otherwise specified on Schedule 1.

5. Upon such acceptance and recording by the Agent, as of the Assignment Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

6. Upon such acceptance and recording by the Agent, from and after the Assignment Effective Date, the Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Assignment Effective Date directly between themselves.

7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Michigan.

8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

2

SCHEDULE 1

to

ASSIGNMENT AND ACCEPTANCE

[                            , as Assignor, and                                 , as Assignee]

Amount of Assignor’s Commitment assigned:	$

Date of Assignment and Acceptance:	, 200

Assignment Effective Date:	, 200

, as Assignor

By:

Its:

, as Assignee

By:

Its:

Address for Notices:
________________________
________________________
Attention:
Facsimile No.:
Telephone No.:

Commitment amount of the Assignee
after giving effect to this Assignment and
Acceptance: $

3

Accepted and Agreed:

HANDLEMAN COMPANY

By:

Its:

Dated:

LASALLE BANK MIDWEST NATIONAL ASSOCIATION

formerly known as STANDARD FEDERAL BANK, N.A., as Agent

By:

Its:

Dated:

4